EXHIBIT 99.2

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
---------------------------------------------X--------------------
IN RE:                                       :  CHAPTER 11
                                             :
RENCO METALS, INC.,                          :  CASE NO. 01-14311 (REG)
                                             :
                                             :
DEBTOR.                                      X
------------------------------------------------------------------
IN RE:                                       :
                                             :
MAGNESIUM CORPORATION OF AMERICA,            :  CASE NO. 01-14312 (REG)
                                             :
                                             :
DEBTOR.
---------------------------------------------X--------------------



                        DISCLOSURE STATEMENT FOR DEBTORS'
                          JOINT PLAN OF REORGANIZATION
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

                               February ___, 2002







                                          CHADBOURNE & PARKE LLP
                                          Counsel for Debtors and Debtors
                                           in Possession
                                          30 Rockefeller Plaza
                                          New York, New York  10012
                                          Attn: Joseph H. Smolinsky (JS-8408)
                                          Phone:      (212) 408-5100

            Magnesium Corporation of America ("Magcorp") and Renco Metals, Inc. ("Metals" and together with Magcorp, the "Debtors"), as debtors and debtors in possession under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code"), hereby propose and file this Disclosure Statement (the "Disclosure Statement") for the Debtors' Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code, dated February ___, 2002 (the "Plan").

            THIS IS NOT A SOLICITATION OF ACCEPTANCES OR REJECTIONS OF THE PLAN. ACCEPTANCES OR REJECTIONS MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT. THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL, BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT.

            THE DEBTORS STRONGLY URGE ALL HOLDERS OF CLAIMS AND INTERESTS IN IMPAIRED CLASSES RECEIVING BALLOTS TO ACCEPT THE PLAN.

            THIS DISCLOSURE STATEMENT IS DESIGNED TO PROVIDE ADEQUATE INFORMATION TO ENABLE HOLDERS OF CLAIMS AGAINST AND INTERESTS IN THE DEBTORS TO MAKE AN INFORMED JUDGMENT ON WHETHER TO ACCEPT OR REJECT THE PLAN. ALL HOLDERS OF CLAIMS AND INTERESTS ARE HEREBY ADVISED AND ENCOURAGED TO READ THIS DISCLOSURE STATEMENT AND THE PLAN IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN. SUMMARIES AND STATEMENTS MADE IN THIS DISCLOSURE STATEMENT ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE PLAN, WHICH IS ANNEXED HERETO AS EXHIBIT "1," OTHER APPENDICES ANNEXED HERETO AND OTHER DOCUMENTS REFERENCED HEREIN AS FILED WITH THE COURT. FURTHERMORE, THE PROJECTED FINANCIAL INFORMATION CONTAINED HEREIN HAS NOT BEEN THE SUBJECT OF AN AUDIT. THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE AS OF THE DATE HEREOF, AND THE DELIVERY OF THIS DISCLOSURE STATEMENT WILL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AT ANY TIME SUBSEQUENT TO THE DATES HEREOF. SUBSEQUENT TO THE DATE HEREOF, THERE CAN BE NO ASSURANCE THAT: (A) THE INFORMATION AND REPRESENTATIONS CONTAINED HEREIN WILL CONTINUE TO BE MATERIALLY ACCURATE; OR (B) THIS DISCLOSURE STATEMENT CONTAINS ALL MATERIAL INFORMATION.

            ALL HOLDERS OF IMPAIRED CLAIMS AND IMPAIRED INTERESTS SHOULD READ AND CONSIDER CAREFULLY THE MATTERS DESCRIBED IN THIS DISCLOSURE STATEMENT AS A WHOLE, INCLUDING THE SECTION ENTITLED "RISK FACTORS," PRIOR TO VOTING ON THE PLAN. IN MAKING A DECISION TO ACCEPT OR REJECT THE PLAN, EACH HOLDER OF A CLAIM OR INTEREST MUST RELY ON ITS OWN EXAMINATION OF THE DEBTORS AS DESCRIBED IN THIS DISCLOSURE STATEMENT AND THE TERMS OF THE PLAN, INCLUDING THE MERITS AND RISKS INVOLVED. IN ADDITION, CONFIRMATION AND CONSUMMATION OF THE PLAN ARE SUBJECT TO CONDITIONS PRECEDENT THAT COULD LEAD TO DELAYS IN CONSUMMATION OF THE PLAN. THERE CAN BE NO ASSURANCE THAT EACH OF THESE CONDITIONS WILL BE SATISFIED OR WAIVED (AS PROVIDED IN THE PLAN) OR THAT THE PLAN WILL BE CONSUMMATED. EVEN AFTER THE EFFECTIVE DATE, DISTRIBUTIONS UNDER THE PLAN MAY BE SUBJECT TO SUBSTANTIAL DELAYS FOR HOLDERS OF CLAIMS AND INTERESTS THAT ARE DISPUTED.

            HOLDERS OF CLAIMS AND INTERESTS SHOULD NOT CONSTRUE THE CONTENTS OF THIS DISCLOSURE STATEMENT AS PROVIDING ANY LEGAL, BUSINESS, FINANCIAL OR TAX ADVICE. EACH SUCH HOLDER SHOULD, THEREFORE, CONSULT WITH ITS OWN LEGAL, BUSINESS, FINANCIAL AND TAX ADVISORS AS TO ANY SUCH MATTERS CONCERNING THE SOLICITATION, THE PLAN AND THE TRANSACTION CONTEMPLATED THEREBY.

            NO PARTY IS AUTHORIZED BY THE DEBTORS TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS WITH RESPECT TO THE PLAN OR THE NEW SECURITIES OTHER THAN THAT WHICH IS CONTAINED IN THIS DISCLOSURE STATEMENT. NO REPRESENTATIONS OR INFORMATION CONCERNING THE DEBTORS, THEIR FUTURE BUSINESS OPERATIONS OR THE VALUE OF THEIR PROPERTIES HAVE BEEN AUTHORIZED BY THE DEBTORS OTHER THAN AS SET FORTH HEREIN. ANY INFORMATION OR REPRESENTATIONS GIVEN TO OBTAIN YOUR ACCEPTANCE OR REJECTION OF THE PLAN WHICH ARE DIFFERENT FROM OR INCONSISTENT WITH THE INFORMATION OR REPRESENTATIONS CONTAINED HEREIN AND IN THE PLAN SHOULD NOT BE RELIED UPON BY ANY HOLDERS OF CLAIMS AND INTERESTS IN VOTING ON THE PLAN.

            THIS DISCLOSURE STATEMENT HAS BEEN PREPARED IN ACCORDANCE WITH
SECTION 1125 OF THE BANKRUPTCY CODE AND NOT IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER APPLICABLE NONBANKRUPTCY LAW. ENTITIES HOLDING OR TRADING IN OR OTHERWISE PURCHASING, SELLING OR TRANSFERRING CLAIMS AGAINST, INTERESTS IN OR SECURITIES OF, THE DEBTORS SHOULD EVALUATE THIS DISCLOSURE STATEMENT ONLY IN LIGHT OF THE PURPOSE FOR WHICH IT WAS PREPARED.

            THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") OR BY ANY STATE SECURITIES COMMISSION OR SIMILAR PUBLIC, GOVERNMENTAL OR REGULATORY AUTHORITY, AND NEITHER SUCH COMMISSION NOR ANY SUCH AUTHORITY HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN.

            UNTIL THE EFFECTIVE DATE, WITH RESPECT TO CONTESTED MATTERS, ADVERSARY PROCEEDINGS AND OTHER PENDING OR THREATENED ACTIONS (WHETHER OR NOT PENDING) THIS DISCLOSURE STATEMENT AND THE INFORMATION CONTAINED HEREIN SHALL NOT BE CONSTRUED AS AN ADMISSION OR STIPULATION, BUT RATHER AS A STATEMENT MADE IN SETTLEMENT NEGOTIATIONS GOVERNED BY RULE 408 OF THE FEDERAL RULES OF EVIDENCE AND ANY OTHER RULE OR STATUTE OF SIMILAR IMPORT.

            This Disclosure Statement, the Plan annexed hereto as Exhibit "1" (and the other appendices hereto), the accompanying form of Ballot, if any, and the related materials delivered together herewith are being furnished by the Debtors to holders of Impaired Claims and Impaired Interests pursuant to section 1125 of the Bankruptcy Code, in connection with the solicitation by the Debtors of votes to accept or reject the Plan (and the transactions contemplated thereby), as described herein.

                                TABLE OF CONTENTS

                                                                      Page


I.  INTRODUCTION AND SUMMARY...........................................

      A.    General....................................................
      B.    Disclosure Statement Enclosures............................
      C.    Recommendations............................................
      D.    Summary of the Plan........................................
      E.    Voting Procedures and Requirements.........................
      F.    Vote Required for Acceptance; Confirmation.................
      G.    Confirmation Hearing.......................................
      H.    Effective Date of the Plan.................................

II.  BACKGROUND........................................................

      A.    Executive Offices..........................................
      B.    Corporate Structure of the Debtors.........................
      C.    Capital Structure of the Debtors...........................
      D.    The Debtors................................................
      E.    Operations Description.....................................
      F.    Events Leading to Chapter 11 Filings.......................

III.  THE CHAPTER 11 CASES.............................................

      A.    Continuation of Business; Stay of Litigation...............
      B.    Significant Events During the Chapter 11 Cases.............
      C.    Significant Litigation.....................................

IV.  THE PLAN..........................................................

      A.    General....................................................
      B.    Discussions with Constituencies............................
      C.    Classification and Treatment of Claims and  Interests
             Under the Plan............................................
      D.    New Common Stock/Bidding Procedures........................
      E.    Conditions to and Means for Confirmation of the Plan.......
      F.    Securities Law Matters.....................................
      G.    Executory Contracts and Unexpired Leases...................
      H.    Effects of Plan Confirmation...............................
      I.    Distributions Under The Plan...............................
      J.    Procedures for Resolving Disputed Claims...................
      K.    Dissolution of Creditors ' Committee.......................
      L.    Other Provisions of the Plan...............................

V.  SELECTED HISTORICAL FINANCIAL DATA.................................

      A.    Selected Financial Data....................................
      B.    Management's Discussion and Analysis of Results of
             Operations................................................

VI.  PROJECTIONS AND VALUATION.........................................

      A.    Projections................................................
      B.    Valuation of the Reorganized Debtors.......................

VII.  RISK FACTORS.....................................................

      A.    Business Risks.............................................
      B.    Bankruptcy Risks...........................................
      C.    Liquidity Risks............................................

VIII.  CONFIRMATION OF THE PLAN........................................

      A.    Voting Procedures and Requirements.........................
      B.    Acceptance.................................................
      C.    Confirmation of the Plan...................................
      D.    Non-Acceptance and Cramdown................................
      E.    Confirmation Hearing.......................................

IX.  ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF PLAN.............

      A.    Liquidation Under Chapter 7................................
      B.    Alternative Plan...........................................

X.  MANAGEMENT OF REORGANIZED DEBTORS..................................

      A.    New Board of Directors.....................................
      B.    Officers of Reorganized Magcorp and Reorganized Metals.....
      C.    Employment Contracts.......................................

XI.  CERTAIN FEDERAL INCOME TAX CONSEQUENCES...........................

      A.    Federal Income Tax Consequences to the Debtors.............
      B.    Federal Income Tax Consequences to Creditors...............
      C.    Importance of Obtaining Professional Tax Assistance........

XII.  CONCLUSION AND RECOMMENDATION....................................

I.    INTRODUCTION AND SUMMARY

            The following introduction and summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements and notes thereto appearing elsewhere in this Disclosure Statement. References herein to a "fiscal" year refer to the fiscal year of the Debtors ended the last day of October in the calendar year indicated. All capitalized terms used in this Disclosure Statement have the meanings ascribed to such terms in the Plan, a copy of which is annexed hereto as Exhibit "1," except as otherwise indicated.

            A.    General.

            On August 2, 2001 (the "Petition Date"), each of the Debtors filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"). Since the Petition Date, the Debtors have remained in possession of their respective properties and continued in the management of their respective businesses as debtors in possession pursuant to sections 1107 and 1108 of the of the Bankruptcy Code. The Debtors hereby submit this Disclosure Statement, dated February ___, 2002 (the "Disclosure Statement"), pursuant to section 1125 of the Bankruptcy Code, in connection with the solicitation of acceptances or rejections of the Plan from certain holders of claims against and interests in the Debtors. A copy of the Plan is annexed hereto as Exhibit "1."

            Following a hearing held on _________, 2002 this Disclosure Statement was approved by the Bankruptcy Court as containing "adequate information" in accordance with section 1125 of the Bankruptcy Code. Pursuant to section 1125(a)(1) of the Bankruptcy Code, "adequate information" is defined as "information of a kind, and in sufficient detail, as far as is reasonably practicable in light of the nature and the history of the debtor and the condition of the debtor's books and records, that would enable a hypothetical reasonable investor typical of holders of claims or interests of the relevant class to make an informed judgment about the plan."

            The Bankruptcy Court has scheduled a hearing to consider confirmation of the Plan for _________, 2002 before Honorable Robert E. Gerber, United States Bankruptcy Judge, The Alexander Hamilton Custom House, One Bowling Green, New York, New York 10004 at ______ Eastern Standard Time. The hearing may be adjourned from time to time without further notice other than an announcement in the Bankruptcy Court on the scheduled date of such hearing. Any objections to confirmation of the Plan must be in writing and must be filed with the Clerk of the Bankruptcy Court and served on the counsel listed below to ensure RECEIPT by them on or before _________ at 4:00 p.m. Eastern Standard Time. Bankruptcy Rule 3007 governs the form of such objection. Counsel on whom objections must be served are:

      Chadbourne & Parke LLP
      30 Rockefeller Plaza
      New York, New York  10112
      Attn:  Joseph H. Smolinsky, Esq. . . . . . Counsel for the Debtors and
                                                  Debtors in Possession

      Chapman & Cutler
      111 West Monroe Street
      Chicago, Illinois  60603
      Attn:  James E. Spiotto, Esq. . . . . . . .Co-Counsel for the Creditors'
                                                  Committee

      Luskin, Stern & Eisler LLP
      330 Madison Avenue
      New York, New York  10017
      Attn:  Lori Lapin Jones, Esq. . . . . . . .Co-Counsel for the Creditors'
            ......                                Committee

      Office of the United States Trustee
      33 Whitehall Street
      21st Floor
      New York, New York  10004
      Attn:  Brian S. Masumoto, Esq. . . . . . . United States Trustee

            B. Disclosure Statement Enclosures.

            Accompanying this Disclosure Statement are copies of:

            1     the Plan (which is annexed hereto as Exhibit "1");

            2. a Notice (a) Fixing the Time for Casting Ballots Either Accepting or Rejecting the Plan, (b) Fixing the Deadline for Filing Objections to Confirmation of the Plan and (c) Scheduling a Hearing on Confirmation of the Plan (the "Notice");

            3.    the Order Approving Disclosure Statement; and

            4. for Impaired creditors entitled to vote to accept or reject the Plan, a ballot for acceptance or rejection of (the "Ballot").

            C. Recommendations.

THE DEBTORS RECOMMEND THAT EACH ENTITY ENTITLED TO VOTE ON THE PLAN VOTE TO ACCEPT THE PLAN.

            The Debtors believe that:

            1. the Plan provides the best possible result for the holders of Claims and Interests;

            2. with respect to each Impaired Class of Claims or Interests, the distributions under the Plan are greater than the amounts that would be received if the Debtors were liquidated under chapter 7 of the Bankruptcy Code; and

            3. acceptance of the Plan is in the best interest of holders of Claims and Interests.

            D.    Summary of the Plan.

            Set forth in detail is a description of the technical aspects of the classification of Claims and Interests, the relative allocations of property to holders of such Claims and Interests, the methodology as to how such property is to be distributed, the risks inherent in the proposed Plan, and the applicable bankruptcy and tax consequences of the proposed reorganization. See - "THE PLAN." The Plan contains numerous settlements and compromises in which the Debtors' principal constituencies will relinquish, upon confirmation of the Plan subject to the occurrence of the Effective Date, asserted and potential legal and equitable claims, interests and arguments in exchange for the treatment provided by the Plan. The Debtors believe that the following broad overview of what creditors and equity holders will receive under the Plan will be helpful in your consideration of whether you wish to accept or reject the Plan. This summary is not a complete description of the Plan and is qualified in its entirety by the Plan and the description of the Plan in this disclosure statement. See - "THE PLAN."

            The Plan provides generally that holders of claims against the Debtors will receive distributions as follows: (i) holders of Class 1A and Class 1B Allowed Priority Claims will receive payment in full, in Cash; (ii) holders of Class 2A and Class 2B Allowed General Secured Claims will receive, at the option of Magcorp or Metals, as the case may be, (a) such treatment as will leave such holder Unimpaired, (b) payment in full, in Cash, or (c) return of such holder's collateral in the possession of Magcorp or Metals, as the case may be; (iii) the holders of Class 3A and Class 3B Environmental Claims will have their legal equitable and contractual rights, if any, Unimpaired; (iv) holders of Allowed Magcorp Senior Note Guaranty Claims will receive such holder's Pro Rata share of 98% of the New Notes, (v) holders of Allowed Metals Senior Notes Claims will receive such holder's Pro Rata Share of 2% of New Notes; (vi) holders of Allowed Class 5A General Unsecured Claims will receive their Pro Rata Share of Magcorp Class 5A Cash; (vii) holders of Allowed Class 5B General Unsecured Claims will receive their Pro Rata Share of Metals Class 5B Cash;
(viii) the holder of Class 6A Magcorp Intercompany Claims will receive no distribution on account of its Allowed Class 6A Magcorp Intercompany Claims[1];
(ix) the holder of Class 6B Metals Intercompany Claims will receive 2% of the New Notes and Metals Class 5B Cash, which shall be payable directly to holders of Allowed Claims in Classes 4B and 5B; (x) holders of Class 7A Magcorp Subordinated Claims and 7B Metals Subordinated Claims will receive no distributions under the Plan; (xi) holders of Allowed Class 8A Old Magcorp Stock Interests and Allowed Class 8B Old Metals Stock Interests shall receive no distribution under the Plan on account of such Interests. In the event that a class of Claims identified in the Plan does not contain any Claims, such class shall be deemed eliminated for all purposes under the Plan. See - "THE PLAN - Classification and Investment of Claims and Interests under the Plan."

---------------------
1 Due to setoffs, the Debtors anticipate that there will be no holder of Allowed Claims in this Class.


            The Plan provides for the sale of the New Metals Common Stock to Renco Group, Inc. ("Renco Group") (the current sole shareholder of Metals), subject to higher and better offers. The terms of the Plan provide for the discharge and/or release of, among other things, certain liabilities of the Debtors, the Reorganized Debtors and certain of their respective directors and officers who have held such office or employment immediately prior to the Effective Date, certain other officers and directors holding such office or employment from and after the Petition Date as described in the Plan and subject to Renco Group or its designee, providing the Post Effective Date Capital Contribution (as defined below), Renco Group and its officers, directors and affiliates.

            The nature and magnitude of the distributions to the holders of Claims against and Interests in the Debtors provided for in the Plan are generally based on the value of the assets of the Debtors and the relative priorities of the Claims against and Interests in the Debtors. The following tables set forth a quick reference guide to the classification and treatment of Allowed Claims against and Allowed Interests in the Debtors.

            Table I sets forth a summary of the Classes of Claims and Interests established by the Plan. Table I is a summary only and is subject in all respects to the specific provisions of the Plan.

                                    TABLE I-A

                            QUICK REFERENCE GUIDE TO
                            CLASSIFICATION OF CLAIMS
                        AGAINST AND INTERESTS IN MAGCORP


                                                                 ESTIMATE OF ALLOWED
CLASS CLAIMS/INTERESTS             DESCRIPTION                     CLAIMS/INTERESTS             GENERAL DESCRIPTION OF CLASS

   Class 1A Claims               Priority Claims                        _____               Any Claim against Magcorp entitled to
                                                                                            priority under section 507(a) of the
                                                                                            Bankruptcy Code, other than (a) an
                                                                                            Administrative Expense; or (b) a
                                                                                            Priority Tax Claim.

   Class 2A Claims            General Secured Claims                    _____               Any secured claim against Magcorp,
                                                                                            other than a DIP Lender's Claim, under
                                                                                            sections 506 or 1111(b) of the
                                                                                            Bankruptcy Code.  Each Class 2A Claim
                                                                                            shall be deemed to be classified in a
                                                                                            separate subclass.

   Class 3A Claims         Magcorp Environmental Claims                 _____               Any alleged liability of Magcorp
                                                                                            relating to noncompliance with or
                                                                                            violation of a Federal, State, or Local
                                                                                            environmental statute or regulation
                                                                                            promulgated thereunder other than a
                                                                                             Claim for a fine or penalty that (i) is
                                                                                            determined pursuant to a Final Order,
                                                                                            or (ii) is agreed to by the Debtors and
                                                                                            the holder of such Environmental
                                                                                            Claim, to be nondischargeable under
                                                                                            the Plan.

   Class 4A Claims         Magcorp Senior Note Guaranty     $150 million plus accrued and   Any Claim against Magcorp based upon or
                                      Claims                 unpaid interest through the    evidenced by the Guaranty of Magcorp
                                                                    Petition Date           dated as of July 1, 1996, of the
                                                                                            Senior Notes.

   Class 5A Claims       Magcorp General Unsecured Claims                ____               Any Claim against Magcorp that is not a
                                                                                            DIP Lender's Claim, an Administrative
                                                                                            Expense, a Priority Claim, a
                                                                                            Priority Tax Claim, a Secured Claim, a
                                                                                            Senior Note Guaranty Claim, an
                                                                                            Intercompany Claim, an Environmental
                                                                                            Claim or a Subordinated Claim

   Class 6A Claims         Magcorp Intercompany Claims                   ____               Any Claim reflected in the books and
                                                                                            records of Magcorp and Metals as a
                                                                                            Claim of Magcorp against Metals.

   Class 7A Claims         Magcorp Subordinated Claims                   ___                Any Claim against Magcorp that is
                                                                                            determined to be subordinate to Magcorp
                                                                                            General Unsecured Claims, Senior Note
                                                                                            Guaranty Claims and Magcorp Intercompany
                                                                                            Claims pursuant to Final Order of the
                                                                                            Bankruptcy Court.

   Class 8A Claims       Old Magcorp Common Stock Interest           ______ shares          Any Interest represented by duly
                                                                                            authorized, validly issued and outstand-
                                                                                            ing shares of common stock of Magcorp,
                                                                                            prior to the Effective Date.

                                    TABLE I-B

                            QUICK REFERENCE GUIDE TO
                            CLASSIFICATION OF CLAIMS
                         AGAINST AND INTERESTS IN METALS

                                                                  ESTIMATE OF ALLOWED
 CLASS CLAIMS/INTERESTS            DESCRIPTION                     CLAIMS/INTERESTS              GENERAL DESCRIPTION OF CLASS
 ----------------------            -----------                     ----------------              ----------------------------
    Class 1B Claims              Priority Claims                         ____               Any Claim against Metals entitled to
                                                                                            priority under section 507(a) of the
                                                                                            Bankruptcy Code, other than (a) an
                                                                                            Administrative Expense; or (b) a
                                                                                            Priority Tax Claim.

    Class 2B Claims           General Secured Claims                     ____               Any secured Claim against Metals under
                                                                                            sections 506 or 1111(b) of the
                                                                                            Bankruptcy Code.  Each Class 2B Claim
                                                                                            shall be deemed to be classified in a
                                                                                            separate subclass.

    Class 3B Claims        Metals Environmental Claims                  _____               Any alleged liability of Metals
                                                                                            relating to noncompliance with or
                                                                                            violation of a Federal, State, or Local
                                                                                            environmental statute or regulation
                                                                                            promulgated thereunder other than a
                                                                                            Claim for a fine or penalty that (i) is
                                                                                            determined pursuant to a Final Order,
                                                                                            or (ii) is agreed to by the Debtors and
                                                                                            the holder of such Environmental
                                                                                            Claim, to be nondischargeable under
                                                                                            the Plan.

    Class 4B Claims         Metals Senior Note Claims       $150 million plus accrued and   Any Claim against Metals based upon or
                                                            unpaid interest through the     evidenced by a Senior Note.
                                                                   Petition Date

    Class 5B Claims      Metals General Unsecured Claims                 ____               Any Claim against Metals that is not an
                                                                                            Administrative Expense, a Priority
                                                                                            Claim, a Priority Tax Claim, a Secured
                                                                                            Claim, a Senior Note Claim, an
                                                                                            Intercompany Claim, an Environmental
                                                                                            Claim or a Subordinated Claim.

    Class 6B Claims         Metals Intercompany Claims                   ____               A Claim in the amount of $___ reflected
                                                                                            in the books and records of Metals and
                                                                                            Magcorp as a loan from Metals to
                                                                                            Magcorp.

    Class 7B Claims         Metals Subordinated Claims                    __                Any Claim against Metals that is
                                                                                            determined to be subordinate to Metals
                                                                                            General Unsecured Claims, Senior Note
                                                                                            Claims and Metals Intercompany Claims
                                                                                            pursuant to Final Order of the
                                                                                            Bankruptcy Court.

    Class 8B Claims      Old Metals Common Stock Interest            1,000 shares           Any Interest represented by duly
                                                                                            authorized, validly issued and
                                                                                            outstanding shares of common stock of
                                                                                            Metals, prior to the Effective Date.

            Table II is a summary of estimated recoveries for the different Classes under the Plan and is subject in all respects to the Plan.

                                    TABLE II

                               PROJECTED PROPERTY
                          DISTRIBUTIONS UNDER THE PLAN

                                          IN THE ALLOWED
  THE HOLDER OF A:                           AMOUNT OF:                                  WILL:
  ----------------                           ----------                                  -----
Class 1A or 1B Claim                           $1,000              Receive $1,000 in Cash, unless otherwise agreed by the holder
(Priority Claim)                                                   of an Allowed Priority Claim and the Debtors.

Class 2A or 2B Claim                           $1,000              Receive at the option of Magcorp or Metals, as the case may
(General Secured Claim)                                            be, on the Effective Date or when such Claim becomes one
                                                                   Allowed Claim (a) such treatment as will leave such holder
                                                                   Unimpaired, (b) $1,000, in Cash, or (c) return of such
                                                                   holder's collateral in the possession of Magcorp or Metals, as the case may be.

Class 3A or 3B Claim                           $1,000              Have its legal, equitable and contractual rights, if any,
(Environmental Claims)                                             against the Debtors unimpaired pursuant to section 1124(1) of the Bankruptcy Code, except to the extent agreed to in
                                                                   writing by the respective Debtor and such holder of an
                                                                   Environmental Claim.

Class 4A Claim                                 $1,000              Receive such holder's Pro Rata Share of 98% of the New Notes.[2]
(Magcorp Senior Note Guaranty Claims)

Class 4B Claim                                 $1,000              Receive such holder's Pro Rata Share of 2% the New Notes.
(Metals Senior Note Claims)

Class 5A Claim                                 $1,000              Receive (i) ___ on the Effective Date, in Cash representing
(General Unsecured Claims)                                         five percent (5%) of its Pro Rata Share of Magcorp Class 5A
                                                                   Cash[3], (ii) __ on the first anniversary of the Effective
                                                                   Date, representing fifteen percent (15%) of its Pro Rata
                                                                   Share of Magcorp Class 5A Cash and (iii) thereafter ____ in three (3) equal installments commencing on the second
                                                                   anniversary of the Effective Date, its Pro Rata Share of the remainder of Magcorp Class 5A Cash.

Class 5B Claim                                 $1,000              Receive (i) ___ on the Effective Date, in Cash representing
(General Unsecured Claims)                                         five percent (5%) of its Pro Rata Share of Metals Class 5B
                                                                   Cash,[4] (ii) __ on the first anniversary of the Effective
                                                                   Date, representing fifteen percent (15%) of its Pro Rata
                                                                   Share of Metals Class 5B Cash and (iii) thereafter ____ in three (3) equal installments commencing on the second
                                                                   anniversary of the Effective Date, its Pro Rata Share of the remainder of Metals Class 5B Cash.

Class 6A Claims                                $1,000              No distributions will made in respect of Magcorp Intercompany
(Magcorp Intercompany Claims)                                      Claims.

Class 6B Claims                                $1,000              2% of New Notes and Metals Class 5B Cash, which shall be
(Metals Intercompany Claims)                                       payable directly to the holders of Allowed Claims in Classes
                                                                   4B and 5B in accordance with the terms of the Plan.

Class 7A Claims                                $1,000              No distributions will be made in respect of Magcorp Subordinated
(Magcorp Subordinated Claims)                                      Claims.

Class 7B Claims                                $1,000              No distributions will be made in respect of Metals Subordinated
(Metals Subordinated Claims)                                       Claims

Class 8A Interests                             1,000 Shares        No distributions will be made in respect of Old Magcorp Stock
(Old Magcorp Stock Interests)                                      Interests.  All such Old Magcorp Stock Interests issued, and outstanding, as of the Effective Date will be extinguished.

Class 8B Interests                             1,000 Shares        No distributions will be made in respect of Old Metals Stock
(Old Metals Stock Interests)                                       Interests.  All such Old Metals Stock Interests issued, and outstanding, as of the Effective Date will be extinguished.


--------

2 New Notes means Reorganized Magcorp ten percent (10%) Convertible Senior Subordinated Notes due on the seventh (7th) anniversary of the Effective Date, in the aggregate principal amount of $75 million to be issued in accordance with the Plan and pursuant to that certain Indenture dated as of the Effective Date between Reorganized Magcorp, and the New Note Indenture Trustee (the "New Note Indenture"). Each New Note shall be subordinated to Senior Indebtedness and convertible to such Note holder's Pro Rate Share of 48.9% of the New Metals Common Stock.

3 Magcorp Class 5A Cash means the sum of $1,500,000 less the amount of Metals Class 5B Cash.

4 Metals Class 5B Cash means Cash in the amount to be determined by the Bankruptcy Court at or before the Confirmation Hearing to provide holders of Allowed Class 5B Claims with substantially the same distributions or holders of Allowed Class 5A Claims under the Plan.

            E.    Voting Procedures and Requirements.

            Pursuant to provisions of the Bankruptcy Code, only classes of claims against or interests in a debtor that are impaired under a chapter 11 plan are entitled to vote to accept or reject such plan. Generally, a claim or interest is impaired under a chapter 11 plan if the holder's legal, equitable or contractual rights are modified under such plan. Classes of claims or interests that are not impaired are deemed to have accepted the plan and are not entitled to vote on the plan. In addition, if the holders of claims or interests in an impaired class do not receive or retain any property under a plan on account of such claims or interest, such impaired class is deemed to have rejected the plan under section 1126(g) of the Bankruptcy Code.

            By virtue of the provisions of the Plan, holders of (i) the Claims in Classes 1A, 1B, 2A, 2B, 3A and 3B are not Impaired under the Plan and, therefore, such Classes are presumed to have accepted the Plan, (ii) the Claims in Classes 4A, 4B, 5A and 5B are Impaired under the Plan and the holders of such Claims are therefore entitled to vote to accept or reject the Plan; (iii) the Claims in Class 6B are Impaired under the Plan and given that the holder of such Claims is an insider, holders of such Claims are entitled to vote to accept or reject the Plan, however, its vote cannot be counted as an acceptance of the Plan; and (iv) the Claims in Classes 6A, 7A and 7B and the Interests in Classes 8A and 8B are deemed to have rejected the Plan by virtue of not receiving any distributions under the Plan. ACCORDINGLY, A BALLOT FOR ACCEPTANCE OR REJECTION OF THE PLAN IS BEING PROVIDED ONLY TO HOLDERS OF CLAIMS IN CLASSES 4A, 4B, 5A AND 5B.

            Some holders of Claims and Interests might hold Claims and/or Interests in more than one Impaired Class and must vote separately for each Class. Such holders will receive a separate Ballot for all of their Claims and/or Interests in each Class (in accordance with the records of the Debtors and Bankruptcy Services, LLC, the Bankruptcy Court appointed Claims and Balloting agent of the Debtors ("BSI" or the "Balloting Agent")) and should complete and sign each Ballot separately. For most holders of Claims and Interests in Impaired Classes, the Ballot enclosed with the Disclosure Statement has been encoded with the amount of such holder's Allowed Claim or Allowed Interest for voting purposes and the Class to which the Claim or Interest has been attributed.

If you hold a Claim in Classes 4A, 4B, 5A and 5B below, a Ballot is included in the materials forwarded to you along with this Disclosure Statement.

CLASS           DESCRIPTION                     COLOR OF BALLOT
-----           -----------                     ---------------
Class 4A        Magcorp Senior Note Guaranty    Orange
Class 5A        Magcorp General Unsecured       Green
                Claims
Class 4B        Metals Senior Note Claim        Yellow
Class 5B        Metals General Unsecured Claim  White


            If you hold Claims or Interests in more than one Class, you will receive a separate Ballot for each such Claim or Interest. Holders of Claims in Classes 1A, 1B, 2A, 2B, 3A, 3B, 6A, 6B, 7A and 7B or Interests in Classes 8A and 8B will not receive a Ballot for such Claims or Interests.

            THE BALLOTS HAVE BEEN SPECIFICALLY DESIGNATED FOR THE PURPOSE OF SOLICITING VOTES ON THE PLAN FOR EACH CLASS ENTITLED TO A VOTE WITH RESPECT THERETO. ACCORDINGLY, IN VOTING ON THE PLAN, PLEASE USE ONLY THE BALLOT (OR BALLOTS) SENT TO YOU WITH THIS DISCLOSURE STATEMENT. AFTER REVIEWING THE DISCLOSURE STATEMENT AND THE PLAN, PLEASE INDICATE YOUR VOTE ON THE ENCLOSED BALLOT (OR BALLOTS) AND RETURN IT (THEM) IN THE ENCLOSED, PRE-ADDRESSED ENVELOPE TO THE DEBTORS' CLAIMS AND BALLOTING AGENT:

                        MAGCORP BALLOT PROCESSING CENTER
                        P.O. BOX 5014
                        FDR STATION
                        NEW YORK, NEW YORK  10150-5014

            ALL PROPERLY COMPLETED BALLOTS RECEIVED BY THE BALLOTING AGENT PRIOR TO 4:00 P.M. (EASTERN STANDARD TIME) ON ________, 2002 (THE "VOTING DEADLINE") WILL BE COUNTED FOR PURPOSES OF DETERMINING WHETHER EACH CLASS OF IMPAIRED CLAIMS ENTITLED TO VOTE ON THE PLAN HAS ACCEPTED THE PLAN. ANY BALLOTS RECEIVED AFTER THE VOTING DEADLINE WILL NOT BE COUNTED, NOR WILL ANY BALLOTS RECEIVED BY FACSIMILE BE ACCEPTED. The Balloting Agent will prepare and file with the Bankruptcy Court a certification of the results of the balloting with respect to the Plan on a Class-by-Class basis.

            In accordance with Bankruptcy Rule 3017(d), the Debtors will send Ballots to transfer agents, registrars, servicing agents, or other intermediaries holding Claims for or acting on behalf of recordholders of Claims (collectively, the "Intermediaries"). Each Intermediary shall be entitled to receive, upon request of the Debtors by _________, 2002, reasonably sufficient copies of Ballots to distribute to the beneficial owners of the Claims for which it is an Intermediary, and the Debtors shall be responsible for any pay each such Intermediary's reasonable costs and expenses associated with the distribution of copies of Ballots to the beneficial owners of such Claims and tabulation of the Ballots. Additionally, each Intermediary shall receive returned Ballots and shall tabulate and return the results to the Balloting Agent in a Summary Ballot by ____ p.m. (prevailing eastern time) on __________, 2002 indicating the number and dollar amount of cast Ballots in the group of claimants for which it is an Intermediary. The Intermediaries must certify that each beneficial holder has not cast more than one vote for any purpose, including numerosity and claim amount, even if such holder holds securities of the same type in more than one account.

            IF YOUR VOTE IS BEING PROCESSED BY AN INTERMEDIARY, PLEASE ALLOW TIME FOR TRANSMISSION OF YOUR BALLOT TO SUCH INTERMEDIARY AND FROM THE INTERMEDIARY TO THE BALLOTING AGENT. IF YOU HAVE A QUESTION CONCERNING THE VOTING PROCEDURE, CONTACT THE APPLICABLE INTERMEDIARY. DO NOT RETURN YOUR SECURITIES WITH YOUR BALLOTS.

            YOUR VOTE ON THE PLAN IS IMPORTANT. THE BANKRUPTCY CODE REQUIRES AS A CONDITION TO CONFIRMATION OF A PLAN OF REORGANIZATION THAT EACH CLASS THAT IS IMPAIRED UNDER SUCH PLAN VOTE TO ACCEPT SUCH PLAN, UNLESS THE "CRAM-DOWN" PROVISIONS OF THE BANKRUPTCY CODE ARE EMPLOYED. THE DEBTORS HAVE RESERVED THEIR RIGHT TO SEEK TO "CRAM-DOWN" THE PLAN ON CERTAIN NON-ACCEPTING CLASSES OF CREDITORS AND INTEREST HOLDERS. SEE "CONFIRMATION OF THE PLAN - NON-ACCEPTANCE AND CRAMDOWN."

            If your Ballot is not signed and returned as described, it will not be counted.

            Do not return any evidence of indebtedness of your Claim against the Debtors (e.g., Senior Notes) or Interests in the Debtors (i.e., stock certificates) with your Ballot. For further information on casting your Ballot, please see Article VII of this Disclosure Statement, "CONFIRMATION OF THE PLAN--Voting Procedures and Requirements."

            If you have any questions about the procedure for voting, if a Ballot is not included and you believe you are a holder of a Claim or Interest in one or more of the Classes listed above or if you have received a damaged Ballot or have lost your Ballot, you should contact:

                        Magcorp Processing Center
                        c/o Bankruptcy Services, LLC
                        70 East 55th Street
                        New York, New York 10022
                        Attn:  Tirzah Gordon
                        Telephone:  (212) 376-8494

                                -or-

                        Chadbourne & Parke LLP
                        30 Rockefeller Plaza
                        New York, New York  10112
                        Attn:  Francisco Vazquez, Esq.
                        Telephone:  (212) 408-5100

            F.    Vote Required for Acceptance; Confirmation.

            The Bankruptcy Code defines acceptance of a plan by an impaired class of claims as acceptance by holders of at least two-thirds in dollar amount and more than one-half in number of the claims of that class which actually cast ballots. The Bankruptcy Code defines acceptance of a plan by an impaired class of equity interests as acceptance by holders of at least two-thirds in amount of the equity interests of that class that actually cast ballots. The vote of a holder of a claim or interest may be disregarded if the Bankruptcy Court determines, after notice and hearing, that the acceptance or rejection was not solicited or procured in good faith.

            In addition to the voting requirement, section 1129 of the Bankruptcy Code requires that a plan be accepted by each holder of a claim or interest in an impaired class or that the plan be found by the Court to provide the holder with at least as much value on account of its claim as it would receive on a liquidation of the debtor under chapter 7 of the Bankruptcy Code. See Exhibit "___" hereto, "Liquidation Analysis and Contrasting Distributions under Plan vs. Chapter 7 Liquidation."

            Confirmation of the Plan will make the Plan binding upon the Debtors, holders of Claims against and Interests in the Debtors and other parties in interest regardless of whether they have voted to accept or reject the Plan, and such holders of Claims and/or Interests will be prohibited from receiving payment from, or seeking recourse against, any assets that are distributed to other such holders of Claims and/or Interests under the Plan. In addition, confirmation of the Plan will enjoin creditors and equity interest holders from taking a wide variety of actions on account of a debt, claim, liability, interest or right that arose prior to the Confirmation Date. As of the Effective Date of the Plan, confirmation will also operate as a discharge of all Claims against and Interests in each Debtor, to the full extent authorized by section 1141(d) of the Bankruptcy Code. Section 1141(d) of the Bankruptcy Code provides, generally, that except as otherwise provided in a plan or order confirming a plan, confirmation of a plan (i) discharges the debtor from any debt that arose before the date of such confirmation, including a debt of a kind specified under specified sections of the Bankruptcy Code (such as rejection damages claims), whether or not a proof of claim based on such debt is filed or deemed filed, whether or not such claim is allowed, and whether or not the holder of such claim has accepted the plan, and (ii) terminates all rights and interests of equity security holders provided for by the plan. See "THE PLAN--Effects of Plan Confirmation."

            G.    Confirmation Hearing.

            The Bankruptcy Court has scheduled a hearing to consider confirmation of the Plan for _________, 2002 at ___ a.m. Eastern Standard Time in the United States Bankruptcy Court, The Alexander Hamilton Custom House, One Bowling Green, New York, New York 10004 (the "Confirmation Hearing"). The Bankruptcy Court has directed that objections, if any, to confirmation of the Plan be served and filed on or before ________, 2002 at ____ p.m. in the manner described in the Notice accompanying this Disclosure Statement. The date of the Confirmation Hearing may be adjourned from time to time without further notice except for an in-court announcement at the Confirmation Hearing of the date and time as to which the Confirmation Hearing has been adjourned.

            H.    Effective Date of the Plan.

            The Plan provides for an equity contribution in the aggregate amount of at least $10,000,000 in Cash from the Post Effective Date Capital Contribution Source (as defined below) to Reorganized Metals in consideration for the New Metals Common Stock (the "Post Effective Date Capital Contribution"). In the event that Renco Group or its designee is the Post Effective Date Capital Contribution Source, it will receive (in addition to the New Metals Common Stock) certain releases. Upon receipt of the Post Effective Date Capital Contribution, Reorganized Metals will make a capital contribution to Reorganized Magcorp in an amount equal to the Post Effective Date Capital Contribution. Under the Plan, the "Post Effective Date Capital Contribution Source" is defined as the Renco Group or its designee who will make the Post Effective Date Capital Contribution in exchange for the New Metals Common Stock and the releases provided for under the Plan, or another Person who submits a higher and better bid to purchase the New Metals Common Stock by (i) making a greater Post Effective Date Capital Contribution, (ii) agreeing to be bound by the same terms and conditions as the Renco Group under the Plan and the documents evidencing the Post Effective Date Capital Contribution, (iii) providing a deposit in the form of a letter of credit or certified check in the amount of $10,000,000 on or before the date set forth in the Bidding Procedures Order (as defined below) which date shall be prior to the Confirmation Hearing,
(iv) providing adequate assurances of its ability to obtain a Senior Post Effective Date Financing Facility that is acceptable to the Debtors, and (v) otherwise complying with the Bidding Procedures Order.

            The Plan will not be consummated immediately upon confirmation, but only upon the Effective Date. The Effective Date will not occur unless various conditions to confirmation and consummation are satisfied (or waived pursuant to, and in accordance with, the terms in the Plan). Certain of the conditions to confirmation and consummation may be waived only upon the unanimous express written consent of (i) the Debtors, (ii) the Post Effective Date Capital Contribution Source and (iii) any lender (the "Senior Post Effective Date Lenders" and together with the Post Effective Date Capital Contribution Source, the "Post Effective Date Financiers") that is a participant in a Senior Post Effective Date Financing Facility (described below and together with the Post Effective Date Capital Contribution, the "Post-Effective Date Financing"). There is no assurance, however, that the Debtors or the Post-Effective Date Financiers would consent to any waiver. The Confirmation Order may be vacated if the conditions to the Effective Date are not timely met or waived.

            Because of the conditions to the Effective Date provided in the Plan, a delay will occur between confirmation of the Plan and the Effective Date. There is no assurance that the conditions to the Effective Date will be fulfilled, or that any waivable condition which is not fulfilled will in fact be waived. The Plan provides that it is a condition to consummation of the Plan that each of the conditions set forth in Section 11.2 of the Plan has been satisfied or waived in accordance with Section 11.3 of the Plan.

            The implementation of the Plan includes certain risks and, similarly, the businesses in which the Reorganized Debtors are and will continue to be engaged involve certain risks. For a discussion of these risks, see "RISK FACTORS."

            The Debtors currently believe that all conditions to the Effective Date of the Plan will likely be satisfied within eleven (11) days of the Confirmation Date, and that the Effective Date of the Plan is likely to occur by ________, 2002.

II.   BACKGROUND

            A.    Executive Offices.

            Magcorp's chief executive offices are currently located at 238 North 2200 West, Salt Lake City, Utah 84116. Metals' chief executive offices are currently located at 30 Rockefeller Plaza, #4225, New York, New York 10112.

            B.    Corporate Structure of the Debtors.

            Magcorp is an operating company and a wholly owned subsidiary of Metals, a holding company, which is owned by Renco Group. Renco Group is owned by trusts established by Mr. Ira L. Rennert, the Chairman and Chief Executive Officer of Metals and Renco Group, for himself and members of his family. Renco Group acquired the Facility (as defined below) from its former owner in 1989 and renamed it Magcorp. Magcorp became a subsidiary of Metals upon the formation of Metals in 1993. Magcorp does not have any subsidiaries. In December 2000, the stock of Sabel Industries, Inc. ("Sabel"), then a second operating subsidiary of Metals, was sold to a company owned by the President and Chief Executive of Sabel. As a result, Sabel is no longer affiliated with either of the Debtors. Renco Group is not a debtor under the Bankruptcy Code and, absent a specific order of the Bankruptcy Court, is not subject to the jurisdiction of the Bankruptcy Court.

            C.    Capital Structure of the Debtors.

            1. Equity. Magcorp is a wholly owned subsidiary of Metals. All issued and outstanding stock of Magcorp is owned by Metals. Metals is a wholly owned subsidiary of Renco Group. Although Metals filed periodic reports with the Commission, there currently are no publicly held shares of stock, debentures or other securities of Magcorp or Metals.

            2. Senior Notes.

            In 1996, Metals issued $150 million principal amount of 11 1/2% Senior Notes due July 1, 2003 (the "Senior Notes"), pursuant to that certain indenture dated July 1, 1996 (the "Indenture") by and among Metals, as Issuer, Magcorp and Sabel, as guarantors and State Street Bank and Trust Company, as successor trustee under the Indenture (the "Indenture Trustee"). Interest on the Senior Notes is paid semi-annually. Metals has not made the semi-annual interest payment due on the Senior Notes on January 1 and July 1, 2001 and January 1, 2002. Metals' obligations under the Senior Notes are guaranteed by Magcorp. Sabel also guaranteed Metals' obligation under the Senior Notes. However, Sabel's guaranty of Metals' obligation under the Senior Notes was released effective as of the date of the sale of Sabel.

            3. Prepetition Financing Facility.

            Prior to the Petition Date, Magcorp financed its working and other capital needs through the Amended and Restated Loan and Security Agreement, dated August 4, 1993, by and between Magcorp and Congress Financial Corporation ("Congress"), as amended pursuant to Amendment No. 1 to Amended and Restated Loan and Security Agreement, dated January 31, 1996, Amendment No. 2 to Amended and Restated Loan and Security Agreement, dated July 3, 1996, Amendment No. 3 to Amended and Restated Loan and Security Agreement, dated August 28, 1997, Amendment No. 4 to Amended and Restated Loan and Security Agreement, dated January 19, 1999, Amendment No. 5 to Amended and Restated Loan and Security Agreement, dated August 10, 1999, Amendment No. 6 to Amended and Restated Loan and Security Agreement, dated November 30, 2000, and Amendment No. 7 to Amended and Restated Loan and Security Agreement, dated December 28, 2000 (as the same has heretofore been amended, modified, supplemented, extended, renewed, restated or replaced (the "Prepetition Financing Facility").

            The Prepetition Financing Facility provided Magcorp with a credit facility up to $33 million (the "Prepetition Revolving Credit Line"), inclusive of a $5 million sublimit for letters of credit. Congress made advances to Magcorp, from time to time, to fund Magcorp's operating expenses so long as Magcorp's request for advances were within the Prepetition Revolving Credit Line and Magcorp's "availability." Borrowing capacity under the Prepetition Revolving Credit Line ("Total Availability") consisted of the aggregate of (i) a borrowing base determined by multiplying eligible receivables and inventory by a predetermined availability percentage, subject to certain reserves and (ii) supplemental availability of up to $5 million in the aggregate (the "Supplemental Loans"). Interest on advances made under the Prepetition Revolving Credit Line (the "Prepetition Revolving Loans") and the Supplemental Loans was calculated at the Prime Rate (as defined in the Prepetition Financing Facility) plus 3/4% payable monthly.

            As security for Magcorp's obligations under the Prepetition Financing Facility including the Prepetition Revolving Loans and the Supplemental Loans (the "Prepetition Obligations"), Congress was granted certain security interests in certain assets and properties (then owned or hereafter acquired) of Magcorp including, among other things, Magcorp's receivables, inventory, monies, and securities and proceeds thereof (the "Prepetition Lender's Collateral").

            To induce Congress to provide the Supplemental Loans, Renco Group issued to Congress a limited guarantee of Magcorp's obligations under the Supplemental Loans (the "Limited Guaranty"). As of the Petition Date, Magcorp had Total Availability of approximately $18.2 million and had incurred total obligations of approximately $14.7 million, of which $5 million was borrowed as Supplemental Loans.

            4. Debtor in Possession Financing.

            On October 3, 2001, Magcorp obtained final Bankruptcy Court approval of a Ratification and Amendment Agreement (the "Ratification Agreement") which ratified, extended, adopted and amended the Prepetition Financing Facility and the other existing loan, financing and security agreements between Magcorp and Congress, pursuant to which Magcorp was able to obtain the funding necessary to continue operations during the Chapter 11 Cases. The Ratification Agreement gave Magcorp access to a $33 million credit and financing facility, subject to Total Availability. Pursuant to that certain Reaffirmation and Amendment of Renco Agreement by and between Renco Group and Congress, Renco Group has acknowledged, confirmed and agreed that the Limited Guaranty extends to and applies to Magcorp's obligations under the Ratification Agreement. As security for prompt payment and performance of all its obligations under the Ratification Agreement, inter alia, Congress was granted valid and perfected security interests and liens on the Prepetition Lender's Collateral. Subject to the Creditors' Committee's rights to challenge the validity, priority and extent of liens granted pursuant to the Prepetition Financing Facility, and in conjunction with the Ratification Agreement and DIP Agreement (as defined below), the proceeds were used, in part, to satisfy Magcorp's obligations under the Prepetition Financing Facility with the identical lender. See "THE PLAN - Discussion with Constituencies."

            5. Intercompany Debt.

            The Debtors have certain other long term obligations incurred in the ordinary course of their businesses. Prior to the Petition Date, Magcorp entered into certain financing arrangements with Metals, pursuant to which, inter alia, Metals agreed to make loans and other credit accommodations to Magcorp. As of the Petition Date, the amount of these inter-company Claims totaled approximately $161 million. Under the Plan, no distributions will be made to Metals on account of its intercompany claim. Due to setoffs, Magcorp does not have any Claims against Metals.

            D.    The Debtors.

            On the Petition Date, each of the Debtors filed a voluntary petition under Chapter 11 of the Bankruptcy Code. Each Debtor has continued to retain its property and manage its business as a Debtor-In-Possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. No trustee or examiner has been appointed for any of the Debtors or their property. The Chapter 11 Cases have been consolidated for procedural purposes only and are being jointly administered pursuant to an order of the Bankruptcy Court.

            Since 1972, magnesium has been produced at the plant (the "Facility"), which is located on 4,525 acres of land immediately adjacent to the Great Salt Lake in Rowley, Utah. National Lead was the original owner of the Facility, which was subsequently sold to Amax Magnesium ("Amax") in 1980.

            In 1989, Renco Group acquired the Facility from Amax, which was subsequently renamed Magcorp. Magcorp became a subsidiary of Metals upon Metal's incorporation under the laws of the State of Delaware in 1993. Magcorp's executive offices are located at 238 North 2200 West, Salt Lake City, Utah 84116. Metals' chief executive offices are located at 30 Rockefeller Plaza, Suite 4225, New York, New York 10112.

            As of October 31, 2000, Metals was a holding company with two wholly owned operating companies, Magcorp and Sabel. On December 4, 2000, Metals exited the steel wholesaling and fabricating business when it sold all the outstanding shares of capital stock of Sabel. Through Magcorp, Metals is engaged in the production and sale of magnesium and magnesium alloys for customers throughout the world. Magnesium and magnesium alloys are used in the manufacture of, among other things, beverage cans, truck panels, home siding, aircrafts, marine alloys, automobiles, electronics and hand tools.

            Magcorp has a fifty percent (50%) interest in KemMag LLC ("KemMag"), a joint venture affiliate that sells ferrous chloride and ferric chloride to Kemiron North America, Inc. ("Kemiron"), which also has a fifty (50%) interest in KemMag. Kemiron in turn markets these products to the wastewater treatment industry. Aggregate sales of ferrous chloride and ferric chloride to KemMag accounted for 2% or less of consolidated revenues of the Debtors in 2001, 2000 and 1999.

            In general, the Debtors' current business plan strategy is to continue the process of turning Magcorp into a low cost, world preferred source of magnesium to all the major markets of magnesium. The Debtors believe that through the expanded implementation of the following commercial and operational initiatives, Magcorp can strengthen its market share and competitive advantage by (i) becoming a low cost producer via implementation of a new production technology, a proprietary, internally developed technology for the production of magnesium (the "New Cell Technology"); (ii) generating revenue from the cogeneration and sale of electricity; (iii) generating revenues from the sale of brine and certain byproducts from the production of magnesium (e.g., chlorine, ferric chloride, and calcium chloride); and (iv) securing longer-term magnesium supply contracts or pursuing commercial ventures with major purchasers of magnesium, including automotive original equipment manufacturers ("OEMs"). The New Cell Technology is environmentally focused and will effectively eliminate chlorine emissions.

            E.    Operations Description.

            1. Overview. Upon the sale of Sabel, Metals classified its operations into one operating segment, magnesium. The production of magnesium is
(a) not seasonal; (b) does not require unusual working capital; (c) does not involve significant sales order backlog; and (d) does not involve federal government contracting. Magcorp's production facilities are limited to the Facility in Utah. Magcorp does not have any foreign operations, but it does have export sales.

            The magnesium industry has relatively few participants and is highly competitive. The Debtors estimate that four major producers, including Magcorp, together account for 84% of available western world production capacity. As of the end of calendar year _____, Magcorp was the second largest merchant producer of pure magnesium and magnesium alloys outside the Commonwealth of Independent States ("CIS") and the People's Republic of China ("PRC") and the only magnesium producer in the United States. Currently, Magcorp's production of magnesium comprises approximately ___% of western world production capacity.

            Magcorp sells pure magnesium and magnesium alloys to domestic and international customers in all the major industrial markets for magnesium. Magcorp offers over 30 different sizes, shapes and weights of primary magnesium and magnesium alloy products in a range of priority to meet customer specifications. A majority of Magcorp's annual sale volume is sold pursuant to contracts entered into in the prior year with certain customers. Most of such contracts are entered into during the fall and early winter of the previous year.

            The major industrial markets for magnesium can be distinguished by customer category and can be described as follows:

      -------------------------------------------------------------------------
         CUSTOMER CATEGORY            END USES


      -------------------------------------------------------------------------
      Aluminum Alloying    Beverage cans, truck panels, home siding, aircraft
                           and marine alloys.
      -------------------------------------------------------------------------
      Die Casting          Automotive, electronics and hand
                           tools.
      -------------------------------------------------------------------------
      Desulfurization      Steel production from iron.
      -------------------------------------------------------------------------
      Electro-Chemical     Cast anodes for cathodic protection of underground
                           steel pipelines.
      -------------------------------------------------------------------------
      Nodular Iron         Pipe production, automotive components and
                           heavy-earth moving equipment.
      -------------------------------------------------------------------------
      Metal Reduction      Production of titanium, zirconium, beryllium, and
                           uranium. Uses include aerospace, chemical processing
                           and nuclear products.
      -------------------------------------------------------------------------
      Others               Sheet and plate and extrusion stock, gravity castings
                           for aerospace applications, powder for flares,
                           chemicals and exotic pharmaceuticals and perfumes.
      --------------------------------------------------------------------------

            As a result of the delay between entry into a contract and the performance under such contract, the Debtors have had to spend a considerable amount of time and effort convincing purchasers of magnesium that the Debtors will successfully reorganize under chapter 11 and that such reorganization has assured the long-term viability of the Debtors' operations. A delay in emerging from chapter 11 could have serious effects on the financial strength of the Debtors in the next several years when Magcorp commences performance under the new contracts being entered into today.

            2. Magnesium Production. The current magnesium production technology used at the Facility was developed over a number of years by its prior owners. This process involves electrolyzes technology that is over 50 years old. This process entails the concentration of brine, the key raw material necessary to produce magnesium, through solar evaporation and selective precipitation of undesirable sales until a high-grade magnesium chloride brine is produced for plant feedstock. The magnesium chloride brine is further purified, spray dried to powder using gas turbines and melted to produce feed for electrolytic cells, which use direct electrical current to separate the magnesium metal and chlorine. The magnesium metal from the electrolytic cells is then refined and cast into the wide variety of pure magnesium and magnesium alloy products by Magcorp.

            The New Cell Technology developed by Magcorp is a significant and innovative modification to its existing electrolysis operations to more efficiently produce magnesium metals from the magnesium chloride in the Great Salt Lake. While the New Cell Technology offers significant improvements to efficiency and costs, it is a modification of Magcorp's existing technology, not a new process of making magnesium. The system was developed exclusively by Magcorp personnel and has involved over five years of engineering efforts.

            The implementation of the New Cell Technology includes two phases. Each phase includes the installation of 30 new cells in a different electrolytic cell building. As of the date hereof, Phase 1 is approximately 90% completed with 20 cells now online. The remaining new cells will be put online as market and economic conditions dictate and Phase 2 has not yet been commenced.

            Brine is the key raw material necessary to produce magnesium. The Great Salt Lake which is immediately adjacent to the Facility, produces Magcorp with an inexhaustible supply of low-cost brine. In addition to brine, Magcorp's production of magnesium requires natural gas and electricity. Magcorp purchases its natural gas from gas produce or marketers. The natural gas is transported by a gas transportation company and delivered to the Facility by a gas distribution company. Magcorp's cost of natural gas increased dramatically in 2000, reflecting natural gas costs nationwide. Natural gas expenditures totaled $13.1 million for 2000, compared to $11.2 million for 1999, despite a decrease in volume of natural gas purchased. This trend worsened during 2001, when unit costs increased an additional ___% over 2000 average unit costs.

            While Magcorp does produce some of its own power, Magcorp purchases the majority of its electricity from a local utility, PacifiCorp d/b/a Utah Power & Light ("PacifiCorp"). The terms of this interruptible service is provided pursuant to a 1968 order (the "PSC Order") of the Utah Public Service Commission (the "PSC Commission") and a power supply agreement dated May 13, 1968 entered into pursuant to the PSC Order (the "PacifiCorp Contract"). The PacifiCorp Contract terminated on January 1, 2002. Magcorp is currently negotiating the terms of a new contract, however, there can be no assurances that an agreement with PacifiCorp can be reached. Regardless of the termination of the PacifiCorp Contract, Magcorp asserts that PacifiCorp is still bound to supply interruptible service to Magcorp by the terms of the PSC Order. See "The Chapter 11 Cases - Significant Events During the Chapter 11 Cases."

            Other raw materials critical to the production of magnesium include graphite anodes, special refractory brick, and sulfuric acid. Magcorp maintains alternative sources of these raw materials to ensure a secure supply at competitive prices.

            F.    Events Leading to Chapter 11 Filings.

            Magcorp has seen a sharp decline in profitability since 1999 due to, among other things, a decrease in the price of magnesium. Magnesium price is dependent on market segment, chemistry, contract terms, including negotiated discounts, and quality. Magnesium prices are sensitive to supply and demand conditions in all of the end user markets served by the magnesium industry.

            Global magnesium demand increased at an average rate of 4 percent per year during the period 1990 to 2000. While the Debtors and various industry analysts project an underlying future global growth rate of 4% to 6.5% per annum, during 2001, magnesium demand was off more than ten percent (10%) as a result of the global economic slowdown that impacted several key end use applications such as aluminum alloying, nodular iron and steel desulfurization. Recovery in those key end use applications and the return of strong growth in the automotive die cast segment is expected.

            The market for magnesium has also been severely impacted by the growth of imports into the United States, which have affected the supply-demand balance and resulted in declining sale prices. In particular, the CIS, the PRC and Israel are significant exporters of magnesium.

            The Debtors believe that imports from these three nations are being sold in the United States at less than fair value or "dumped." In October 2000, Magcorp and the United Steelworkers of America filed petitions with the Department of Commerce ("DOC") and the United States International Trade Commission ("ITC") seeking the imposition of antidumping duties against imports of pure magnesium from Israel and CIS and pure granular magnesium from PRC and the imposition of countervailing duties against imports of pure magnesium from Israel. The petitions, as modified by the DOC, sought the imposition of antidumping duties ranging from 86 to 96 percent against Israel, 161 to 306 percent against the PRC and from 23 to 39 percent against the CIS and countervailing duties of at least 20 percent against Israel.

            In December 2000, the ITC issued an affirmative preliminary determination in which it found that there is a reasonable indication of material injury by reason of dumped and subsidized imports. Accordingly, the DOC will make preliminary and then final determinations of dumping and subsidies.

            On February 14, 2001, the DOC preliminarily determined that countervailable subsidies were being provided to producers and exporters of pure magnesium imports from Israel, and established a subsidy rate of 13.39 percent on such imports. This means importers were required to make cash deposits or post bonds equal to the estimated countervailing duties on imports from Israel from February 22, 2001, the date of publication of the preliminary results in the Federal Register. On ___, 2001, the ITC reversed the preliminary order and ruled against the imposition of countervailing duties for imports from Israel.

            Magnesium producers and magnesium grinders in other countries grind various forms of magnesium from China into chips and powders that are not subject to U.S. dumping duties. Imports into the United States of such magnesium powders from magnesium produced in China were ____ metric tons in calendar 2001, an increase of ___% over the prior year.

            In addition to the petition filed with the DOC and the ITC in October 2000, Magcorp (with the International Union of Operating Engineers Local 564 and the United Steelworkers of America Local 8319) filed a petition with the DOC and the ITC in March 1999 seeking the imposition of antidumping duties against imports of magnesium from Russia, the Ukraine and China.

            Despite the applicability of the antidumping order against Russia, it was ineffective due to the exclusion of certain producers and exporters. The DOC revoked the antidumping order against Russia effective January 1, 2000 as a result of Magcorp's decision not to seek to continue that order. As a result of the DOC determinations that dumping and material would be likely to continue or recur if the order were revoked, the antidumping order will remain in effect against imports of pure magnesium ingot from PRC until 2006.

            While the demand for and price of magnesium has decreased, Magcorp's costs to produce magnesium has significantly increased. Magcorp utilizes natural gas to produce magnesium. Magcorp's costs of natural gas increased dramatically in 2000, reflecting skyrocketing natural gas costs nationwide. Natural gas expenditures totaled $13.1 million for 2000 compared to $11.2 million for 1999, despite a 20% decrease in value purchased. This trend worsened in fiscal year 2001, when unit costs increased an additional ___% over 2000's average unit costs.

            In addition, during the period prior to the Petition Date, Magcorp was in the process of implementing the New Cell Technology. See "The Debtors - Operations Description." The New Cell Technology is (i) expected to produce annual cost savings in excess of $16 million and substantially increase Magcorp's yield by increasing production capacity to 56,000 MTPY and (ii) is environmentally focused and will effectively eliminate chlorine emissions at its peak capacity. Implementing these new technologies, however, further impacted Magcorp's cash flow.

            As of the Petition Date, Magcorp had brought 20 of the new cells on line, which represents an implementation of approximately 90% of Phase One. Phase Two has not yet been commenced. As of the Petition Date, the costs incurred in connection with the New Cell Technology was approximately $___ million, $______ of which was incurred in 2001. However, the anticipated operating cost reductions and the increase in revenues from the implementation of the New Cell Technology is not anticipated to occur until after fiscal year 2002. The Debtors anticipate that Magcorp will expend an additional $____ million to fully implement the Phase I rollout of the New Cell Technology. An additional capital expenditure of approximately $__ million would be required to implement Phase II, assuming that demand supported increased production.

            The resultant impact on earnings and the funds required to implement the New Cell Technology created a liquidity shortfall. As indicated above, Magcorp has attempted to protect its market position by filing petitions with the DOC and the ITC for the imposition of anti-dumping and countervailing duties against certain foreign importers of magnesium. Metals has also attempted to generate Cash by selling Sabel for, among other things, $8 million in Cash. In addition, Magcorp and Congress agreed to amend the Prepetition Credit Facility to allow up to $5 million supplemental advances to Magcorp, which are guaranteed by Renco Group. Despite its attempts to increase its available cash, Metals was unable to pay the semi-annual interest payments on the Notes due January 1 and June 1, 2001. This failure to service its obligations under the Senior Notes constituted an event of default under the Prepetition Credit Facility. Prior to the Petition Date, Metals was engaged in negotiations to restructure the Senior Notes. However, these negotiations were not successful. Accordingly, the Debtors determined that the filing of voluntary petitions for relief under chapter 11 of the Bankruptcy Code was in the best interests of the Debtors, their estates and creditors.

III.  THE CHAPTER 11 CASES

            A.    Continuation of Business; Stay of Litigation.

            On the Petition Date, each of the Debtors commenced a voluntary chapter 11 Case under the Bankruptcy Code (collectively, the "Chapter 11 Cases"). The Chapter 11 Cases are being jointly administered for procedural purposes only. Since the Petition Date, the Debtors have continued to operate as debtors-in-possession subject to the supervision of the Bankruptcy Court in accordance with the Bankruptcy Code. The Debtors are authorized to operate in the ordinary course of business. Transactions out of the ordinary course of business require Bankruptcy Court approval. In addition, the Bankruptcy Court has supervised the Debtors' employment of attorneys, financial advisors and other professionals.

            An immediate effect of the filing of the bankruptcy petition was the imposition of the automatic stay under the Bankruptcy Code which, with limited exceptions, enjoined the commencement or continuation of all collection efforts by creditors, the enforcement of liens against the Debtors and litigation against the Debtors. This injunction remains in effect, unless modified or lifted by order of the Bankruptcy Court, until consummation of a plan of reorganization.

            B.    Significant Events During the Chapter 11 Cases.

            1. First Day Orders. The Debtors submitted numerous so-called "first day orders," along with supporting motions, to the Bankruptcy Court on the Petition Date, which were approved. These first day orders include, among others: (i) an order authorizing the retention of Chadbourne & Parke LLP as bankruptcy counsel to the Debtors; (ii) an order authorizing the Debtors to pay certain prepetition employee wages, reimbursable expenses and benefits and continue workers' compensation program; (iii) an order authorizing the Debtors to maintain their prepetition bank accounts, business forms and cash management system; (iv) an order authorizing the Debtors to pay prepetition amounts owing in respect of sales, use, franchise, gross receipt and excise taxes; (v) an order extending the time by which the Debtors were required to file certain information, including schedules and lists; (vi) an order determining adequate assurance of payment for future utility services and restraining utility companies from discontinuing, altering or refusing service; (vii) an interim order authorizing the incurrence of post-petition debt; (viii) an order enforcing and restating the automatic stay and ipso facto provisions of the Bankruptcy Code; (ix) an order establishing notice procedures; and (x) an order directing the joint administration of the Debtors' chapter 11 cases. Some of the First Day Orders are summarized below:

            (a) Prepetition Wage and Benefits Order. On August 8, 2001, the Bankruptcy Court entered an order authorizing the Debtors to pay certain prepetition claims for (a) wages, salaries and other compensation and reimbursable employee expenses, (b) medical, life and health and welfare benefits, (c) various types of insurance coverage, including workers' compensation, (d) contributions to pension plans, and (e) payroll deductions in respect of various benefits, taxes and withholdings (the "Prepetition Wage and Benefits Order"). The Debtors believe such relief was necessary to avoid serious disruption to their businesses at a critical juncture in the Debtors' reorganization. Payments made pursuant to the Prepetition Wage and Benefits Order will reduce the amount of Priority Claims and General Unsecured Claims. See "THE PLAN--Classification and Treatment of Claim and Interests Under the Plan-- Class 1--Priority Claims."

            (b) Automatic Stay Order. On August 6, 2001, the Bankruptcy Court entered an order restating the automatic stay provided by section 362 of the Bankruptcy Code and the ipso facto provision provided by section 365 of the Bankruptcy Code (the "Automatic Stay Order"). The Debtors believe that despite the fundamental nature of the automatic stay and the ipso facto protections, non-debtor parties to certain unexpired leases and executory contracts may attempt to assert their rights under unenforceable clauses that permit the termination of such agreements upon a bankruptcy filing by the Debtors. The granting of the Automatic Stay Order helps ensure that non-debtor parties to unexpired leases and executory contracts will continue to perform and will not, absent further order of the Bankruptcy Court, unilaterally terminate their agreements.

            (c) DIP Facility. On August 8, 2001, the Bankruptcy Court granted interim approval of a debtor-in-possession financing facility pursuant to which Congress provided Magcorp with post-petition financing of up to $33 million (subject to Total Availability) to be used by Magcorp for its working capital and general corporate requirements (collectively the "DIP Facility"). As of the Petition Date, Magcorp had Total Availability of approximately $18.2 million and had incurred total obligations of approximately $14.7 million, of which $5 million was borrowed as Supplemental Loans. As collateral for the DIP Facility, among other things, Congress was granted valid and perfected security interests and liens in and upon all of the Prepetition Lender's Collateral.

            On October 3, 2001, the Bankruptcy Court granted final approval of the DIP Facility (the "Final DIP Order"). The DIP Facility will mature on February 4, 2003. Pursuant to the Bankruptcy Court's approval of the DIP Facility, Congress has an administrative claim with priority over virtually all other claims in these Chapter 11 Cases, including Administrative Expenses (subject to certain carve-outs) and a lien that is senior to substantially all liens, claims, interests and encumbrances arising before or after the Petition Date. See "THE PLAN--Discussion with Constituencies."

            The DIP Facility includes certain restrictive covenants that apply to the Debtors, including restrictions on other indebtedness, liens, sales of assets, dividends and distributions, capital expenditures, mergers, acquisitions, divestitures, reorganizations, payments of pre-petition debt (with certain exceptions) and transactions with affiliates, and requirements regarding satisfaction of certain financial ratios and insurance coverage. The DIP Facility also includes typical events of default, including entry of an order granting relief to prepetition creditors from the automatic stay, a conversion of the Chapter 11 Cases into cases under chapter 7 of the Bankruptcy Code and/or a change of ownership or control of the Debtors.

            The proceeds from the advances under the DIP Facility have been used to pay for, among other things: (i) the postpetition operating expenses incurred by the Debtors in the ordinary course of business and (ii) the fees of Professionals retained by the Debtors and the Creditors' Committee in the Chapter 11 Cases. Additionally, subject to the rights of the Creditors' Committee to challenge, among other things, the extent, validity and priority of Congress' liens in the Prepetiton Lender's Collateral, the proceeds were first used to satisfy the outstanding amount under the Prepetition Credit Facility including unpaid interest at the non-default rate.

            The DIP Facility contains various covenants and restrictions including financial covenants, which specify that Magcorp maintain specified minimum financial amounts with regard to net worth and working capital, as well as restrictions regarding additional indebtedness, liens, loans, dividends, and transactions with affiliates. Magcorp is presently in default of certain DIP Facility financial covenants. Congress has continued to fund, and Magcorp is currently in discussions with Congress to negotiate amended covenants.

            2. Appointment of Creditors' Committee. On August 14, 2001, the Office of the United States Trustee for the Southern District of New York appointed the following entities to the Creditors' Committee: (i) State Street Bank and Trust Company, (ii) American General Investment Management, L.P., (iii) Norse CBO Ltd., (iv) Plymouth Partner's Inc., (v) Continental Steel Corporation,
(vi) Magretech Inc., and (vii) Jeffries & Company. Subsequently, Jeffries & Company resigned from the Creditors' Committee. As a result, on September 24, 2001, the Office of the United States Trustee appointed Conseco Capital Management to the Creditors' Committee. By letter dated November 1, 2001, Magretech, Inc. resigned from the Creditors' Committee. As of the date hereof, the Office of the United States Trustee has not appointed a replacement for Magretech, Inc. on the Creditors' Committee.

            The Creditors' Committee was initially represented by the law firm of Willkie Farr & Gallagher. By Order dated December 7, 2001, the Bankruptcy Court permitted Willkie Farr & Gallagher to withdraw as counsel to the Creditors' Committee. The Creditors' Committee is currently represented by the law firms of Chapman & Cutler and Luskin, Stern & Eisler LLP. The Creditors' Committee has retained Peter J. Solomon Company as its financial advisors.

            3. Retentions of Professionals. At the commencement of the Chapter 11 Cases, the Debtors retained Chadbourne & Parke LLP as their bankruptcy counsel. In addition, the Debtors retained the following special counsel and professionals to assist them in a variety of areas and issues relating to the Chapter 11 Cases:

      o Kibel Green Issa, Inc. Financial advisors to assist the Debtors in connection with all aspects of a restructuring, reorganization and/or liquidation of assets under a plan of reorganization.

      o     King & Spalding. Special trade litigation counsel for Magcorp.

      o     KPMG LLP. Independent accountants/auditors.

      o Economics Consulting Services Inc. Special trade litigation consultants for Magcorp.

      o     Parsons Behle & Latimer. Special environmental counsel for Magcorp.

      o     Hatch, James & Dodge. Special utility counsel for Magcorp.

      o Bankruptcy Services, LLC. Agent for the Clerk of the Bankruptcy Court for the purposes of mailing, receiving, docketing and maintaining proofs of claim filed against the Debtors and assisting the Debtors in soliciting votes on their Plan through the distribution, review and tabulation of the Ballots.

            Section 328 of the Bankruptcy Code authorizes any official committee (e.g., the Creditors' Committee) to employ professionals. The following are the professionals who have been retained by the Creditors' Committee by order of the Bankruptcy Court:

      o     Chapman & Cutler. Co-counsel for the Creditors' Committee.

      o     Luskin Stern & Eisler. Co-counsel for the Creditors' Committee.

      o     Peter J. Solomon Company. Financial advisor to the Creditors'
            Committee.

            4. Management. Ira L. Rennert is the Chairman of Magcorp. As of the Petition Date, the other officers of Magcorp were (i) Michael H. Legge, President and Chief Executive Officer, (ii) Ron Thayer, Chief Operating Officer,
(iii) Todd R. Ogaard, Vice President Finance and Administration, (iv) Cameron F. Tissington, Vice President Sales and Marketing, (v) Lee Brown, Vice President Public and Governmental Affairs, (vi) Roger L. Fay, Vice President, (vii) Justin
W. D'Atri, Secretary, (viii) John A. Siegel, Jr., Vice President, (ix) Dennis A. Sadlowski, Assistant Secretary and (x) Michael C. Ryan, Assistant Secretary. After the Petition Date, Barry Kaplan and Donald G. Glascoff became directors of Magcorp.

            Ira L. Rennert is the Chairman and President of Metals. As of the Petition Date, the other officers of Metals were (i) Roger L. Fay, Vice President - Finance, (ii) Justin W. D'Atri, Secretary, (iii) John A. Siegel, Jr., Vice President, (iv) Dennis A. Sadlowski, Assistant Secretary and (v) Michael C. Ryan, Assistant Secretary. After the Petition Date, Donald G. Glascoff and Raymond H. Wechsler became directors of Metals.

            It is contemplated that the Debtors' current management team will be the management team of the Reorganized Debtors. See "MANAGEMENT OF REORGANIZED DEBTORS."

            5. Extension of Exclusivity. Section 1121 of the Bankruptcy Code grants a debtor in possession the exclusive right to file a plan of reorganization for 120 days after the filing of a voluntary petition for relief under chapter 11 (the "Exclusive Filing Period") and the exclusive right to solicit acceptances to that filed plan for 180 days after the petition's filing (the "Exclusive Solicitation Period"). Each of these periods may be extended for cause before its expiration. On November 14, 2001, the Debtors requested that the Bankruptcy Court extend the Debtors' Exclusive Filing and Solicitation Periods by ninety (90) days. After discussions with the Creditors' Committee, the Debtors modified their request. By Order dated November 27, 2001, the Bankruptcy Court extended the Debtors' Exclusive Filing Period for a period of seventy-five (75) days through and including February 13, 2002 and the Debtors' Exclusive Solicitation Period for a period of seventy-five (75) days through and including April 15, 2002, provided that the Debtors were not permitted to file a chapter 11 plan prior to January 14, 2002 without the prior written consent of the Creditors' Committee.

            The Debtors did not seek a further extension of the Exclusive Filing Period but instead voluntary elected to permit it to lapse. The Debtors believe that the termination of the Exclusive Filing Period would expedite their exit from chapter 11 as it would permit competing plans to be proposed and filed. The Debtors reserve their right to seek a further extension of the Exclusive Solicitation Period.

            6. Claims Process and Bar Date. On October 18, 2001, the Debtors filed with the Bankruptcy Court their schedules of assets and liabilities and statements of financial affairs (collectively, the "Schedules"). Thereafter, the Bankruptcy Court established February 20, 2002 (the "Bar Date") as the deadline for filing proofs of Claim, except certain specified Claims, against the Debtors. As of the date hereof, creditors have filed approximately _______ Claims prior to the Bar Date alleging liabilities in excess of $__________ plus unliquidated amounts. See "THE PLAN--Classification and Treatment of Claims and Interests Under the Plan--Class 5--General Unsecured Claims."

            The Debtors intend to analyze and evaluate each proof of claim and proof of interest to determine whether to object to the allowance of such Claims or Interests.

            The Debtors intend to file objections to, among others, those Claims that are: (A) duplicative; (B) superseded by amended Claims; (C) erroneously asserted against multiple Debtors; (D) not obligations of any of the Debtors;
(E) filed after the Bar Date; or (F) in excess of the amount actually owed, as evidenced by the Debtors' books and records. The Debtors project that the Claims asserted, against them will be resolved in and reduced to an amount that approximates the Debtors' estimates of Allowed Claims contained in this Disclosure Statement. However, the actual aggregate amount of Allowed Claims in any Class may differ significantly from the Debtors' estimates thereof and any variance from such estimates will affect Distribution in certain Classes.

            7. Employee Arrangements.

            (a) Collective Bargaining Agreements. As of the Petition Date, Magcorp employed approximately 130 salaried employees and 269 hourly employees at the Facility. Metals does not have any employees. The United Steelworkers of America Local 8319 (the "Union") collective bargaining unit is the exclusive bargaining agent for each of the hourly employees (the "Union Employees").

            Prior to the Petition Date, the Debtor and the Union were party to that certain collective bargaining agreement covering the Union Employees effective August 31, 1997 (the "Existing CBA"). Pursuant to its terms the Existing CBA had an initial term expiring August 31, 2001 (the "Expiration Date"). The Expiration Date automatically extends from year to year upon terms to be collectively bargained unless written notice to terminate the Existing CBA is given by either party not less than sixty (60) days prior to the Expiration Date.

            Prior to the Petition Date, Magcorp's management commenced negotiations on the renewal terms of the Existing CBA beyond the Expiration Date. A renewal of the Existing CBA before the Expiration Date was essentially in order to maintain good relations with the Union Employees and avert any disruption to the Facility's continuing operations. On or about August 27, 2001, Magcorp and the Union concluded negotiations on a three-year agreement (the "CBA Renewal"). By order dated October 10, 2001, the Bankruptcy Court approved the CBA Renewal, which extended the terms and conditions of the Existing CBA with certain modifications. The following is a summary of the key revisions in the CBA Renewal, none of which the Debtors consider to reflect a substantial change from the Existing CBA:

      o     Length. The term of the CBA Renewal runs through August 31, 2004;

      o Pension Improvements. The Monthly Pension Allowance will increase by $2.50; and

      o Hourly Wages. Union Employees will continue to be paid based upon their Job Classification. Pursuant to the CBA Renewal, the wages of Union Employees will increase by 2.2% for each of the annual periods commencing on September 2, 2001, September 1, 2002 and August 31, 2003, respectively.

            (b) Employment Agreements. Prior to the Petition Date, Magcorp entered into employment agreements with a number of its employees (the "Employment Agreements"). The terms of each of the Employment Agreements commence as of June 1, 2001 and continue until May 31, 2004. The terms of the Employment Agreements automatically extend for additional one-year periods upon expiration, subject to certain conditions. The Employment Agreements provide for, inter alia, (i) a base salary, (ii) bonus, (iii) severance and (iv) a non-competition agreement. The Debtors believe that each of the Employment Agreements are executory contracts and subject to Magcorp's rights under section 365 of the Bankruptcy Code. The Debtors intend to assume most, if not all, of the Employment Agreements under the Plan.

            By order dated October 10, 2001, the Bankruptcy Court authorized the assumption of the employment agreement dated February 1, 2000 by and between Tony J. Rudman, Esq., Magcorp's general counsel, and Magcorp, as amended by Mr. Rudman and Magcorp. Mr. Rudman is not a corporate officer of Magcorp or Metals.

            8. PacifiCorp Electrical Contract and Related Issues. Magcorp utilizes a significant amount of electricity in the production of magnesium and its business operations. Although it is capable of generating some of its own electricity, Magcorp receives most of its electricity from PacifiCorp. For well over 30 years and pursuant to the PSC Order and the PacifiCorp Contract, PacifiCorp provided "interruptible" service to Magcorp for an unlimited duration at prices that were significantly lower than the price for firm service to large industrial customers. The rate established for interruptible service to Magcorp in 1968 was approximately 60% less than the firm industrial rate. For over 30 years through eight successful negotiations, Magcorp and PacifiCorp found common ground to achieve equitable solutions for the continued provision of interruptible service to Magcorp at rates below firm tariff service rates. Over time, the rates for interruptible service to Magcorp have been adjusted pursuant to orders of the PSC Commission, but the interruptible rates set in 1988 under the 7th Amendment to the Agreement and in 1998 under the 8th Amendment to the Agreement remained more than 60% below the firm industrial rate and did not alter the nature of the interruptible service. The PacifiCorp Agreement, but not the PSC Commission order referred to above, expired on December 31, 2001. PacifiCorp has filed an application with the PSC Commission to change the type of service that Magcorp receives, from interruptible to firm service, and therefore increase the price that Magcorp pays for electricity substantially. The Debtors have taken the position that pursuant to the Utilities Order, one of the First Day Orders, that PacifiCorp must continue to provide interruptible service and that PacifiCorp's application to the PSC Commission violated the automatic stay.

            C.    Significant Litigation

            1. Environmental Matters. The Debtors are subject to various federal, state and local environmental laws and regulations, including those relating to air emissions, wastewater discharges, the handling and disposal of solid and hazardous wastes and the remediation of contamination associated with the use and disposal of hazardous substances. The Debtors have received information requests or have been named potentially responsible parties ("PRPs") by the United States Environmental Protection Agency ("EPA"), state environmental agencies, or PRP groups under the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), the Resource Compensation and Recovery Act ("RCRA"), or analogous state laws with respect to the Facility and Magcorp's production of magnesium. Furthermore, given the Debtors' historic operations involving the use and disposal of allegedly hazardous substances, additional environmental issues may arise in the future the precise nature and magnitude of which the Debtors cannot predict.

            A number of governmental agencies, PRP groups, and individual claimants have filed proofs of claim against certain of the Debtors with respect to liabilities relating to environmental matters, including liabilities arising under RCRA and analogous state laws. Depending on the nature of those Claims, the Debtors intend to classify and treat such Claims in one of our ways:

                  (i) certain obligations that are either non-dischargeable
            under the Bankruptcy Code or the Debtors choose to leave Unimpaired under the Plan (the "Environmental Claims"), will be unaffected by the Debtors' Chapter 11 Cases. These potential obligations may include future remediation obligations with respect to certain of the Debtors' properties and financial assurances requirements under the Administrative Orders described below. The Debtors intend to vigorously contest many, if not all, of the Environmental Claims;

                  (ii) certain Claims arising under or related to environmental statutes or regulations may be Administrative Expenses and treated as such under the Plan;

                  (iii) certain Claims arising under or related to environmental statutes or regulations may be General Unsecured Claims and treated as such under the Plan; and

                  (iv) certain Claims arising under or related to environmental statutes or regulations are penalties and fines. The Debtors intend to subordinate these claims and treat them as Class 7A or Class 7B Claims under the Plan. As discussed above, no distributions will be made on account of such Claims under the Plan.

The Debtors believe that Environmental Claims that will not be resolved in the Bankruptcy will aggregate between $______ and $_______. The Debtors' estimate of the Claims described in (b), (c) and (d) herein are contained in the estimates for such classes provided above. The Environmental Claims and other Claims referred to in (i), (ii), (iii) and (iv) above are herewith collectively referred to as the Environment-Related Claims. This range reflects a number of factors such as the amount of such Environment-Related Claims paid in Cash, the assertion of factual or legal defenses to certain Environment-Related Claims, and the willingness of certain claimants to compromise their Environment-Related Claims. No assurance can be given that the potential liabilities associated with such Environment-Related Claims will not ultimately prove to be more than the current estimates. The potentially significant Environment-Related Claims presently asserted against the Debtors and the proposed treatment of all Environment-Related Claims are as follows:

            (a) Administrative Orders. The Debtors are parties to several administrative orders (as defined below) relating to environmental matters issued prior to the Petition Date. The potentially significant Claims relating to the Administrative Orders include the following:

                  (i) Administrative Consent Order. In 1999, EPA representatives conducted limited sampling activity at various areas within the Facility. Subsequent to the 1999 EPA sampling and after numerous site visits, Magcorp entered into an agreement with the EPA on or about September 29, 2000, pursuant to section 7003(a) of RCRA (the "Administrative Consent Order"). Pursuant to the terms of the Administrative Consent Order, Magcorp is, among other things, required to (i) conduct testing for dioxins, furans and hexachlorobenzene at portions of the Facility; (ii) perform a risk assessment of worker exposure to these substances; (iii) perform remediation as indicated by the risk assessment; (iv) investigate potential sources of dioxin, furan and hexachlorobenzene formation in its manufacturing process; (v) comply with certain reporting requirements; (vi) submit a work plan to implement these tasks; and
            (vii) provide financial assurances which comply with RCRA regulations in the amount of $500,000. Following a public comment period, EPA and Magcorp agreed to certain modifications. A revised Administrative Consent Order was issued and took effect on June 22, 2001.

                  (ii) Unilateral Administrative Order. On or about June 15,
            2001, the EPA issued a unilateral Administrative Order, Docket No. RCRA-8-2001-05 (the "Unilateral Administrative Order" and, together with the Administrative Consent Order, the "Administrative Orders"), pursuant to section 7003(a) of RCRA. Section V of each of the Administrative Orders contains EPA's conclusion that the past or present handling of solid waste at the facility may present an imminent and substantial endangerment to health or the environment within the meaning of section 7003(a). The Unilateral Administrative Order purportedly requires Magcorp, among other tasks, to: (i) cease release of anode dust from the "anode dust headers;" (ii) investigate soils in the vicinity of the anode dust header area and remediate the area if necessary; (iii) evaluate and recommend to EPA methods to eliminate formation and/or releases of dioxins, furans, hexachlorobenzene and other chemicals at the Facility; and (iv) provide financial assurances which comply with RCRA regulations in the amount of $1,000,000.

The Debtors dispute the United States' assertions and allege, among other things, that: (i) EPA exceeded its authority in issuing the Unilateral Administrative Order; (ii) neither the RCRA Lawsuit nor the Administrative Orders are based on any actual or threatened endangerment to the health and safety of employees or the public; and (iii) the RCRA Lawsuit and the Administrative Orders are unduly burdensome on Magcorp.

            (b) The RCRA Lawsuit. On January 16, 2001, the United States commenced a lawsuit against Magcorp, Metals and their owner in the United States District Court for the District of Utah (the "Utah District Court") pursuant to section 3008 of RCRA (the "RCRA Lawsuit"). In the RCRA Lawsuit, the United States has alleged that several specific wastes generated at the Facility are "hazardous" as that term is defined in RCRA, and in addition are not excluded from regulation by the so-called Bevill Amendment ("Bevill") and subsequent Bevill-related regulations, which exclude certain wastes generated by the extraction, beneficiation and processing of ores and minerals. Based upon these allegations, the United States: (i) seeks civil penalties for Magcorp's alleged violations of RCRA and certain state hazardous waste regulations, (ii) requests injunctive relief allegedly required to bring Magcorp into compliance with RCRA and all other applicable state and federal environmental laws, and (iii) seeks to establish, inter alia, Metals' liability for the acts and omissions of Magcorp.

            The Debtors have defended and intend to continue to vigorously defend against the RCRA Lawsuit on the basis, among others, that each of the wastes at issue (a) is excluded from RCRA by the Bevill Amendment and applicable regulations and (b) does not constitute a "hazardous" waste as that term is defined by RCRA. The Debtors have asserted that forced compliance with the Administrative Orders and the continuation of the RCRA Lawsuit would violate the automatic stay. The United States disputes these assertions.

            The Debtors have also asserted that assuming, arguendo, the Administrative Orders and/or RCRA Lawsuit are not subject to the automatic stay, the Bankruptcy Code provides other forms of relief including, without limitation, under sections 105(a) and 502 of the Bankruptcy Code, if the Administrative Orders and/or RCRA Lawsuit will unduly burden the Debtors or otherwise hinder their reorganization efforts. The United States disputes that other forms of relief are available, and that assuming, arguendo, that such relief is available, that the Debtors are unlikely to succeed in proving that they qualify for such relief.

            The Debtors and the United States have entered into a proposed stipulation pursuant to which, inter alia, (i) litigation on the RCRA Lawsuit may continue and (ii) the United States will agree to not enforce the financial assurance requirements of the Administrative Orders prior to certain dates, including the date of the Plan. The Debtors will seek Bankruptcy Court approval of that stipulation in the near future.

            (c) Other Environmental Matters. The Clean Air Act establishes national emission standards for hazardous air pollutions ("WESHAPS"). Magcorp has scrubbers operating to reduce pertinent hydrogen chloride emission and has not been required to incur significant expenditures to meet the current standard. With respect to chlorine emissions, Magcorp expects it will be required to make substantial reductions to meet WESHAPS for primary magnesium refineries that will be promulgated in mid-2002, with an expected three to six year timetable for compliance.

            Magcorp has historically released 30 to 50 thousand tons per year of chlorine into the air under a permit with the State of Utah. These releases were associated with operating loss and downtime related to the old technology used at the Facility. The implementation of the New Cell Technology will essentially eliminate all operating elimination of chlorine. Chlorine releases associated with recovery system downtime will also be reduced through the installation of advanced scrubbing equipment. The significant reduction in chlorine releases will be an important improvement to Magcorp's environmental position. The reduction in chlorine emissions will, in turn, result in an increase in the amount of chlorine that Magcorp will retain and be able to sell.

            2. The BLM Lawsuit. In April 1998, the United States commenced a lawsuit against Magcorp by filing a complaint in the Utah District Court seeking damages based upon the allegation that Magcorp has taken magnesium out of mineral-laden groundwater belonging to the United States without a mineral lease or payment of royalties (the "BLM Complaint"). Magcorp disputes these allegations. In 2001, Metals and its owners were added as defendants. To date, the United States has not produced any evidence to support these claims. The Debtors have defended and intend to continue to vigorously defend against these claims. The Utah District Court dismissed the BLM Complaint prior to the Petition Date for failure to join an indispensable party. The United States has moved to have the Utah District Court amend or reconsider its judgment. The Utah District Court issued an order stating that it would not rule on this motion to reconsider because it was stayed by virtue of the commencement of the Debtors' Chapter 11 Cases. The United States has nevertheless requested the Utah District Court to consider its motion to reconsider. The Debtors have informed the United States that any continued prosecution of the BLM Complaint or its motion to reconsider may constitute a willful violation of the automatic stay.

            3. The Trade Litigation. See "BACKGROUND--Events Leading to Chapter 11 Filings."

IV.   THE PLAN

            THE FOLLOWING IS A SUMMARY OF CERTAIN SIGNIFICANT PROVISIONS OF THE PLAN. THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION SET FORTH IN THE PLAN WHICH IS ATTACHED TO THIS DISCLOSURE STATEMENT AS EXHIBIT "1." TO THE EXTENT THAT THE TERMS OF THIS DISCLOSURE STATEMENT VARY WITH THE TERMS OF THE PLAN, THE TERMS OF THE PLAN SHALL BE CONTROLLING.

            A.    General.

            Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code. Under chapter 11, a debtor is authorized to reorganize its business for the benefit of itself and its creditors and stockholders.

            Formulation of a plan of reorganization is the principal objective of a chapter 11 reorganization case. In general, a chapter 11 plan of reorganization (i) divides claims and equity interests into separate classes,
(ii) specifies the property that each class is to receive under the plan and
(iii) contains other provisions necessary to the reorganization of the debtor. Chapter 11 does not require each holder of a claim or interest to vote in favor of the plan of reorganization in order for the Bankruptcy Court to confirm the plan. However, a plan of reorganization must be accepted by the holders of at least one class of claims that is Impaired without considering the votes of "insiders" within the meaning of the Bankruptcy Code.

            Distributions to be made under the Plan will be made after confirmation of the Plan, on the Effective Date or as soon thereafter as is practicable, or at such other time or times specified in the Plan.

            B.    Discussions with Constituencies.

            The Debtors believe that the best prospects for their successful emergence from chapter 11 are through a joint plan of reorganization and the confirmation of such a plan under an expedited timetable. Since the Petition Date, the Debtors have sought to achieve this objective by focusing their efforts through constant communications and negotiations with Congress, the Creditors' Committee and other creditor constituencies. The Debtors have explored new business opportunities and new avenues of restructuring designed to augment future cash flow through expansion, long term magnesium supply agreements and commercial ventures. See "SELECTED HISTORICAL FINANCIAL DATA--Management's Discussion and Analysis of Results of Operations" and "PROJECTIONS AND VALUATION--Projections--Pro Forma Projected Cash Flow. The Debtors have met with a number of potential third party investors or purchasers. Although certain expressions of interest in the Debtors or segments of their businesses have been received, none of these offers have to date resulted in a scenario that would provide creditors with recoveries regarded as acceptable to representatives of all the major constituencies in the Chapter 11 Cases. The nature of Magcorp's principal (i.e., production of magnesium) business is such that new business generally is awarded during the fall and winter months of the year preceding the commencement of production of magnesium. See "BACKGROUND--Operations Description." The Debtors believe that a protracted period in chapter 11 will preclude the Debtors from successfully bidding on new programs, thus reducing the value of the Debtors in future years. The Debtors have, accordingly, concluded that the Plan and the transactions contemplated thereby provide the most expeditious means for the Debtors' emergence from chapter 11 and therefore will maximize the value of their assets as a going concern for all parties in interest.

            During the course of the Debtors' Chapter 11 Cases, numerous discussions concerning the formulation of the Plan have taken place between and among the Debtors, Renco Group and the Debtors' principal creditor constituencies, primarily the Creditors' Committee. The discussions with Renco Group and the Creditors' Committee have included negotiations regarding, inter alia, the amount and nature of claims asserted in different classes (including the amount and nature of Disputed Claims and alternative treatment of such claims), the feasibility of various capital structures, the terms and amount of exit financing and capital contribution and the potential adverse impact of prolonged Chapter 11 Cases on the Debtors' businesses. Due to the competitive nature of the Debtors' businesses and the influx of imports, the Debtors believe that it is extremely important for the Debtors to emerge from bankruptcy expeditiously. The Debtors only filed the Plan after these negotiations failed to result in a consensual plan. The Debtors are hopeful that ultimately the Creditors' Committee will support the Plan as being in the best interests of the Debtors' estates and creditors.

            Renco Group, the holder of 100% of the stock of Metals, actively participated in the formulation of the Plan. Under the terms of the Plan, Renco Group or its designee have agreed, subject to the terms of the Plan and ancillary documents to be executed in connection with the Plan (collectively, the "Plan Documents"), to provide a $10,000,000 capital contribution to purchase the equity of the Reorganized Debtors in satisfaction of section 1129(b)(2) of the Bankruptcy Code. Therefore, Renco Group is not acquiring equity of the Reorganized Debtors as a result of its retention of its pre Effective Date equity interests. See "CONFIRMATION OF THE PLAN - Non-Acceptance and Cramdown."

            C. Classification and Treatment of Claims and Interests Under the Plan.

            Section 1123(a)(1) of the Bankruptcy Code requires that a plan of reorganization classify the claims of a debtor's creditors (other than administrative expenses and priority tax claims) and the interests of its equity holders. Section 1122 of the Bankruptcy Code also provides that, except for certain claims classified for administrative convenience, a plan of reorganization may place a claim or interest of a creditor or equity holder in a particular class only if such claim or interest is substantially similar to the other claims or interests of such class. The Plan places Magcorp Priority Claims, Metals Priority Claims, Magcorp General Secured Claims, Metals General Secured Claims, Magcorp Environmental Claims, Metals Environmental Claims, Magcorp Senior Note Guaranty Claims, Metals Senior Note Claims, Magcorp General Unsecured Claims, Metals General Unsecured Claims, Magcorp Intercompany Claims, Metals Intercompany Claims, Magcorp Subordinated Claims, Metals Subordinated Claims, Old Magcorp Common Stock Interests, and Old Metals Common Stock Interests in separate Classes. The Debtors believe they have classified all Claims and Interests in compliance with the provisions of section 1122 of the Bankruptcy Code. If a creditor or equity interest holder challenges such classification of Claims or Interests and the Bankruptcy Court finds that a different classification is required for the Plan to be confirmed, the Debtors, pursuant to section 1127 of the Bankruptcy Code, to the extent permitted by the Bankruptcy Court, intend to make such reasonable modifications to the classification of Claims or Interests under the Plan to provide for whatever classification might be required by the Bankruptcy Court for confirmation. In the event that a class of Claims identified in the Plan does not contain any Claims, such class shall be deemed eliminated for all purposes under the Plan.

            EXCEPT TO THE EXTENT THAT SUCH MODIFICATION OF CLASSIFICATION ADVERSELY AFFECTS THE TREATMENT OF A HOLDER OF A CLAIM OR INTEREST AND THE BANKRUPTCY COURT REQUIRES RESOLICITATION, ACCEPTANCE OF THE PLAN BY ANY HOLDER OF A CLAIM OR INTEREST PURSUANT TO THIS SOLICITATION WILL BE DEEMED TO BE A CONSENT TO THE PLAN'S TREATMENT OF SUCH HOLDER REGARDLESS OF THE CLASS AS TO WHICH SUCH HOLDER IS ULTIMATELY DEEMED TO BE A MEMBER.

            The Bankruptcy Code also requires that a plan of reorganization provide the same treatment for each claim or interest of a particular class unless the holder of a particular claim or interest agrees to a less favorable treatment of its claim or interest. The Debtors believe that they have complied with such standard. If the Bankruptcy Court finds otherwise, it could deny confirmation of the Plan if the holders of Claims or Interests affected do not consent to the treatment afforded them under the Plan.

            The Plan categorizes the Claims against and Interests in the Debtors into Eight Classes of Claims against and Interest in each Debtor. In accordance with the Bankruptcy Code, Administrative Expenses and Priority Tax Claims are not classified into Classes. The Plan also provides that expenses incurred by the Debtors during the Chapter 11 Cases will be paid in full and specifies the manner in which the Claims and Interests in each Class are to be treated. To the extent that the terms of this Disclosure Statement vary with the terms of the Plan, the terms of the Plan shall be controlling.

            1. Treatment of Administrative Expenses and Certain Priority Claims.

            (a) Administrative Expenses. Administrative Expenses consist of (a) any cost or expense of administration of the Chapter 11 Cases allowable under section 503(b) of the Bankruptcy Code, including, without limitation, the fees and expenses of the Professionals employed by the Debtors or the Creditors' Committee, (b) a Claim given the status of an Administrative Expense by Final Order of the Bankruptcy Court, (c) all fees or charges assessed against the Debtors' estates under section 1930 of title 28 of the United States Code and
(d) all Claims that are entitled to priority as Claims of a kind specified in section 503(b) of the Bankruptcy Code pursuant to a Final Order of the Bankruptcy Court under section 546(c)(2)(a) of the Code. Such Administrative Expenses include, for example, costs incurred in the operation of the Debtors' businesses after the Petition Date, postpetition taxes, if any, and certain other obligations arising after the Petition Date.

            Assuming that (i) neither significant litigation nor objections are filed with respect to the Plan, (ii) the Plan is confirmed in or about April 2002 and (iii) the Debtors' alleged environmental liabilities do not result in significant additional Administrative Expenses, the Debtors estimate that unpaid Administrative Expenses as of the Effective Date will not exceed $___ million exclusive of Administrative Expenses incurred under the DIP Facility, but inclusive of the statutory fees payable to the United States Trustee, which the Debtors believe should not be material.

            Under the Plan, each holder of an allowed Administrative Expense shall be paid in full, in Cash, in such amounts as (a) are Allowed by the Bankruptcy Court, upon the latest of the Effective Date, the date upon which there is a Final Order allowing such Administrative Expenses or any other date specified in such order, or (b) are agreed upon between the holder of such Administrative Expense and Reorganized Magcorp or Reorganized Metals, as the case may be. Notwithstanding the foregoing, all Administrative Expenses incurred by either of the Debtors-in-Possession in the ordinary course of business shall be paid by the respective Debtor-in-Possession or, on and after the Effective Date, Reorganized Magcorp or Reorganized Metals, pursuant to ordinary business terms.

            (b) DIP Lender's Claims. A DIP Lender's Claim is any Claim of the DIP Lender arising under or pursuant to the DIP Facility or the DIP Order. The Debtors project that the DIP Lender's Claims will not exceed $____, as of the Effective Date, which the Debtors believe will be ____, 2002. Under the Plan, the holder of an allowed DIP Lender's Claim shall be paid in full in Cash in immediately available funds or otherwise its satisfied in a manner acceptable to the holder of the DIP Lender's Claim in accordance with the terms of the DIP Facility. Upon compliance with the foregoing sentence, and unless otherwise agreed to, all liens granted to secure such obligations shall be deemed canceled and shall be of no further force and effect without the necessity of any further action on behalf of the holder of the DIP Lender's Claim or the Debtors.

            (c) Priority Tax Claims. A Priority Tax Claim is any Claim against the Debtors of the type specified in section 507(a)(8) of the Bankruptcy Code. These Claims consist of certain unsecured Claims of governmental units for taxes. The Debtors estimate that Priority Tax Claims will not exceed $__________.

            Under the Plan, with respect to each Allowed Priority Tax Claim, the holder of an Allowed Priority Tax Claim shall be paid through Cash payments deferred to the extent permitted by section 1129(a)(9) of the Bankruptcy Code and interest shall be paid on the unpaid portion of such allowed Priority Tax Claims at the Plan Rate or such other rate as determined by the Bankruptcy Court. The deferred Cash payments shall commence on (a) the latest of (i) the Effective Date, (ii) the date upon which there is a Final Order allowing such Claim as an Allowed Priority Tax Claim, (iii) the date that such allowed Priority Tax Claim would have been due if the Chapter 11 Cases had not been commenced, or (b) upon such other later date as may be agreed to between the Debtors and any holder of an Allowed Priority Tax Claim.

            2. Class 1A--Priority Claims Against Magcorp and Class 1B Priority Claims Against Metals. Class 1 consists of all Claims which are entitled to priority in payment under section 507(a) of the Bankruptcy Code, other than Administrative Expenses and Priority Tax Claims. Priority Claims include Claims for wages, salaries and contributions to employee benefit plans, to the extent that such Claims are entitled to priority under section 507(a) of the Bankruptcy Code. In light of the payments already made pursuant to the Prepetition Wage and Benefits Order (see "THE CHAPTER 11 CASES--Prepetition Wage and Benefits Order"), the Debtors believe that there will be no Priority Claims against their estates.

            Unless otherwise agreed by the holder of an Allowed Priority Claim and (i) the appropriate Debtor, or (ii) following the Effective Date, the appropriate Reorganized Debtor, each holder of an Allowed Priority Claim will be paid 100% of the unpaid Allowed amount of such Claim in Cash on or as soon as practicable after the later of: (a) the Effective Date, or (b) the date such Priority Claim becomes an Allowed Priority Claim.

            As more specifically set forth in the Plan, and without in any way limiting, Article 10 of the Plan, the distributions provided to holders of Priority Claim are in full settlement, release and discharge of each holder's Priority Claim.

            Class 1A and 1B are Unimpaired under the Plan and holders of such Claims are conclusively presumed to have accepted the Plan. Therefore, there will be no solicitation of acceptances from holders of Class 1A or Class 1B Claims.

            Class 2A--General Secured Claims against Magcorp and Class 2B--General Secured Claims against Metals. Class 2 consists of any Claim that, to the extent reflected in the Schedules or a proof of claim, which (a) is secured by a Lien (as defined by the Bankruptcy Code) on property or interest on property of the Estates ("Collateral"), to the extent of the value of such creditor's interest in such Collateral, as determined in accordance with section 506(a) of the Bankruptcy Code, or (b) is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the amount subject to setoff, other than a DIP Lender's Claim.

            Under the Plan, at the option of the Magcorp or Metals, as the case may be, (i) an Allowed General Secured Claim shall be reinstated and rendered unimpaired in accordance with section 1124(2) of the Bankruptcy Code, (ii) a holder of an Allowed General Secured Claim shall receive Cash in an amount equal to such Allowed General Secured Claim, including any interest on such Allowed General Secured Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, on the later of the Effective Date and the date such General Secured Claim becomes an Allowed General Secured Claim, or as soon thereafter as is practicable, or (iii) a holder of an Allowed General Secured Claim shall receive the Collateral securing its Allowed General Secured Claim and any interest on such Allowed General Secured Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, in full and complete satisfaction thereof on the later of the Effective Date and the date such General Secured Claim becomes Allowed, or as soon thereafter as is practicable. The Debtors estimate that General Secured Claims will aggregate approximately $___________.

            As more specifically set forth in the Plan, and without in any way limiting, Article 10 of the Plan, the distributions provided to holders of General Secured Claims are in full settlement, release and discharge of each holder's General Secured Claim.

            Class 2A and 2B are Unimpaired under the Plan and holders of such Claims are conclusively presumed to have accepted the Plan. Therefore, there will be no solicitation of acceptances from holders of Class 2A or Class 2B Claims.

            3. Class 3A--Environmental Claims against Magcorp and Class 3B--Environmental Claims against Metals. Class 3 consists of any alleged liability of the Debtors relating to noncompliance with or violation of a Federal, State, or Local environmental statute or regulation promulgated thereunder other than a Claim for a fine or penalty that (i) is determined pursuant to a Final Order, or (ii) is agreed to by the Debtors and the holder of such Environmental Claim, to be nondischargeable under the Plan. The Debtors estimate that Environmental Claims will aggregate approximately $_________.

            Under the Plan, on the Effective Date, or as soon thereafter as practicable, each holder of an Allowed Environmental Claim shall have its legal equitable and contractual rights, if any, against Magcorp and/or Metals, as the case may be, unimpaired pursuant to section 1124(1) of the Code, except to the extent agreed to in writing by Magcorp and/or Metals, as the case may be, and such holder of an Environmental Claim.

            Class 3A and 3B are Unimpaired under the Plan and holders of such Claims are conclusively presumed to have accepted the Plan. Therefore, there will be no solicitation of acceptances from holders of Class 3A or Class 3B Claims.

            4. Class 4A--Senior Note Guaranty Claims against Magcorp. Class 4A consists of all Claims based upon or evidence by the guaranty of Magcorp dated as of July 1, 1996, of the Senior Notes. against the Debtors. The Debtors estimate that the aggregate amount of Senior Note Guaranty Claims that will be Allowed is approximately $150 million, plus accrued and unpaid interest through the Petition Date.

            Under the Plan, each holder of an Allowed Class 4A Claim shall receive, in full and final satisfaction of its Allowed Class 4A Claim, on the later of the Effective Date or the date such holder's Senior Note Guaranty Claim becomes an Allowed Class 4A Claim, or as soon thereafter as is practicable, such holder's Pro Rata Share of 98% of the Senior Notes.

            As more specifically set forth in, and without in any way limiting,
Section 10 of the Plan, the distributions provided to the holders of Senior Note Guaranty Claims are in full settlement, release and discharge of each holder's Senior Note Guaranty Claim.

            Class 4A is Impaired and holders of Senior Note Guaranty Claims are entitled to vote to accept or reject the Plan.

            5. Class 4B--Senior Note Claims against Metals. Class 4B consists of any Claim based upon or evidenced by a Senior Note.

            Under the Plan, each holder of an Allowed Class 4B Claim shall receive, in full and final satisfaction of its Allowed Class 4B Claim, on the later of the Effective Date or the date such holder's Senior Note Claim becomes an Allowed Class 4B Claim, or as soon thereafter as is practicable, such holder's Pro Rata Share of 2% of the New Notes. The Debtors estimate that the aggregate amount of Senior Note Claims that will be Allowed is approximately $150 million, plus accrued and unpaid interest through the Petition Date.

            Class 4B is Impaired and holders of Senior Note Claims are entitled to vote to accept or reject the Plan.

            6. Class 5A--General Unsecured Claims against Magcorp and Class 5B--General Unsecured Claims against Metals. Class 5 consists of any Claim that is not a DIP Lender's Claim, an Administrative Expense, a Priority Claim, a Priority Tax Claim, a Secured Claim, a Senior Note Claim, a Senior Note Guaranty Claim, a Subordinated Claim, an Intercompany Claim, an Environmental Claim, or an Indemnification Claim.

            Under the Plan, each holder of an Allowed Class 5A Claim shall receive, in full and final satisfaction of its Allowed Class 5A Claim, (i) on the Effective Date, five percent (5%) of its Pro Rata Share of Magcorp Class 5A Cash; (ii) on the first anniversary of the Effective Date, fifteen (15%) of its Pro Rata Share of Magcorp Class 5A Cash; and (iii) thereafter in four (4) equal annual installments commencing on the second anniversary of the Effective Date, its Pro Rata Share of the remainder of Magcorp Class 5A Cash.

            Under the Plan, each holder of an Allowed Class 5B Claim shall receive, in full and final satisfaction of its Allowed Class 5B Claim, (i) on the Effective Date, five percent (5%) of its Pro Rata Share of Metals Class 5B Cash; (ii) on the first anniversary of the Effective Date, fifteen (15%) of its Pro Rata Share of Metals Class 5B Cash; and (iii) thereafter in four (4) equal annual installments commencing on the second anniversary of the Effective Date, its Pro Rata Share of the remainder of Metals Class 5B Cash. The Debtors estimate that the aggregate amount of General Unsecured Claims that will be Allowed is approximately $___ million.

            As more specifically set forth in, and without in any way limiting,
Section 10 of the Plan, the distributions provided to the holders of General Unsecured Claims are in full settlement, release and discharge of each holder's General Unsecured Claim.

            Classes 5A and 5B are Impaired and holders of General Unsecured Claims are entitled to vote to accept or reject the Plan.

            7. Class 6A--Magcorp Intercompany Claims. Class 6A consists of any Claim reflected in the books and records of Magcorp as a claim against Metals. As a result of setoffs, the Debtors do not believe there are any Claims in Class 6A.

            Class 6A is Impaired. Under the Plan, the holder of an Allowed Class 6A Claims will receive no distributions on account of such Claims. Accordingly, holder of Class 6A Claims shall be conclusively presumed to have rejected the Plan and are not entitled to vote on the Plan. In addition, the holder of Allowed Class 6A Claims is an insider and therefore the vote of the holder of the Class 6A Claims shall not be counted as an acceptance of the Plan.

            8. Class 6B--Metals Intercompany Claims. Class 6B consists of a Claim in the amount of ___ reflected in the books and records of Metals as a loan from Metals to Magcorp.

            Under the Plan, the holder of Allowed Class 6B Claims shall receive 2% of the Senior Notes and Metals Class 5B Cash, which shall be payable directly to holders of Claims in Classes 4B and 5B.

            Class 6B is Impaired. As an insider, the vote of the holder of the Class 6B Claims shall not be counted as an acceptance of the Plan.

            9. Class 7A--Magcorp Subordinated Claims against Magcorp and Class 7B--Subordinated Claims against Metals. Class 7 consists of all Claims that are determined to be subordinate to General Unsecured Claims and Senior Note Claims pursuant to a Final Order of the Bankruptcy Court, whether pursuant to section 510 of the Bankruptcy Code or otherwise, and shall include all Claims for fines and penalties by any entity.

            Under the Plan, holders of Class 7 Subordinated Claims will receive no distributions on account of such Claims. Accordingly, holders of Class 7 Subordinated Claims shall be conclusively presumed to have rejected the Plan and are not entitled to vote on the Plan.

            10. Class 8A--Stock Interests in Old Magcorp. Class 8A consists of all Interests represented by duly authorized, validly issued and outstanding shares of common stock of Magcorp, prior to the Effective Date.

            Under the Plan, the capital stock held by any record holder of Allowed Class 8A Interests shall be extinguished on the Effective Date and any holder of Allowed Class 8A Interests shall receive no distribution under the Plan. Accordingly, holders of Class 8A Interests shall be conclusively presumed to have rejected the Plan and are not entitled to vote on the Plan.

            11. Class 8B--Stock Interests in Old Metals. Class 8B consists of all Interests represented by duly authorized, validly issued and outstanding shares of common stock of Metals, prior to the Effective Date.

            Under the Plan, on the Effective Date, Allowed Class 8B Interests shall be extinguished and holders thereof shall receive no distributions under the Plan. Accordingly, holders of Class 8B Interests shall be conclusively presumed to have rejected the Plan and are not entitled to vote on the Plan.

            D.    New Common Stock/Bidding Procedures.

            The Plan provides, in exchange for the Post Effective Date Capital Contribution in the amount of $10,000, 000 Cash, the distribution of the New Metals Common Stock to Renco Group and the granting of releases to Renco Group and its officers, directors and affiliates, including Ira L. Rennert. The Debtors will, shortly after the hearing on the Disclosure Statement file a motion for entry of an order approving certain bidding procedures (the "Bidding Procedures Order"), pursuant to which third parties will have the opportunity to submit higher or and better offers for the New Metals Common Stock. The Debtors will propose that any competing bidder must , inter alia (i) be required to fund the Post Effective Capital Contribution on the same or better terms and conditions as the Renco Group; (ii) sign a commitment letter with the Debtors by a date to be specified, which date shall be prior to the Confirmation Date and on such date deposit into escrow a $10,000,000 certified check or arrange for an unconditional letter of credit to be issued for the benefit of the Debtors in such amount securing such bidders obligations; (iii) provide adequate assurances that it will be able to obtain a Senior Post Effective Date Financing Facility that is acceptable to the Debtors; and (iv) otherwise comply with the terms of the Bidding Procedures Order. In the event that a bidder satisfies the terms of the Bidding Procedures Order and submits a timely bid, an auction for the New Metals Common Stock and the right to be the Post Effective Date Capital Contribution Source will be held prior to the Confirmation Hearing.

            E.    Conditions to and Means for Confirmation of the Plan.

            1. Conditions to Confirmation. The following conditions shall be met prior to confirmation of the Plan.

            (a) Disclosure Statement Order. A final order finding that the Disclosure Statement contains adequate information pursuant to section 1125 of the Bankruptcy Code shall have been entered.

            (b) Bidding Procedures Order. The Bidding Procedures Order in form and substance reasonably satisfactory to the Debtors and Renco Group shall have been entered and become a final order.

            (c) Commitment Letter from Post Effective Date Financiers. The Debtors shall have received commitment letters or terms sheets from the Senior Post Effective Date Lender and Renco Group in form and substance satisfactory to the Debtors and the Post Effective Date Financiers with respect to the Post Effective Date Financing Facilities; and

            (d) Environmental Issues. There has been no event which, in the Debtors' business judgment, constitutes a material adverse change to the Debtors' financial condition as a result of any Environmental Claim or any Administrative Expense relating to an alleged violation of environmental or similar laws or regulations.

            (e) Acceptance of Plan. The Plan shall have been accepted in accordance with section 1126 of the Bankruptcy Code by all classes entitled to vote on the Plan.

            2. Conditions to the Effective Date. The following are conditions precedent to the Effective Date, each of which must be satisfied unless waived in accordance with section 11.3 of the Plan:

            (a) Confirmation Order. A Confirmation Order, in form and substance reasonably satisfactory to the Debtors-in-Possession and the Post Effective Date Financiers, confirming the Plan, shall have been entered and become a Final Order.

            (b) Plan Documents. Each of the Plan Documents the New Indenture, the New Magcorp Common Stock and the New Metals Common Stock, in form and substance acceptable to the Debtors and the Post Effective Date Financiers shall have been effected or executed and delivered, and the New Metals Common Stock and New Magcorp Common Stock shall be validly issued and outstanding.

            (c) Post Effective Date Financing Facility. The Post Effective Date Financing Facility Documents in a form acceptable to the Post Effective Date Financiers and the Debtors shall have been executed by all necessary parties thereto, the Senior Post Effective Date Lenders shall have delivered to the Debtors the Post Effective Date Financing Facility Documents and the conditions to funding thereunder, except for those conditions relating to the Effective Date set forth in section 11.2 of the Plan and payments to be made in the Chapter 11 Cases, shall have been satisfied or waived.

            (d) Assumption of Executory Contracts and Unexpired Leases. The Bankruptcy Court shall have entered one or more orders (which may be, or include, the Confirmation Order), which have become Final Orders authorizing the assumption of all executory contracts and unexpired leases not listed in the Plan Supplement or otherwise rejected pursuant to an order of the Bankruptcy Court.

            (e) No Revocation. No request for revocation of the Confirmation Order under section 1144 of the Bankruptcy Code shall have been made, or, if made, shall remain pending.

            (f) New Charters. The Reorganized Magcorp Charter and the Reorganized Metals Charter shall have been filed with the secretary of state of Delaware and shall be in effect.

            (g) By-Laws. Reorganized Magcorp and Reorganized Metals shall have adopted its amended and restated by-laws and such by-laws shall be in effect.

            (h) Other. All actions, other documents and agreements necessary to implement the Plan shall have been effected or executed and delivered.

            (i) DIP Lender's Claims. All of Magcorp's obligations owing to any DIP Lender pursuant to the DIP Loan Documents shall have been paid in full, in Cash, in immediately available funds, and any commitments in respect of the DIP Loan Documents shall have terminated.

            (j) Administrative Expense. All of the Debtors' obligations under any Final Order allowing any Administrative Expense shall have been paid in full, in Cash, in immediately available funds, unless otherwise agreed to by the holder thereof.

            The Effective Date of the Plan shall be the date which is the later of (a) eleven (11) days after the Confirmation Date, or if such date is not a Business Day, the next succeeding Business Day provided that all of the conditions to the occurrence of the Effective Date have been satisfied or waived or (b) the first Business Day on which all of the conditions to the Effective Date have been satisfied or duly waived. The Debtors believe that the Effective Date will occur by _______, 2002.

            A hearing to consider confirmation of the Plan has been scheduled for _________, 2002 at 9:30 a.m., as a result of which, if all conditions to confirmation of the Plan have occurred or been waived by that time, the Confirmation Order may be entered by the Bankruptcy Court.

            The Debtors believe that all conditions to the Effective Date of the Plan will likely be satisfied within sixty (60) days of the Confirmation Date, and that the Effective Date of the Plan could occur by ________, 2002.

            3. Retiree Benefits. After the Effective Date, the payment of retiree benefits (as defined in section 1114 of the Bankruptcy Code), at the level established pursuant to section 1114 of the Bankruptcy Code, will continue for the duration of the period that the applicable Debtor has obligated itself to provide such benefits.

            4. Employee Benefit Plans. Except as otherwise provided in the Plan, subject to the occurrence of the Effective Date, all employee benefit plans, policies and programs of the Debtors, and the Debtors' obligations thereunder, will survive confirmation of the Plan, remain unaltered thereby, and not be discharged. Except as otherwise provided in the Plan, employee benefit plans, policies and programs will include, without limitation, all savings plans, retirement pension plans, health care plans, disability plans, severance benefit plans, life, accidental death and dismemberment insurance plans (to the extent not executory contracts assumed under the Plan) and Workers' Compensation Programs, but will exclude all employees' equity or equity-based incentive plans.

            F.    Securities Law Matters.

            THE ISSUANCE OF NEW METALS COMMON STOCK AND NEW MAGCORP COMMON STOCK AND THE NEW NOTES (COLLECTIVELY, THE "NEW SECURITIES") UNDER THE PLAN RAISES CERTAIN SECURITIES LAW ISSUES UNDER THE BANKRUPTCY CODE AND FEDERAL AND STATE SECURITIES LAWS THAT ARE DISCUSSED IN THIS SECTION. THE INFORMATION CONTAINED IN THIS SECTION SHOULD NOT BE CONSIDERED APPLICABLE TO ALL SITUATIONS OR ALL CREDITORS RECEIVING NEW SECURITIES UNDER THE PLAN. CREDITORS SHOULD CONSULT THEIR OWN LEGAL COUNSEL CONCERNING THE FACTS AND CIRCUMSTANCES WITH RESPECT TO THE TRANSFER OF NEW COMMON STOCK.

            1. Exemption from Securities Act Regulations. The New Metals Common Stock and the New Magcorp Common Stock to be issued on the Effective Date will be issued pursuant to the exemption from the registration requirements of the Securities Act of 1933 (and of equivalent state securities or "blue sky" laws) provided by section 1145(a)(1) of the Bankruptcy Code. Generally, section 1145(a)(1) of the Bankruptcy Code exempts from the registration requirements of the Securities Act and equivalent state securities and "blue sky" laws the issuance of securities directly or through a warrant to purchase such securities if the following conditions are satisfied: (a) the securities are issued by a debtor (or its successor) under a chapter 11 plan; (b) the recipients of the securities hold a claim against, an interest in, or a claim for an administrative expense against, the debtor and (c) the securities are issued entirely in exchange for the recipient's claim against or interest in the debtor or are issued "principally" in such exchange and "partly" for cash or property.
Section 1145(a)(2) of the Bankruptcy Code also exempts from such registration requirements offers of securities through warrants and similar rights distributed pursuant to the exemption set forth in section 1145(a)(1). The Debtors believe that the issuance of the New Securities will satisfy the aforementioned requirements.

            The New Securities may be resold by the holders thereof without registration unless, as more fully described below, any such holder is deemed to be an "underwriter" with respect to such securities, as defined in section 1145(b)(1) of the Bankruptcy Code. Generally, section 1145(b)(1) of the Bankruptcy Code defines an "underwriter" as any person who (a) purchases a claim against, or interest in, a bankruptcy case, with a view towards the distribution of any security to be received in exchange for such claim or interest, (b) offers to sell securities issued under a bankruptcy plan on behalf of the holders of such securities, (c) offers to buy securities issued under a bankruptcy plan from holders of such securities, if the offer to buy is made with a view towards distribution of such securities and under an agreement made in connection with the plan, with the consummation of the plan or with the offer of sale of securities under the plan, or (d) is an issuer within the meaning of section 2(11) of the Securities Act. Although the definition of the term "issuer" appears in section 2(4) of the Securities Act, the reference (contained in section 1145(b)(1)(D) of the Bankruptcy Code) to section 2(11) of the Securities Act purports to include as "underwriters" all persons who, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with, an issuer of securities "Control" (as such term is defined in Rule 405 of Regulation C under the Securities Act) means the possession, direct or indirect, of the power to direct or cause the direction of the policies of a person, whether through the ownership of voting securities by contract, or otherwise.

            THE FOREGOING SUMMARY DISCUSSION IS GENERAL IN NATURE AND HAS BEEN INCLUDED IN THIS DISCLOSURE STATEMENT SOLELY FOR INFORMATIONAL PURPOSES. THE DEBTORS MAKE NO REPRESENTATIONS CONCERNING, AND DO NOT HEREBY PROVIDE ANY OPINION OR ADVICE WITH RESPECT TO, THE SECURITIES LAW AND BANKRUPTCY LAW MATTERS DESCRIBED ABOVE. IN LIGHT OF THE COMPLEX AND SUBJECTIVE INTERPRETIVE NATURE OF WHETHER A PARTICULAR RECIPIENT OF THE NEW SECURITIES MAY BE DEEMED TO BE AN "UNDERWRITER" WITHIN THE MEANING OF SECTION 1145(B)(1) OF THE BANKRUPTCY CODE UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS AND, CONSEQUENTLY, THE UNCERTAINTY CONCERNING THE AVAILABILITY OF EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND EQUIVALENT STATE SECURITIES AND "BLUE SKY" LAWS, THE DEBTORS ENCOURAGE EACH HOLDER OF A CLAIM OR INTEREST POTENTIALLY ENTITLED TO RECEIVE NEW SECURITIES UNDER THE PLAN TO CONSIDER CAREFULLY AND CONSULT WITH ITS OWN LEGAL ADVISOR(S) WITH RESPECT TO SUCH (AND ANY RELATED) MATTERS.

            2. Lack of Funding Market. There is no currently existing market for the New Metals Common Stock and there can be no assurance that an active trading market will develop or as to the degree of price volatility in any such particular market. The New Metals Common Stock will not be listed for trading on any securities exchange or quoted on any automated trading system. Accordingly, no assurance can be given that a holder of the New Metals Common Stock issues pursuant to the Plan will be able to sell such securities in the future or as to the price at which any such sale may occur. If such market were to exist, the liquidity of the market for such securities and the prices at which such securities will trade will depend upon many factors, including the number of holders, investor expectations for the Debtors and other factors beyond the Debtors' control.

            3. Exemption From Certain Transfer Taxes. The Plan provides that, pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer, or exchange of any security under the Plan, or the making or delivery of any instrument of transfer, shall not be subject to any stamp tax, real estate transfer tax or similar tax. Transfers pursuant to, in implementation of, or as contemplated by the Plan, including any merger agreements or agreements of consolidation, deeds, bills of sale or assignments executed in connection with any of the transactions contemplated under the Plan, or the revesting, transfer or sale of any real or personal property of the Debtors pursuant to, in implementation of, or as contemplated by the Plan, (b) the making, delivery, creation, assignment, amendment or recording of any note or other obligation for the payment of money or any mortgage, deed of trust or other security interest under, in furtherance of, or in connection with the Plan, the issuance, renewal, modification or securing of indebtedness by such means, and (c) the making, delivery or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including, without limitation, the Confirmation Order, shall not be subject to any document recording tax, stamp tax, conveyance fee or other similar tax, mortgage tax, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment.

            4. Section 1125 of the Bankruptcy Code. The Plan provides that the Debtors have, and upon confirmation of the Plan shall be deemed to have, solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code and that the Debtors (and their respective affiliates, agents, directors, officers, employees, members, advisors and attorneys) have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer, issuance, sale and purchase of the securities offered and sold under the Plan, and therefore are not, and on account of such offer, issuance, sale, solicitation and/or purchase will not be, liable at any time for the violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections of the Plan or the offer, issuance, sale or purchase of the securities offered and sold under the Plan.

            5. Description of the New Notes. The New Notes in the principal amount of $75 million mature on the seventh (7th) anniversary of the Effective Date. The New Notes are subordinate to all future senior indebtedness, including, but not limited to, indebtedness of Reorganized Magcorp incurred pursuant to the Senior Post Effective Date Financing Facility. Interest on the new notes accrues at a rate of ten percent (10%) per annum, payable semi annually in Cash (subject to certain limitations) and in kind. Subject to thirty
(30) days prior irrevocable notice, at any time when the New Notes are outstanding, a holder may convert all (but not less than all) of its New Notes (other than notes paid in kind as interest) into a certain number of share of New Magcorp Common Stock. Reorganized Magcorp may redeem any or all of the New Notes (including New Notes with respect to which Reorganized Magcorp has received a notice of conversion) at any time, at its sole option, at par.

            G. Executory Contracts and Unexpired Leases.

            Subject to the approval of the Bankruptcy Court, the Bankruptcy Code empowers a debtor in possession to assume or reject executory contracts and unexpired leases. Generally, an "executory contract" is a contract under which material performance is due from both parties as of the Petition Date. If an executory contract or unexpired lease is rejected by a debtor in possession, such rejection will constitute a prepetition breach under sections 365(g) and 502(g) of the Bankruptcy Code and the other parties to the agreement may file a claim for damages incurred by reason of such rejection, which claim is treated as a prepetition claim. If an executory contract or unexpired lease is assumed by a debtor in possession, the debtor in possession has the obligation to cure all prepetition defaults and perform its obligations thereunder in accordance with the terms of such agreement and failure to perform such obligations could result in a claim for damages which may be entitled to administrative expense status.

            On the Effective Date, all executory contracts and unexpired leases of the Debtors shall be assumed by the Debtors (subject to the same rights that the Debtors or the Reorganized Debtors held or hold at, on, or after the Petition Date to modify or terminate such agreements under applicable nonbankruptcy law) pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code, except: (a) any executory contract or unexpired lease that is the subject of a separate motion to reject filed pursuant to section 365 of the Bankruptcy Code by the Debtors before the entry of the Confirmation Order; and
(b) any executory contracts and unexpired leases listed in the "Schedule of Rejected Executory Contracts and Unexpired Leases" (the "Schedule of Rejected Contracts") contained in the Plan Supplement. Each executory contract and unexpired lease assumed pursuant to the Plan by any Debtor shall revest in and be fully enforceable by such Reorganized Debtor in accordance with its terms, except as modified by the provisions of the Plan, any Bankruptcy Court Order authorizing and providing for its assumption, or applicable federal law.

            Included in the Debtors' executory contracts is that certain Management Consultant Agreement dated as of August 4, 1993 between Metals and Renco Group, as amended (the "Management Agreement"). Under the terms of the Plan, Metals will reject the Management Agreement. Pursuant to the Management Agreement, Renco Group provides certain management and consulting services to Metals in exchange for an annual fee of $1.2 million (the "Management Fee"). The management and consulting services Renco Group agreed to provide to Magcorp include: (i) advice and recommendations relating to product, improving productivity and personnel matters and (ii) review of budgets, forecasts, employee benefit programs, and proposed major transactions. The Management Agreement runs through October 31, 2003, and can be extended thereafter for additional three-year terms unless sooner terminated by either party giving six months prior written notice.

            The Debtors estimate that rejection of the executory contracts and unexpired leases set forth on the Schedule of Rejected Contracts will give rise to General Unsecured Claims aggregating no more than $____ million. The Debtors estimate that the assumption of executory contracts and unexpired leases will require the Debtors to spend in the aggregate no more than $____ million to cure prepetition defaults under certain of those contracts and leases.

            H. Effects of Plan Confirmation.

            1. Discharge. Except as otherwise specifically provided by the Plan, the confirmation of the Plan (subject to the occurrence of the Effective Date) will discharge the Debtors and the Reorganized Debtors from any debt that arose before the Confirmation Date, and any debt of the kind specified in sections 502(g), 502(h) and 502(i) of the Bankruptcy Code, whether or not a proof of claim for such debt is filed or is deemed filed, whether or not such Claim is Allowed, and whether or not the holder of such Claim has voted on the Plan. The effect of discharging a Claim is to release the Debtors and the Reorganized Debtors from any obligations to make payments with respect to such debt, other than those specifically provided by the Plan, and to prohibit any collection efforts by the holder of the Claim.

            2. Binding Effect. The provisions of the Plan will be binding upon and inure to the benefit of the Debtors, the Reorganized Debtors, any holder of a Claim or Interest, their respective predecessors, successors, assigns, agents, officers and directors and any other Entity affected by the Plan.

            3. Releases. Pursuant to the terms of the Plan, Reorganized Metals, Reorganized Magcorp, the Post-Effective Date Lender, and in the event that Renco Group is the Post Effective Date Capital Contribution Source, Ira L. Rennert and Renco Group, and, with respect to each of the above-named Persons, such Person's affiliates, principals, employees, agents, officers, directors, financial advisors, attorneys and other professionals (collectively, the "Released Parties") will be released. Except as otherwise specifically provided by the Plan, effective as of the Confirmation Date, but subject to the occurrence of the Effective Date, in consideration for the distributions and rights that are provided in the Plan, all holders of any Claim against or Interest in the Debtors, directly or indirectly, will release the Released Parties from any and all Claims, obligations, rights, causes of action[5] and liabilities which any holder of a Claim against or Interest in the Debtors may be entitled to assert, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, based in whole or in part upon any act or omission, transaction or the occurrence taking place on or before the Effective Date in any way relating to the Debtors, these Cases, or the Plan. Except as otherwise specifically provided by the Plan, as of the Effective Date and subject to its occurrence, all Persons that have held as of the Petition Date, currently hold or may have asserted a Claim, a Cause of Action or other debt, or liability, or an Equity Interest or other right of a holder of an Equity Interest that is discharged, released, waived or terminated pursuant to the Plan, are, as against the Debtors, Reorganized Magcorp or Reorganized Metals, hereby permanently enjoined from commencing or continuing, in any manner or in any place, any action or other proceeding, enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order, creating, perfecting or enforcing any lien or encumbrance, asserting a set-off, right or subrogation or recoupment of any kind against any debt, liability or obligation due to any such releasing Person, and from commencing or continuing any action against the Debtors, Reorganized Magcorp or Reorganized Metals, in any manner or in any place.

------------------
5 Under the Plan, "Cause of Action" is defined as "all rights, remedies, claim or causes of action, whether at law, in equity, or otherwise of or on behalf of the Debtors' Estates arising under any provision of the Bankruptcy Code or other applicable law including, but not limited to, Avoidance Actions, against all Persons.

            4. Injunction Relating to the Plan. Except as otherwise specifically provided by the Plan, as of the Effective Date, except as otherwise provided in the Plan, all Persons are hereby permanently enjoined from commencing or continuing, in any manner or in any place, any action or other proceeding, whether directly, derivatively or otherwise, on account of or respecting any claims, debts, rights, Causes of Action or liabilities released or discharged pursuant to the Plan.

            The releases embodied in the Plan are in addition to, and not in lieu of, any other release separately given, conditionally or unconditionally, by the Debtors or Debtors-In-Possession to any other person or entity.

            5. Claims of Subordination. The Plan provides that all Claims against and Interests in the Debtors, and all rights and Claims between or among holders of Claims or Interests relating in any manner whatsoever to Claims against or Interest in the Debtors based on any contractual, legal or equitable subordination rights, shall be terminated upon confirmation of the Plan by the Bankruptcy Court (subject only to the occurrence of the Effective Date) and discharged in the manner provided in the Plan, and all such Claims, Interests and rights so based and all such contractual, legal and equitable subordination rights to which any Entity may be entitled shall be irrevocably waived upon confirmation of the Plan by the Bankruptcy Court (subject only to the occurrence of the Effective Date). Except as otherwise provided in the Plan and to the fullest extent permitted by applicable law, the rights afforded and the Distributions that are made in respect of any Claims hereunder shall not be subject to levy, garnishment, attachment or like legal process by any holder of a Claim or Interest by reason of any contractual, legal or equitable subordination rights, so that, notwithstanding any such contractual, legal or equitable subordination, each holder shall have and receive the benefit of the rights and Distributions set forth in the Plan.

            6. Indemnification. Subject to the occurrence of the Effective Date, the obligations of the Debtors to indemnify or exculpate officers and directors, holding such offices from and including the Petition Date through and including the Confirmation Date, against any obligation as arise under applicable laws or agreements as provided in any of (i) the certificate of incorporation for Magcorp or Metals as in effect prior to or as of the Confirmation Date, (ii) the by-laws in effect prior to or as of the Petition Date for Magcorp or Metals,
(iii) any agreement with Magcorp or Metals, or (iv) the certificates of incorporation, bylaws, or similar documents or agreements of or with Magcorp or Metals as in effect prior to or as of the Confirmation Date ("Indemnification Claims") shall survive confirmation of the Plan, remain unaffected by this Plan, and not be discharged.

            7. Revesting. Except as otherwise provided by the Plan or the Confirmation Order, including, without limitation, sections 2.2(c), 6.3(a) and 6.3(c) of the Plan, upon the Effective Date, (a) all property of each of the Debtors' estates shall vest in either Reorganized Magcorp or Reorganized Metals, as the case may be, (b) all property dealt with by the Plan shall be, and shall vest in Reorganized Magcorp or Reorganized Metals, as the case may be, free and clear of all Claims, Liens, encumbrances and interests of creditors and of equity security holders (except those Claims, Liens, encumbrances and interests created pursuant to this Plan or the Confirmation Order), and (c) the Confirmation Order shall be a judicial determination of discharge of all Claims and Liens and termination of all Equity Interests (except those created or recognized pursuant to this Plan or the Confirmation Order).

            8. Retention and Enforcement of Causes of Action. Except as otherwise provided in the Plan, pursuant to section 1123(b)(3) of the Bankruptcy Code, the Reorganized Debtors (as representatives of the Debtors' estates) will retain and have the exclusive right to enforce against any entity, any and all Causes of Action (including all Causes of Action which may exist under sections 510, 544 through 550 and 553 of the Bankruptcy Code or otherwise arising under the Bankruptcy Code and/or those arising under other applicable law) that arise before the Effective Date including all Causes of Action of a trustee and debtor in possession under the Bankruptcy Code other than those released or compromised as part of or pursuant to the Plan. Reorganized Magcorp or Reorganized Metals, as the case may be, or any of their successors may pursue the Causes of Action in accordance with the best interests of Reorganized Magcorp or Reorganized Metals or their successors who hold such Causes of Action.

            The Debtors or the Reorganized Debtors, as the case may be, intend to review payments made by and transactions involving the Debtors prior to the Petition Date to determine whether preference and other actions to avoid such payments and transactions should be brought. Failure to specifically identify potential actions in this Disclosure Statement shall not be deemed a waiver of any such action by the Debtors, the Creditors' Committee or any other party.

            In connection with the foregoing, the Debtors or the Reorganized Debtors, as the case may be, intend to review all expenditures made in the 90 days prior to the Petition Date to determine whether any of these payments constitute recoverable preferences and whether any preference actions would result in significant recoveries in view of any defenses that may exist. The Debtors do not expect that preference recoveries will be material. When voting on the Plan, holders of Claims and/or Interests that received payments from the Debtors, directly or indirectly, within 90 days prior to the Petition Date (one year for insiders of the Debtors) should take into account that they may be named by the Debtors or the Reorganized Debtors as defendants in preference actions.

            I.    Distributions Under The Plan.

            1. Time of Distributions Under the Plan. Except as otherwise provided in the Plan, payments and distributions in respect of Allowed Claims and Allowed Interests will be made by the Reorganized Debtors (or their designee) on or as promptly as practicable after the Effective Date. Any payment or distribution required to be made under the Plan on a day other than a business day shall be made on the next succeeding business day. Cash or New Notes otherwise distributable with respect to Disputed Claims and Disputed Interests will be held by the Reorganized Debtors pending resolution of all objections to each such Claim. When such objections have been resolved and the Claim or Interest has become an Allowed Claim or Allowed Interest, the Reorganized Debtors will make an appropriate Distribution with respect to such Allowed Claim or Allowed Interest. See "THE PLAN--Timing of Distribution When a Disputed Claim or Disputed Interest Becomes an Allowed Claim or Allowed Interest."

            2. Rounding. Only whole numbers of shares of New Securities will be distributed. All Allowed Claims or Allowed Interests of a holder in a particular Class will be aggregated and treated as an Allowed Claim or Allowed Interest for purposes of distribution. When any distribution on account of an Allowed Claim pursuant to the Plan would otherwise result in the issuance of a number of shares of New Securities that is not a whole number, such fractional interests shall be combined into as many whole shares or warrants, as the case may be, as possible and shall be redistributed to holders of Claims with interests, in descending order, until all such whole shares are distributed.

            3. Compliance with Tax Requirements. The Reorganized Debtors will comply with all withholding and reporting requirements imposed by federal, state or local taxing authorities in connection with making distributions pursuant to the Plan.

            In connection with each distribution with respect to which the filing of an information return (such as an Internal Revenue Service Form 1099 or 1042) and/or withholding is required, the Reorganized Debtors will file such information return with the Internal Revenue Service or other taxing authority and provide any required statements in connection therewith to the recipients of such distribution, and/or effect any such withholding and deposit all moneys so withheld to the extent required by law. With respect to any Entity from whom a tax identification number, certified tax identification number or other tax information required by law to avoid withholding has not been received by the Reorganized Debtors (or distribution agent), the Reorganized Debtors shall, at their sole option, withhold the amount required and distribute the balance to such Entity or decline to make such distribution until the information is received; provided, however, the Reorganized Debtors will not be obligated to liquidate New Metals Common Stock to perform such withholding.

            4. Distribution of Undeliverable or Unclaimed Property. Any Entity that is entitled to receive a Cash Distribution under the Plan but that fails to cash a check within 120 days of its issuance shall be entitled to receive a reissued check from Reorganized Magcorp or Reorganized Metals for the amount of the original check, with any interest, if such Entity requests the Reorganized Debtors or their designee to reissue such check and provides the Reorganized Debtors or their designee, as the case may be, with such documentation as the Reorganized Debtors or their designee requests to verify that such Entity is entitled to such check, prior to the later of (a) the second anniversary of the Effective Date or (b) six (6) months after such Claim becomes an Allowed Claim. If an Entity fails to cash a check within 120 days of its issuance and fails to request reissuance of such check prior to the later to occur of (a) the second anniversary of the Effective Date or (b) six months following the date such Entity's Claim becomes an Allowed Claim, such Entity shall not be entitled to receive any distribution under the Plan with respect to the amount of such check. If the distribution to any holder of an Allowed Claim or Interest is returned to the Reorganized Debtors or their designee as undeliverable, no further distributions will be made to such holder unless and until either the Reorganized Debtors or their designee, as applicable, is notified in writing of such holder's then current address.

            All claims for undeliverable distributions must be made on or before the later to occur of (i) the second anniversary of the Effective Date and (ii) six months following the date such Entity's Claim becomes an Allowed Claim or Allowed Interest. After such date, all unclaimed property shall revert to and be revested in Reorganized Magcorp or Reorganized Metals, as the case may be, and any entitlement of any holder or successor to such holder with respect to such property shall be forfeited, extinguished, discharged and forever barred notwithstanding any federal or state escheatment laws.

            5. Set-Offs. Except as otherwise expressly provided in the Plan, agreements entered into in connection with the Plan, the Confirmation Order or in agreements previously approved by Final Order, the Debtors or the Reorganized Debtors, as the case may be, may, but will not be required to, setoff against any Claim and the Distributions to be made pursuant to the Plan in respect of such Claim, any claims of any nature whatsoever which the Debtors or Debtors-In-Possession may have against the holder of such Claim, but neither the failure to do so, the allowance of any Claim (other than Senior Note Claims) under the Plan , nor any other action or omission of the Debtors or the Reorganized Debtors will constitute a waiver or release of any such claim, rights and causes of action, the Debtors or Reorganized Debtors may have against such holder. To the extent the Debtors or the Reorganized Debtors fail to set off against a creditor and the Reorganized Debtors seek to collect a claim from such creditor after a distribution to such creditor pursuant to the Plan, the Reorganized Debtors shall be entitled to full recovery on their claim against such creditor.

            6. Allocation of Consideration. The aggregate consideration to be distributed to the holders of Allowed Claims in each Class under the Plan shall be treated as first satisfying an amount equal to the stated principal amount of the Allowed Claim for such holders and any remaining consideration as satisfying accrued, but unpaid, interest if any.

            7. Manner of Payment. Any payment of Cash made by Reorganized Magcorp or Reorganized Metals (or their disbursing agent) pursuant to the Plan shall be made by check drawn of a domestic bank or bay wire transfer.

            8. Disbursing Agent. _____________ shall be the initial Disbursing Agent for making Distributions under the Plan.

            J.    Procedures for Resolving Disputed Claims.

            1. Objections to Claims. An objection to the allowance of a Claim or Interest shall be in writing and may be filed with the Court by the Debtors or Reorganized Debtors, as the case may be, at any time on or before the Objection Deadline. The "Objection Deadline" is the later of (a) the 90th day following the Effective Date unless such period is extended by order of the Bankruptcy Court, (b) sixty (60) days after the filing of the proof of such Claim or Interest or (c) such other date set by order of the Bankruptcy Court (the application for which may be made on an ex parte basis). The objecting party shall serve a copy of each such objection upon the holder of the Claim or Interest to which it pertains and upon the Debtors or Reorganized Debtors, as the case may be. The Debtors or the Reorganized Debtors will prosecute each objection to a Claim or Interest until determined by a Final Order. However, Reorganized Magcorp or Reorganized Metals, as the case may be, shall have the authority to compromise, settle, otherwise resolve or withdraw any objections, without approval of the Bankruptcy Court.

            2. Payments and Distributions With Respect to Disputed Claims or Interests. No payments or distributions will be made in respect of a Disputed Claim or Disputed Interest unless and until such Disputed Claim or Disputed Interest becomes an Allowed Claim or Allowed Interest. Notwithstanding the foregoing, on as soon as practicable after the Objection Deadline, the Reorganized Debtors will make Distributions to the holders of Disputed Claims or Disputed Interests to the extent, and only to the extent, the portion of such Claim or Interest is not the subject of a pending objection.

            K.    Dissolution of Creditors' Committee.

            Except with respect to any appeal of an order in the Chapter 11 Cases, any matters pending as of the Effective Date before the Bankruptcy Court to which the Creditors' Committee is party, until such matters are resolved and any matters related to any proposed modification of the Plan, on the Effective Date, the Creditors' Committee shall cease to exist and be dissolved and the members, employees, agents, advisors and representatives (including without limitation, attorneys, financial advisors, and other Professionals) thereof shall thereupon be released from and discharged of and from all further authority, duties, responsibilities and obligations related to, arising from and in connection with the Debtors' Chapter 11 Cases and shall be indemnified (including reasonable attorneys' fees and costs) by the Reorganized Debtors for any and all acts performed, or omissions, in connection with the Chapter 11 Cases, except for acts or omissions as shall constitute fraud, willful misconduct, or gross negligence.

            L.    Other Provisions of the Plan.

            1. Retention of Jurisdiction. Notwithstanding entry of the Confirmation Order, the Bankruptcy Court shall retain exclusive jurisdiction as is legally permissible, including, without limitation, for the following purposes:

            (a) to hear and determine any and all objections to the allowance of any Claims or any controversies as to the classification of any Claims, provided that only the Debtors, Reorganized Magcorp or Reorganized Metals may file objections to Claims;

            (b) to hear and determine any and all applications by Professionals for compensation and reimbursement of expenses;

            (c) to hear and determine any and all pending applications for the rejection and disaffirmance of executory contracts and unexpired leases, and fix and allow any Claims resulting therefrom;

            (d) to liquidate any Disputed Claim;

            (e) to enforce the provisions of the Plan, including the injunction, exculpation and releases provided for in the Plan;

            (f) to determine any and all applications, adversary proceedings, and contested matters commenced in connection with the Chapter 11 Cases, including the Causes of Action, whether commenced prior to or after the Effective Date;

            (g) to modify the Plan, to correct any defect, cure any omission, or reconcile any inconsistency in the Plan or in the Confirmation Order as may be necessary to carry out its purpose and the intent of the Plan;

            (h) to determine any Claim of or liability to a governmental unit which may be asserted as a result of the transactions contemplated herein;

            (i) to hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code; and

            (j) to determine such other matters as may be provided for in the Confirmation Order or as may be authorized under the provisions of the Bankruptcy Code.

            2. Amendment and Modification to the Plan. In accordance with the provisions of Section 13.4 of the Plan, the Debtors reserve the right, in accordance with the Bankruptcy Code, to alter, amend or modify the Plan prior to the entry of the Confirmation Order. Alternations, amendments or modifications of the Plan may be proposed in writing by the Debtors, upon the consent of the Post Effective Date Financiers at any time before or after the Confirmation Date as provided for in section 1127 of the Bankruptcy Code.

            3. Withdrawal and Revocation of the Plan. In accordance with the provisions of Section 13.6 of the Plan, the Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date. If the Debtors revoke or withdraw the Plan or if the Confirmation Date does not occur, the Plan shall be deemed null and void and have no force and effect.

            4. Approval of Agreements. The solicitation of votes to accept or reject the Plan shall be deemed a solicitation for the approval of all other agreements and transactions contemplated by the Plan. Entry of the Confirmation Order shall constitute approval of such other agreements and transactions and the Confirmation Order shall so provide.

V.    SELECTED HISTORICAL FINANCIAL DATA

            A.    Selected Financial Data.

            B.    Management's Discussion and Analysis of Results of Operations.

            The following discussion and analysis of the financial condition and the results of operation should be read in conjunction with the consolidated financial statements of the Debtors and the related notes therein. The Debtors' fiscal year ends on October 31 of each year.

VI.   PROJECTIONS AND VALUATION

            A.    Projections.

            1. Pro Forma Projected Capitalization. The following table summarizes (i) the consolidated capitalization of the Debtors projected at March ___, 2002 before giving effect to the transactions contemplated by the Plan,
(ii) the pro forma adjustments to the Debtors' consolidated capitalization that would result from the transactions contemplated by the Plan and (iii) the consolidated projected capitalization of the Reorganized Debtors at March ___, 2002 as adjusted to give effect to the transactions contemplated by the Plan.

            THE PROJECTIONS ARE BASED UPON A NUMBER OF SIGNIFICANT ASSUMPTIONS. ACTUAL OPERATING RESULTS AND VALUE MAY VARY. THIS STATEMENT HAS BEEN PREPARED BASED ON UNAUDITED PROJECTED FINANCIAL STATEMENTS OF THE DEBTORS AND, IN THE OPINION OF THE DEBTORS, CONTAINS ALL ADJUSTMENTS NECESSARY FOR A FAIR PRESENTATION OF THIS INFORMATION.

                            Unaudited                     Pro Forma
                            Projected     Pro Forma       Projected
                          March __, 2002  Adjustments   March __, 2002
                          --------------  -----------   --------------
Amounts in thousands
Cash                       $    --             $               $


                          --------------  -----------   --------------

            2. Pro Forma Projected Consolidated Balance Sheets. The following table summarizes (i) the unaudited projected consolidated balance sheet of the Debtors as of March ___, 2002 before giving effect to the transactions contemplated by the Plan, (ii) the pro forma adjustments to the Debtors' projected consolidated balance sheet that would result from the transactions contemplated by the Plan and (iii) the projected consolidated balance sheet of the Reorganized Debtors at March ___, 2002 as adjusted to give effect to the transactions contemplated by the Plan.

               PROJECTED AND PRO FORMA CONSOLIDATED BALANCE SHEETS
                              AS OF MARCH ___, 2002
                            (UNAUDITED, IN THOUSANDS)

            3. Pro Forma Projected Statements of Operations. The following table sets forth forecasted unaudited income statement data for the Reorganized Debtors on a pro forma basis to give effect to the transactions contemplated in the Plan, and the assumptions on which the forecasts are based.

                  PRO FORMA PROJECTED STATEMENTS OF OPERATIONS
                FISCAL YEARS ENDED OCTOBER ___, 2002 THROUGH 2006
                            (UNAUDITED, IN THOUSANDS)

            4. Pro Forma Projected Cash Flows. The following table sets forth forecasted cash flow data for the Reorganized Debtors on a pro forma basis to give effect to the transactions contemplated in the Plan, and the assumptions on which the forecasts are based.

                  PRO FORMA PROJECTED STATEMENTS OF CASH FLOWS
                 FISCAL YEARS ENDED MARCH ___, 2002 THROUGH 2006
                            (UNAUDITED, IN THOUSANDS)



All of the foregoing projected financial information is unaudited.

            5. Business Strategies. With the assistance of KGI, the Debtors have formulated a business strategy designed to improve sales volume, reduce costs and increase revenue from the sale of electricity and diversifying revenues from such new sources (the "Turnaround Business Strategy"). The current management, which will be the management of Reorganized Debtors under the Plan is mindful of the trends that currently affect participants in the magnesium manufacturing industry. These trends include, among others, the increasing global scale of competition. Because of the competitive pressures, the Debtors intend to diversify the Debtors' revenue base into other related and potentially more profitable manufacturing sectors, including cogeneration and sale of electrical power and the sales of chlorine, ferric chloride, calcium chloride and brine. In addition, the Debtors continue pursue joint ventures and long term magnesium supply contracts. The Debtors' management hopes that this effort will mitigate the effects of competitive pressures in the magnesium manufacturing industry.

            Global magnesium demand increased at an average rate of 4 percent per year during the period 1990 to 2000. While magnesium demand was off more than ten percent (10%) during 2001, the Debtors and various industry analysts project an underlying future global growth rate of 4% to 6.5% per annum. The Debtors believe that the current oversupply situation will continue until 2004 when the Debtors' projections show a shift in the supply/demand relationship such that a potential for an increase in throughput and prices exist. Bearing this in mind, management has developed the Turnaround Business Strategy incorporating a business plan and sales forecast through fiscal year 2006. The Turnaround Business Strategy is comprised of four general elements:

            (a) Improving sale volume.

            (b) Increase revenues from cogeneration and sale of electrical power.

            (c) Increase sales of brine and by-products from the production of magnesium (e.g., chlorine, ferric chloride and calcium chloride).

            (d) Expansion of the Debtors' customer and revenue base, entering into long-term supply agreements and commercial ventures with certain major purchasers of magnesium.

            The Turnaround Business Strategy recognizes and capitalizes on the following factors: (i) pricing of magnesium in the U.S. is projected to be better that in the rest of the world markets; (ii) Magcorp's ability to cogenerate and sell electrical power; (iii) Magcorp has an inexhaustible supply of brine from the Great Salt Lake in Utah; (iv) Magcorp's manufacturing processes and labor currently produce certain byproducts, which are marketable and (v) the apparent success that other magnesium producers have had in entering into long term supply agreements with major purchasers of magnesium.

            A component of the Turnaround Business Strategy is the sale of power. Due to the power shortage that the western United States has experienced, the market has become favorable for power suppliers. Magcorp is currently able to produce an average 25% of its electrical power needs through gas turbines located at the Facility. In recent years, Magcorp has sold some of the power it produces to offset energy costs. The Debtors believe that Magcorp could provide additional power to be sold in the power market. The electrical power sales that Magcorp intends to make in the future involve a systematic and long term program using the existing gas turbines that are used to produce the hot process gases for drying the magnesium chloride brine. In this drying process, the gas turbines coincidentally generate electrical power. Magcorp intends to sell this electrical power to utilities in a program established by the Federal Energy Regulatory Commission, pursuant to which certain cogenerators qualify to sell power at an avoided cost rate (i.e., rates calculated base upon the electrical power generation costs that the utilities would avoid if they did not build another coal fired generator to supply such power). It should be noted that, as of the date hereof, Magcorp is not a party to such a contract to sell electricity. However, the Debtors believe that there is a reasonable possibility that Magcorp will enter into such a contract.

            In addition, the Debtors are currently negotiating an agreement for a third party to install, operate and maintain power generation facilities on Magcorp's plant site in Rowley, Utah. Under the terms of such an agreement, Magcorp would provide, among other things, the site for the facilities and in exchange receive, among other things, lease or rental payments and an interest in the power generating facilities. The Debtors estimate that such a power generating facility could make over five hundred thousand ($500,000) dollars a day during the summer months. Such a favorable result is contingent upon, among other things, gas supply and the power market.

            Given its access to the Great Salt Lake, Magcorp has an inexhaustible supply of brine. Chlorine, ferric chloride and calcium are byproducts from Magcorp's production of magnesium. Each of these materials are marketable. Over the last __ years, Magcorp has had a revenue base of approximately $3-4 million per year based on the sales of brine and certain byproducts from Magcorp's magnesium production. As a result of the implementation of the New Cell Technology, Magcorp will release less chlorine into the air and will therefore be able to retain more of the chlorine (as well as other byproducts) it produces for sale. While these byproduct sales have not been developed and quantified in the Plan, the Debtors believe there is a reasonable probability that a significant increase in byproduct sales revenues can be achieved in the future.

            There can be no assurance that any element or all elements of the Turnaround Business Strategy will be successfully executed as proposed by the Debtors' management. The Debtors' long-term viability and profitability are directly tied to management's ability to fully execute the Turnaround Business Strategy. The successful execution of the Turnaround Business Strategy depends, to a large degree, on factors and conditions that are beyond management's control. See "Article VI, "RISK FACTORS." Consequently, the Debtors' prospects and profitability may be materially Impaired to the extent that management fails to or is prevented from executing the Turnaround Business Strategy for any reason.

            6. Material Assumptions. The pro forma forecasts above necessarily make numerous assumptions (the material assumptions are set forth below) with respect to industry performance, general business and economic conditions, taxes and other matters, many of which are beyond the Reorganized Debtors' control. Accordingly, such forecasts and assumptions are not necessarily indicative of current values or future performance, which may be significantly less favorable or more favorable than as set forth below. Although the forecasts represent the best estimates of the Reorganized Debtors, for which the Reorganized Debtors believe they had a reasonable basis as of the time of the preparation thereof, of the results of operations of the Reorganized Debtors after giving effect to the Plan, they are only estimates, and actual results may vary considerably from the forecasts. Consequently, the inclusion of the forecast information herein should not be regarded as a representation by the Debtors or Reorganized Debtors or any other person that the forecasted results will be achieved. The pro forma forecasts set forth above were not prepared with a view toward compliance with published guidelines of the Commission or the American Institute of Certified Public Accountants regarding forecasts. Holders of Claims and Interests are cautioned not to place undue reliance on the forecasts.

            The material assumptions of the forecasts are:

            (a) All interest payments with respect to the Senior Post Effective Date Financing Facility are made when due.

            (b) From fiscal year 2002 through fiscal year 2006, all mandatory term loan payments are made when due and any remaining cash is expected to be used to reduce revolving credit borrowings outstanding.

            (c) Tax expense includes foreign, state, local, and federal alternative minimum tax between 2002 and 2006 (inclusive). All taxes are paid when due.

            (d) No dividends are declared or paid to stockholders.

            (e) Consummation of the Plan on _______, 2002 or shortly thereafter.

            (f) Borrowings outstanding under the Senior Post Effective Date Financing Facility total $____ million, net of $_______ in cash.

            (g) Outstanding borrowings under the revolving credit facility of the Senior Post Effective Date Financing Facility will bear interest at ____%. While the forecasts have assumed a constant interest rate, holders of Claims should note that borrowings under the Senior Post Effective Date Financing Facility will bear interest at floating rates which may be higher or lower than the assumed rate.

            (h) For projecting 2002 production, the Debtors assume magnesium production to be ___________________. Given the inherent uncertainties in estimating future production growth rates, the Debtors assume a flat production schedule throughout the projection period.

            (i) The forecasts utilize the underlying platform production levels for the platforms Magcorp is currently under contract to supply in specified quantities, or anticipates winning contracts for when such contracts are awarded.

            (j) Expense levels were determined once revenue projections were established. For 2002, such levels were based on, but not limited to, such facts as:

                  (i) Price trends for raw materials;

                  (ii) Magcorp productivity and efficiency trends;

                  (iii) New Cell Technology;

                  (iv) Cost reduction programs;

                  (v) General economic activity; .

                  (vi) Overhead increases or decreases to support new
            programs/phasing out of old programs;

                  (vii) Year 2003 and forward were based on continuation of many of the same factors estimated for 2002; and

                  (viii) Reorganized Debtors' additional revenues derived from sales into new markets were based upon management's estimates of revenue, costs and market penetration. To the extent that such revenues are tied to magnesium production rates, the above production assumptions were used. Likewise, management determined expense levels after estimating revenues, and based such cost estimates on factors including those enumerated above.

            B.    Valuation of the Reorganized Debtors.

            1. Enterprise Value. For the purposes of this Disclosure Statement, the Debtors have employed a valuation of the Debtors prepared by KGI . In ascertaining the value of the Reorganized Debtors, KGI relied primarily on the discounted cash flow methodology based on the pro forma projections developed by the Debtors. This analysis entailed a calculation of the present value of the free cash flows under the projections, assuming a terminal value.

            In determining the valuation of Reorganized Debtors, KGI examined
(a) the audited public documents for Metals, (b) detailed internal financial statements, (c) management's five year business plan, (d) publicly available information on the industry, the Debtors and their competitors and of other companies comparable to the Debtors, (e) the Plan and (f) other information, financial studies, analyses, investigations and economic criteria.

            The valuation methodologies used by KGI to derive per share equity values for the Debtors included a comparable company analysis, a similar transaction multiple analysis and a discounted cash flow analysis. In applying these valuation methodologies, KGI made numerous assumptions regarding Magcorp's projected performance, overall industry performance, business and economic conditions and other matters.

            The discounted cash flow approach involves deriving the unleveraged free cash flows that the Debtors (on a consolidated basis) would generate assuming the projections were realized. The cash flows and an estimated value of the Debtors (on a consolidated basis) at the end of the projected period are discounted to the present at the Debtors' estimated post-restructuring weighted average cost of capital to determine the Debtors' enterprise value (on a consolidated basis).

            ESTIMATES OF VALUE DO NOT PURPORT TO BE APPRAISALS NOR DO THEY NECESSARILY REFLECT THE VALUES WHICH MAY BE REALIZED IF ASSETS ARE SOLD OR IF THE SHARES OF NEW COMMON STOCK WERE TRADABLE ON THE OPEN MARKET. THE ESTIMATES OF VALUE REPRESENT HYPOTHETICAL REORGANIZATION ENTERPRISE AND EQUITY VALUES ASSUMING THE IMPLEMENTATION OF MANAGEMENT'S BUSINESS PLAN AS WELL AS OTHER SIGNIFICANT ASSUMPTIONS. SUCH ESTIMATES WERE DEVELOPED SOLELY FOR PURPOSES OF FORMULATING AND NEGOTIATING A PLAN OF REORGANIZATION AND ANALYZING THE PROJECTED RECOVERIES THEREUNDER.

            2. Valuation of the New Metals Common Stock. Based on the methods described above, KGI has estimated that the enterprise value for the Reorganized Debtors is between $___ million and $___ million, with a mid-point value of $___million. After deducting the estimated long-term indebtedness of the Debtors of $___ million, the estimated total value of the New Magcorp Common Stock is between $___ million and $___ million, with a mid-point value of $____ million.

            THE ESTIMATED ENTERPRISE VALUE IS HIGHLY DEPENDENT UPON ACHIEVING THE FUTURE FINANCIAL RESULTS SET FORTH IN THE PROJECTIONS AS WELL AS THE REALIZATION OF CERTAIN OTHER ASSUMPTIONS WHICH ARE NOT GUARANTEED.

            THE VALUATION SET FORTH HEREIN REPRESENTS ESTIMATED REORGANIZATION VALUES AND DOES NOT NECESSARILY REFLECT VALUES THAT COULD BE ATTAINABLE IN PUBLIC OR PRIVATE MARKETS. THE EQUITY VALUE ASCRIBED IN THE ANALYSIS DOES NOT PURPORT TO BE AN ESTIMATE OF THE POST-REORGANIZATION MARKET VALUE. SUCH TRADING VALUE, IF ANY, MAY BE MATERIALLY DIFFERENT FROM THE REORGANIZATION EQUITY VALUE RANGES ASSOCIATED WITH THE VALUATION ANALYSIS.

            THE VALUATION OF THE NEW MAGCORP COMMON STOCK SET FORTH ABOVE IS HIGHLY DEPENDENT UPON NUMEROUS ASSUMPTIONS, THE REALIZATION OF SUCH IS NOT GUARANTEED.

            VALUATION OF THE NEW MAGCORP COMMON STOCK AND NEW NOTES SET FORTH ABOVE REPRESENTS ESTIMATED VALUES AND DOES NOT NECESSARILY REFLECT VALUES THAT COULD BE ATTAINED IN PUBLIC OR PRIVATE MARKETS. THE VALUE OF THE NEW MAGCORP COMMON STOCK SET FORTH ABOVE DOES NOT PURPORT TO REPRESENT AN ESTIMATE OF THE MARKET VALUE OF SUCH NEW MAGCORP COMMON STOCK. SUCH TRADING VALUE, IF ANY, MAY BE MATERIALLY DIFFERENT FROM THE VALUE RANGES DESCRIBED ABOVE.

VII.  RISK FACTORS

            HOLDERS OF CLAIMS AND INTERESTS ENTITLED TO VOTE ON THE PLAN, SHOULD READ AND CONSIDER CAREFULLY THE FACTORS SET FORTH BELOW, AS WELL AS THE OTHER INFORMATION SET FORTH IN THIS DISCLOSURE STATEMENT (AND THE DOCUMENTS DELIVERED TOGETHER HEREWITH AND/OR INCORPORATED BY REFERENCE HEREIN), PRIOR TO VOTING TO ACCEPT OR REJECT THE PLAN.

            A.    Business Risks.

            1. Tax Issues. For a summary of certain federal tax consequences to holders of claims and interests and to the Debtors, see Section XI, below, entitled "CERTAIN FEDERAL INCOME TAX CONSEQUENCES."

            2. Financial Condition of the Debtors; Payment at Maturity. The Debtors are currently, and after the Effective Date the Reorganized Debtors will continue to be, highly leveraged. There can be no assurance that the operating cash flow of the Reorganized Debtors, after giving effect to operating requirements, will be adequate to fully fund the payment of interest under their post-confirmation indebtedness when due as well as all capital expenditures contemplated in the Debtors' cash-flow projections.

            The Debtors believe that their substantial capital investment program is crucial to the Debtors' future profitability as well as their ability to generate the cash flow necessary for their operating requirements, to pay interest on their debt and for payment of the principal amounts of the Senior Post-Effective Date Financing Facility at maturity. There can be no assurance that the financial resources available under the Plan will be sufficient to fund the capital expenditures which are necessary to keep the Debtors competitive and enable them to be sufficiently profitable to service their debt.

            3. Contractual Restrictions in Post-Confirmation Environment. The Senior Post-Effective Date Financing Facility may contain restrictive financial and operating covenants and prohibitions, including provisions which will limit the Reorganized Debtors' ability to make capital expenditures and pay cash dividends and make other distributions to holders of New Magcorp Common Stock. Restrictions on capital investment are expected to be more restrictive when the Reorganized Debtors' cash flow and profitability are lower than projected and less restrictive if they are higher than projected. There may be further capital expenditure restrictions if certain agreed-upon financial tests are not met. As noted above, failure to make necessary capital expenditures could have an adverse effect on the Reorganized Debtors' ability to remain competitive and profitable.

            There can be no assurance that the Reorganized Debtors will be able to achieve or maintain the financial performance tests expected to be contained in the Senior Post-Effective Date Financing Facility. Failure to meet such financial tests or other covenants would result in a default thereunder. If any such default were not remedied within the applicable grace period, if any, the lenders under the Senior Post-Effective Date Financing Facility would be entitled to declare the amounts outstanding thereunder due and payable, accelerate the payment of all such amounts and foreclose upon any assets securing the obligations of the Reorganized Debtors. See "THE PLAN--Conditions to and Means for Consummation of the Plan--Principal Plan Documents--Senior Post-Effective Date Financing Facility." It is also likely that any Alternative Financing Transaction will include similar restrictions and covenants.

            There can be no assurance that the Reorganized Debtors' performance and their ability to satisfy their debt service obligations will not be adversely affected by one or a combination of the above or other factors.

            4. Substantial Leverage and Ability to Service Debt. Upon consummation of the Plan, the Debtors will be highly leveraged. As of ______, 2002, on a pro forma basis after giving effect to the Plan, the Debtors are projected to have $____ million of outstanding indebtedness net of cash.

            The Debtors' high degree of leverage could have important consequences for creditors and equity holders in Reorganized Debtors, including the following:

            (a) the Debtors' ability to obtain additional financing for working capital, capital expenditures, acquisitions or general corporate or other purposes may be Impaired in the future;

            (b) the Debtors may be substantially more leveraged than certain of their competitors, which may place the Debtors at a competitive disadvantage; and .

            (c) the Debtors' ability to adjust rapidly to changing market conditions may be hindered and could make the Debtors more vulnerable in the event of a downturn in general economic conditions or their businesses.

            The Debtors' ability to make scheduled payments of principal and interest or to refinance their obligations with respect to their indebtedness will depend on their financial and operating performance, which, in turn, will be subject to prevailing economic conditions and to certain financial, business and other factors beyond their control. For fiscal years 2000 and 2001, the Debtors had net losses of $___ million and $____ million, respectively. If the Debtors' cash flow and capital resources are insufficient to fund their debt service obligations, the Debtors may be forced to reduce or delay planned expansion or capital expenditures, sell assets, obtain additional equity capital or restructure their indebtedness. There can be no assurance that the Debtors' operating results, cash flow and capital resources will be sufficient for payment of their indebtedness in the future.

            5. Successful Execution of the Turnaround Business Strategy. The Turnaround Business Strategy entails a substantial and deliberate restructuring of the Reorganized Debtors' revenue and customer base. The success of the Plan is based on the ability of the Debtors to implement the Turnaround Business Strategy. Of necessity, the Turnaround Business Strategy assumes that the Reorganized Debtors will be able to improve sales volume of magnesium, cogenerate and sell a significant amount of electrical power, sell a significant amount of brine and byproducts of magnesium production, and enter into commercial ventures and long term magnesium supply agreements. It also assumes that the demand for magnesium will continue to increase at current rates. The Reorganized Debtors' value and profitability are dependent upon their ability to successfully execute the Turnaround Business Strategy.

            The success of the Turnaround Business Strategy, however, is vulnerable to certain risks, including among other things, the Debtors' inability:

            (a) to enter into contracts for sale of power;

            (b) to attract new business or customers for their present market segments;

            (c) to implement the New Cell Technology;

            (d) to obtain trade sanctions against certain importers of magnesium;

            (e) to produce magnesium at competitive prices; and

            (f) to enter into long-term supply agreements or commercial ventures with major purchasers of magnesium.

            6. Capital Expenditure Program. The Debtors' performance will be dependent upon, among other things, their ability to fully implement the New Cell Technology and other Capital Expenditures over the next several years in order to service existing business, enter new markets and remain competitive in certain markets. Capital expenditures are currently estimated to total $____ million in _____ and $____ million in _____. Magcorp will complete Phase I and implement Phase II of the New Cell Technology upon it being convince that the magnesium market, either through increased pricing or entry into commercial ventures or long term magnesium supply contracts, would justify such implementation. Through 200__ (inclusive of 200_), the Debtors expect to spend approximately $____ million. As noted above, financial resources provided after the consummation of the Plan may not be sufficient to fund the capital expenditures which are necessary to enable the Debtors to achieve a level of profitability which will allow the Debtors to service their debt. See "RISK FACTORS-- Business Risks--Financial Condition of the Debtors; Payment at Maturity."

            7. Environmental Regulation and Litigation. The Debtors are subject to extensive regulation under environmental and occupational health and safety laws and regulations. In addition, the Debtors are subject to various federal, state, local and foreign laws and regulations, including CERCLA and RCRA, governing the use, discharge and disposal of hazardous materials. During fiscal years 2000 and 2001, the Debtors expended $____ million and $____ million, respectively, in cash, in environmental remediation costs and related expenses.

            As a result of historical and current operations involving the use and disposal of hazardous materials in the ordinary course of their operations, the Debtors have been named as defendants or potentially responsible parties in a variety of environmental matters. See "THE CHAPTER 11 CASES - Significant Litigation - Environmental Matters."

            While the Debtors believe they have provided adequate reserves for their share of potential costs associated with the clean-up of hazardous substances at various sites, no assurance can be given that the reserved amounts will be sufficient to satisfy the Reorganized Debtors' obligations. Indeed, although the Debtors dispute many of the Environmental Claims, there can be no assurance that satisfaction of the Environmental Claims will not have a material adverse effect on the Reorganized Debtors' business.

            Finally, given the Debtors' historical operations involving the use and disposal of hazardous substances, additional environmental issues may arise in the future the precise nature and magnitude of which the Debtors cannot predict.

            8. Competition. The markets for Magcorp's products are highly competitive. The Debtors' products compete with those of a substantial number of companies, many of which have resources, financial or otherwise, substantially greater than the Debtors. Competitive factors in the market include product quality, customer service, cost, reliability of supply and supplier ratings. There can be no assurance that the Reorganized Debtors will be able to compete effectively with these companies following the Effective Date.

            9. Significance of the Automotive Industry. A significant portion of the Debtors' sales are made to customers in the automobile and light truck manufacturing industry. Direct sales of the Debtors' products to the automobile and light truck manufacturing market accounted for approximately ___%, ___% and ___% of the Debtors' net sales in fiscal years 2001, 2000 and 1999 respectively. Demand for certain of the Debtors' products is affected by, among other things, the relative strength or weakness of the automobile and light truck manufacturing industry.

            B.    Bankruptcy Risks.

            1. Objection to Classifications. Section 1122 of the Bankruptcy Code provides that a plan may place a claim or an interest in a particular class only if such claim or interest is substantially similar to the other claims or interests of such class. The Debtors believe that the classification of Claims and Interests under the Plan complies with the requirements set forth in the Bankruptcy Code. However, there can be no assurance that the Bankruptcy Court will reach the same conclusion.

            2. Risk of Nonconfirmation of the Plan. Even if all Classes of Claims or Interests that are entitled to vote accept the Plan, the Plan might not be confirmed by the Bankruptcy Court. Section 1129 of the Bankruptcy Code sets forth the requirements for confirmation and requires, among other things, that the confirmation of a plan of reorganization is not likely to be followed by the liquidation or the need for further financial reorganization of the Debtors, and that the value of distributions to dissenting creditors and equity security holders not be less than the value of distributions such creditors and equity security holders would receive if the debtor were liquidated under chapter 7 of the Bankruptcy Code. The Debtors believe that the Plan satisfies all the requirements for confirmation of a plan of reorganization under the Bankruptcy Code. There can be no assurance, however, that the Bankruptcy Court will also conclude that the requirements for confirmation of the Plan have been satisfied. Moreover, there can be no assurance that modification of the Plan will not be required for confirmation or that such modification would not necessitate the resolicitation of votes. See "CONFIRMATION OF THE PLAN."

            3. Nonoccurrence of Effective Date of the Plan. Even if all Classes of Claims and Interests that are entitled to vote accept the Plan, the Plan may not go effective on the Effective Date. The Plan sets forth conditions to the consummation of the Plan which may not be satisfied by the Effective Date. The Debtors believe that they will satisfy all requirements for consummation required under the Plan. There can be no assurance, however, that the Bankruptcy Court will also conclude that the requirements for consummation of the Plan have been satisfied. See "CONFIRMATION OF THE PLAN."

            4. Potential Effect of Bankruptcy on Certain Relationships. The pendency of the Chapter 11 Cases has negatively affected the operations of the Debtors and their results of operations, and adverse effects of the Chapter 11 Cases may affect future periods as well. The effect, if any, which the commencement of the Chapter 11 Cases may have had, and will continue to have, upon the future operations of the Reorganized Debtors cannot be predicted or quantified with complete accuracy. If, however, confirmation and consummation of the Plan does not occur expeditiously, the Chapter 11 Cases could adversely affect the Debtors' relationships with their customers, suppliers and employees, resulting in a material adverse impact on the operations of the Debtors.

            C.    Liquidity Risks.

            1. Restrictions on Transfer. Holders of New Metals Common Stock who are deemed to be "underwriters" as defined in subsection 1145(b) of the Bankruptcy Code, or who are otherwise deemed to be "affiliates" or "control persons" of the Reorganized Debtors within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), will be unable to offer or sell their New Magcorp Common Stock after the Effective Date, except pursuant to an available exemption from registration under the Securities Act and under equivalent state securities or "blue sky" laws. See "THE PLAN--Securities Law Matters-- Exemptions From Securities Act Registration; Registration Rights Agreement."

            2. Potential Illiquidity of Plan Securities. There is no currently existing market for the New Magcorp Common Stock and the New Notes and there can be no assurance that an active trading market will develop or as to the degree of price volatility in any such particular market. The New Magcorp Common Stock or the New Notes will not be listed for trading or any securities exchange or quoted on any automated trading system. Accordingly, no assurance can be given that a holder of securities issued pursuant to the Plan will be able to sell such securities in the future or as to the price at which such sale may occur. If such market were to exist, the liquidity of the market for such securities and the prices at which such services will trade will depend upon many factors, including the number of holders, investor expectations for the Debtors and other factors beyond the Debtors' control.

VIII. CONFIRMATION OF THE PLAN

            A. Voting Procedures and Requirements. The Debtors are providing copies of this Disclosure Statement, Ballots and, where appropriate, summary Ballots, to all known holders of Impaired Claims and Interests who are entitled to vote on the Plan, including registered holders of the Debtors' securities. Registered holders may include brokerage firms, commercial banks, trust companies or other nominees. Any such nominee who requires additional copies of the Disclosure Statement and Ballots for distribution to beneficial holders may obtain them from BSI, by calling (212) 376-8494 (Attn: Tirzah Gordon). If a registered holder does not hold for its own account, then it is required to provide promptly copies of this Disclosure Statement and appropriate Ballots to its customers and to beneficial owners. Any beneficial owner who has not received a Ballot should contact his or its brokerage firm, nominee, or BSI.

            Pursuant to the provisions of the Bankruptcy Code, only classes of claims against or equity interests in a debtor that are "Impaired" under the terms and provisions of a plan of reorganization and entitled to receive a distribution thereunder are entitled to accept or reject a plan. Accordingly, Classes of Claims or Interests that are not Impaired are not entitled to vote on the Plan. In addition, Classes of Claims or Interests that are not entitled to a Distribution are deemed to have rejected the Plan and are not entitled to vote to accept or reject the Plan. Under the Plan, (i) the Claims in Classes 1A, 1B, 2A, 2B, 3A and 3B are Unimpaired under the Plan and, therefore, the holders thereof are presumed to have accepted the Plan, (ii) the Claims in Classes 4A, 4B, 5A and 5B are Impaired under the Plan and, therefore, entitled to vote to accept or reject the Plan; (iii) the Interests in Class 8A and 8B are deemed to have rejected the Plan by virtue of not receiving any distributions under the Plan. Some holders of Claims and Interests may hold Claims and/or Interests in more than one Impaired Class and must vote separately for each Class. Such holders will receive a separate Ballot for all their Claims in each Class and should complete and sign each Ballot separately. For most holders of Claims or Interests in Impaired Classes, the Ballots enclosed with this Disclosure Statement have been encoded with the amount of such holders' Claim for voting purposes, subject to change as a result of relief sought in the Bankruptcy Court prior to the Confirmation Date.

            1. With respect to a proof of Claim or proof of Interest, as the case may be, which, according to BSI's records, was not timely filed (i.e., was filed after the deadline set by the Bankruptcy Court for the filing of a proof of a claim or a proof of interest of that type) and is not subject to the provisions of paragraph (a) above, such Claim or Interest shall be provisionally disallowed for voting purposes.

            2. With respect to a proof of claim or proof of interest, as the case may be, which is the subject of an objection filed at least five days prior to the end of the Voting Period, the Claim or Interest represented by such proof of claim or proof of interest shall be provisionally disallowed for voting purposes, except to the extent and in the manner that: (i) the Debtors indicate the Claim or Interest should be allowed in the Debtors' objection to such Claim or Interest; or (ii) the Bankruptcy Court otherwise orders.

            3. With respect to a Claim that has been estimated or otherwise allowed for voting purposes by order of the Bankruptcy Court, the amount and classification of such Claim shall be that set by the Bankruptcy Court.

            4. A timely filed proof of claim that is designated as wholly unliquidated and/or contingent shall be accorded one vote valued at one dollar for purposes of section 1126(c) of the Bankruptcy Code, unless the Claim is disputed as set forth in (4) above.

            5. With respect to a Claim that is unliquidated, contingent and/or disputed in part, the holder of the Claim shall be entitled to vote that portion of the Claim that is liquidated, non-contingent and undisputed in the liquidated, non-contingent and undisputed amount, subject to any limitations set forth herein and unless otherwise ordered by the Bankruptcy Court.

            6. Holders shall not be entitled to vote Claims or Interests to the extent such Claims or Interests duplicate or have been superseded by other Claims or Interests of such holders of Claims or Interests.

            In accordance with Bankruptcy Rule 3017(e), the Debtors expect to send Ballots to record holders of the Senior Notes as of the Petition Date or as of such other date as is specified in the order approving this Disclosure Statement (the "Voting Record Date"). In the event that the record holders are Indenture Trustees, transfer agents, registrars, servicing agents or other intermediaries (collectively, the "Intermediaries") holding Claims or Interests for or acting on behalf of the beneficial owners of the Senior Notes, they will be entitled to receive, upon request made of the Debtors or the Debtors' designated agent by no later than _________, 2002, sufficient copies of Ballots to distribute to the beneficial holders (as of the Voting Record Date) of the Claims for which it is an Intermediary. The Intermediary must collect those Ballots and complete and submit a "summary" Ballot within the voting period. In order to be counted, except to the extent the Debtors so determine or as permitted by the Bankruptcy Court pursuant to Bankruptcy Rule 3018, Ballots must be mailed, signed and returned so that they are RECEIVED no later than 4:30 p.m. Eastern Standard Time, on ________, 2002 at the following address:

                        Magcorp Ballot Processing Center
                                  P.O. Box 5014
                                   FDR Station
                          New York, New York 10150-5014


            "Summary" Ballots must be returned to the above address so that they are received no later than 5:00 p.m. Eastern Time on October 2, 1998. As mentioned above, if your Ballot is not signed and returned as described, it will not be counted. If your Ballot is damaged or lost, or if you do not receive a Ballot, you may request a replacement by addressing a written request to BSI at the foregoing address, or calling BSI at (212) 376-8494.

            Please follow the directions contained on the enclosed Ballot carefully.

            THE PROCESS OF SOLICITING CONSENTS TO CONFIRMATION OF THE PLAN MUST BE FAIR AND OPEN WITHOUT OUTSIDE INFLUENCE IN THE FORM OF REPRESENTATIONS, INDUCEMENTS OR DURESS OF ANY KIND. TO THE EXTENT THAT YOU BELIEVE SOLICITATION OF YOUR VOTE FROM ANY PARTY IS BEING SOUGHT OUTSIDE OF THE JUDICIALLY-APPROVED AND STATUTORILY-DEFINED DISCLOSURES REQUIREMENTS AND VOTING PROCEDURES, PLEASE CONTACT COUNSEL FOR THE DEBTORS OR CO-COUNSEL FOR THE CREDITORS' COMMITTEE.

            B. Acceptance. Acceptance of a plan of reorganization requires that each Impaired class of claims or interests (as classified therein) accepts that plan, with certain exceptions hereinafter discussed below. Thus, acceptance of the Plan requires acceptance by each of the Impaired Classes.

            Classes of claims and interests that are not Impaired under a plan are deemed to have accepted the plan. Acceptances of the Plan are being solicited only from those persons who hold Claims or Interests of Impaired Classes.

            The Bankruptcy Code defines acceptance of a plan by a class of claims as acceptance by the holders of at least two-thirds (2/3) in dollar amount and a majority in number of claims of that class, but for that purpose, only those claims, the holders of which actually vote to accept or reject the plan, are counted. The Bankruptcy Code defines acceptance of a plan by a class of interests as acceptance by the holders of at least two-thirds (2/3) of the allowed interests in such class, but for that purpose, only those interests, the holders of which actually vote to accept or reject the plan, are counted.

            C.    Confirmation of the Plan. In order to confirm the Plan,
section 1129 of the Bankruptcy Code requires that the Bankruptcy Court make a series of determinations concerning the Plan, including, without limitation: (a) that the Plan has classified claims and interests in a permissible manner; (b) that the contents of the Plan comply with the technical requirements of the Bankruptcy Code; (c) that the Debtors have proposed the Plan in good faith; and
(d) that the Debtors have made disclosures concerning the Plan which are adequate and include information concerning all payments made or promised in connection with the Plan and the Chapter 11 Cases. The Debtors believe that all of these conditions have been or will be satisfied.

            The Bankruptcy Code requires (unless the "cramdown" provisions of the Bankruptcy Code (as discussed below) are utilized), as a condition precedent to confirmation, that the Plan be accepted by the requisite votes of each Class of Claims and Interests voting as separate Classes. Therefore, the Bankruptcy Court must find, in order to confirm the Plan, that the Plan has been duly accepted. In addition, the Bankruptcy Court must find that the Plan is feasible and that the Plan is in the "best interests" of all holders of Claims and Interests. Thus, even if holders of Claims or Interests of the Debtors were to accept the Plan by the requisite number of votes, the Bankruptcy Court would be required to make independent findings respecting the Plan's feasibility and whether the Plan is in the best interests of holders of Claims and Interests before it can confirm the Plan.

            1. The Best Interests Test. Whether or not the Plan is accepted by each Impaired Class of Claims and each Impaired Class of Interests entitled to vote on the Plan, in order to confirm the Plan the Bankruptcy Court must, pursuant to section 1129(a)(7) of the Bankruptcy Code, independently determine that the Plan is in the best interests of each holder of an Impaired Claim or Interest that has not accepted the Plan. This requirement is satisfied if the Plan provides each non-accepting holder of a Claim or Interest in such Impaired Class a recovery on account of such holder's Claim or Interest that has a value, as of the Effective Date, at least equal to the value of the distribution each such holder would receive in a liquidation of the Debtors under chapter 7 of the Bankruptcy Code.

            To determine the value that holders of Impaired Claims and Interests would receive if the Debtors were liquidated under chapter 7, the Bankruptcy Court must determine the aggregate dollar amount that would be generated from the liquidation of the Debtors' assets if the Debtors' Chapter 11 Cases were converted to a chapter 7 liquidation case and the Debtors' assets were liquidated by a trustee appointed under chapter 7 (the "Liquidation Value"). The Liquidation Value would consist of the net proceeds from the disposition of the Debtors' assets, augmented by cash held by the Debtors and reduced by certain increased costs and Claims that arise in a chapter 7 liquidation case that do not arise in a chapter 11 reorganization case.

            The Liquidation Value available for satisfaction of general creditors of, and Interests in, the Debtors would be reduced by: (a) the Claims of Secured Creditors to the extent of the value of their collateral and (b) the costs, fees and expenses of the liquidation under chapter 7, which would include: (i) the compensation of a trustee and its counsel and other professionals retained, (ii) disposition expenses, (iii) all unpaid expenses incurred by the Debtors during the Chapter 11 Cases (such as compensation for attorneys, financial advisors, investment bankers, brokers, auctioneers and accountants and the costs and expenses of members of any statutory committee of unsecured creditors appointed by the United States Trustee pursuant to section 1102 of the Bankruptcy Code and any other such appointed committee) which are allowed in a chapter 7 case, (iv) litigation costs, and (v) Claims arising from the operation of the Debtors during the pendency of the Chapter 11 Cases and the chapter 7 liquidation case. The liquidation itself would trigger certain Claims, such as Claims for severance pay and environmental claims, and would accelerate other priority payments which would otherwise be paid in the ordinary course. These Claims would be paid in full out of the liquidation proceeds before the balance would be made available to pay most other Claims or to make any distribution in respect of Interests. Liquidation would also involve the rejection of additional executory contracts and unexpired leases of the Debtors and substantial additional rejection damage Claims.

            To determine if the Plan is in the best interests of each Impaired Class, the present value of the distributions from the proceeds of the liquidation of the Debtors' assets and properties, after subtracting the amounts attributable to the foregoing Claims, costs, fees and expenses, are compared with the value of the property offered to such Classes of Claims and Interests under the Plan on the Effective Date.

            (a) The Debtors' Estimate of Liquidation Value. The liquidation analysis annexed to the Disclosure Statement as Exhibit "___" is based on the projected assets and liabilities of the Debtors as of _________, 2002. Underlying the liquidation analysis are a number of estimates and assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of the Debtors. Accordingly, there can be no assurances that the values assumed in the analysis would be realized if the Debtors were in fact liquidated.

            (b) Comparison of Liquidation Values with Recoveries under Plan. In the table annexed hereto as Exhibit "___," the Debtors present a comparison between estimated reorganization recoveries and liquidation recoveries by Classes of Claims and Interests. The Plan recovery data presented therein are based, in part, upon the Debtors' assumption of the reorganization value of the Debtors.

            (c) Conclusion. Due to the numerous uncertainties and time delays associated with liquidation under chapter 7, it is not possible to predict with certainty the outcome of liquidation of the Debtors or the timing of any distribution to creditors. As the Liquidation Analysis and Comparison of Recoveries under the Plan versus Liquidation demonstrate, however, liquidation under chapter 7 of the Bankruptcy Code would result in much lower distributions for most holders of Claims and Interests than that provided for in the Plan, and no holder of a Claim or Interest would obtain a greater recovery on its Claim or Interest in a chapter 7 liquidation case than it would obtain under the Plan.

            2. Feasibility. Even if the Plan is accepted by each Class of Claims and Interests voting on the Plan, and even if the Bankruptcy Court determines that the Plan satisfies the best interests test, the Bankruptcy Code requires that, in order for the Plan to be confirmed by the Bankruptcy Court, it must be demonstrated that consummation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Debtors. For purposes of determining whether the Plan meets this requirement, the Debtors have analyzed their ability to meet their obligations under the Plan. As part of such analyses, the Debtors have prepared forecasts of the Reorganized Debtors' cash flow (assuming the transactions contemplated by the Plan are consummated) for the five (5) fiscal years through 2006. These forecasts, and the significant assumptions on which they are based, are set forth above. Based on such forecasts, the Debtors believe that the Reorganized Debtors will be able to make all payments required to be made pursuant to the Plan.

            D. Non-Acceptance and Cramdown. Pursuant to section 1129(b) of the Bankruptcy Code, the Bankruptcy Court may confirm a plan despite the non-acceptance of the plan by an Impaired class. This procedure is commonly referred to as a "cramdown." Section 1129(b) of the Bankruptcy Code provides that upon request of the proponent of the Plan, the Bankruptcy Court shall confirm the Plan despite the lack of acceptance by an Impaired Class or Classes if the Bankruptcy Court finds that (a) the Plan does not discriminate unfairly with respect to each non-accepting Impaired Class, (b) the Plan is "fair and equitable" with respect to each non-accepting Impaired Class, (c) at least one Impaired Class has accepted the Plan (without counting acceptances by insiders) and (d) the Plan satisfies the requirements set forth in Bankruptcy Code section 1129(a) other than section 1129(a)(8). In general, section 1129(b) of the Bankruptcy Code permits confirmation notwithstanding non-acceptance by an Impaired class if that class and all more junior class are treated in accordance with the "absolute priority" rule, which requires that the dissenting class be paid in full before a junior class may receive anything under the plan.

            1. The Plan is Fair and Equitable. The Bankruptcy Code establishes different "fair and equitable" tests for holders of secured claims, unsecured claims and equity interests. As to the dissenting class, the test sets different standards, depending on the type of claims or interests in such class.

            (a) Secured Claims: With respect to a Class of Secured Claims that does not accept the Plan, the Debtors must demonstrate to the Bankruptcy Court that either (a) the holders of such Claims are retaining the liens securing such Claims and that each holder of a Claim of such Class will receive on account of such Claim deferred cash payments totaling at least the Allowed amount of such Claim, of a value, as of the Effective Date, of at least the value of such holder's interest in such property, or (b) the holders of such Claims will realize the indubitable equivalent of such Claims under the Plan.

            (b) Unsecured Claims: With respect to a Class of unsecured Claims that does not accept the Plan, the Debtors must demonstrate to the Bankruptcy Court that either (a) each holder of an unsecured Claim of the dissenting class receives or retains under the Plan property of a value equal to the Allowed amount of its unsecured Claim or (b) the holders of Claims or Interests that are junior to the Claims of the holders of such unsecured Claims will not receive or retain any property under the Plan.

            (c) Equity Interests: With respect to a class of Interests that does not accept the Plan, the Debtors must demonstrate to the Bankruptcy Court that
(a) each holder of an Interest of the dissenting Class receives to retains on account of such Interest property of a value equal to the greatest of the Allowed amount of any fixed liquidation preference to which such holder is entitled, any fixed redemption price to which such holder is entitled or the value of such Interest or (b) the holders of any Interest that is junior to the Interests of the holders of such Class of Interest will not receive or retain any property under the Plan.

            The Debtors believe the Plan is fair and equitable with respect to each Class.

            2. No Unfair Discrimination. A chapter 11 plan "does not discriminate unfairly" with respect to a nonaccepting class if the value of the cash and/or securities to be distributed to the nonaccepting class is equal or otherwise fair when compared to the value of distributions to other classes whose legal rights are the same as those of the nonaccepting class. Since all similarly situated holders of Claims or Interests are classified together, the Plan does not unfairly discriminate against any Class.

            E. Confirmation Hearing. Section 1128(a) of the Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a confirmation hearing (the "Confirmation Hearing"). Section 1128(b) of the Bankruptcy Code provides that any party in interest may object to confirmation of the Plan.

            Notice of the Confirmation Hearing will be provided to all holders of Claims and Interests and other parties in interest (the "Confirmation Notice"). The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for an announcement of the adjourned date made at the Confirmation Hearing or any adjournment thereof. Objections to confirmation of the Plan must be made in writing, specifying in detail the name and address of the person or Entity objecting, the grounds for the objection, and the nature and amount of the Claim or Interest held by the objector. Objections must be filed with the Bankruptcy Court, together with proof of service, and served upon the parties so designated in the Confirmation Notice, on or before the time and date designated in the Confirmation Notice as being the last date for serving and filing objections to confirmation of the Plan. Objections to confirmation of the Plan are governed by Bankruptcy Rule 9014 and the local rules of the Bankruptcy Court.

IX.   ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF PLAN

            If the Plan is not confirmed by the Bankruptcy Court and consummated, the alternatives to the Plan include (a) liquidation of the Debtors under chapter 7 of the Bankruptcy Code and (b) an alternative plan under chapter 11 of the Bankruptcy Code.

            A.    Liquidation Under Chapter 7.

            If no plan can be confirmed, the Debtors' Chapter 11 Cases may be converted to a case under chapter 7 of the Bankruptcy Code, pursuant to which a trustee would be appointed to liquidate the assets of the Debtors for distribution to holders of Claims and Interests in accordance with the priorities established by the Bankruptcy Code. For the reasons discussed above, under "CONFIRMATION OF THE PLAN--Confirmation of the Plan--Best Interests Test," the Debtors believe that confirmation of the Plan will provide each holder of a Claim entitled to receive a distribution under the Plan with a recovery that is not less (and is expected to be substantially more) than it would receive pursuant to liquidation of the Debtors under chapter 7 of the Bankruptcy Code.

            B.    Alternative Plan.

            If the Plan is not confirmed, the Debtors (or if the Debtors' exclusive periods in which to file a plan or plans reorganization have expired, any other party in interest) may be entitled to file a different plan. Such a plan might involve either a reorganization and continuation of the Debtors' businesses or an orderly liquidation of their assets under chapter 11 of the Bankruptcy Code. The Debtors have explored various other alternatives in connection with the formulation and development of the Plan. The Debtors believe the Plan enables holders of Claims or Interests to realize the most value under the circumstances. In a liquidation under chapter 11, the Debtors' assets would be sold in an orderly fashion over a more extended period of time than in a liquidation under chapter 7, probably resulting in somewhat greater (but indeterminate) recoveries than would be obtained in a chapter 7 liquidation. Further, if a trustee were not appointed (such appointment is not required in a chapter 11 case), the expenses for professional fees would most likely be lower than those incurred in a chapter 7 case. Although preferable to a chapter 7 liquidation, the Debtors believe that liquidation under chapter 11 would result in substantially lower recoveries than provided for by the Plan. Further, the Debtors believe that any alternative plan would likely be less favorable to holders of Claims or Interests because, inter alia, distributions would be delayed.

X.    MANAGEMENT OF REORGANIZED DEBTORS

            A.    New Board of Directors.

            The Board of Directors of Magcorp currently consists of Ira L. Rennert, Barry Kaplan and Donald G. Glascoff. The Board of Directors of Metals currently consists of Ira L. Rennert, Donald G. Glascoff and Raymond H. Wechsler. On the Effective Date, the operation of Reorganized Magcorp and Reorganized Metals shall become the general responsibility to their respective Board of Directors. The initial member of the Board of Directors for Reorganized Magcorp and Reorganized Metals shall consist of Ira L. Rennert.

            B. Officers of Reorganized Magcorp and Reorganized Metals. All officers of the Debtors immediately prior to the Effective Date shall serve, in their respective capacities, as the initial officers of Reorganized Metals and Reorganized Magcorp on and after the Effective Date.

            C. Employment Contracts. On the Effective Date, employment contracts of current officers and employees of the Debtors not previously rejected or subject to a pending motion to reject such contract shall be assumed. Reorganized Magcorp shall enter into new employment agreements prior to the Confirmation Hearing and effective as of the Effective Date with those employees and officers that are identified in the Disclosure Statement. The form of any new employment contract with an officer of the Debtors shall be acceptable to the Post Effective Date Capital Contribution Source. The Management Agreement shall be rejected. In the event that Renco Group or its designee is the Post Effective Date Capital Contribution Source, the Reorganized Debtors will enter into a new management agreement with Renco Group or its designee on terms at least as favorable to the Debtors under the Management Agreement. All rights of the Debtors and Renco Group with respect to the unpaid portion of the Management Fee are reserved pursuant to the terms of the Plan.

            From and after the Effective Date, selection of the members of the New Board of Directors shall be governed by the New Bylaws and/or the New Certificate of Incorporation, as the case may be.

            There can be no assurances that the New Board of Directors will not make one or more changes in senior management after the Effective Date. It is anticipated that any changes which are intended to be made prior to the Confirmation Hearing will be disclosed at such hearing.

            On the Effective Date, each of the existing members of the Board of Directors will be deemed to have resigned. The New Board of Directors will consist of one (1) member - Ira L. Rennert. The composition of the New Board of Directors will be subject to approval of the Bankruptcy Court. See "EXHIBIT 1--THE PLAN--Means For Implementation of the Plan--Directors of the Reorganized Debtors." From and after the Effective Date, selection of the members of the New Board of Directors of the Reorganized Debtors will be governed by the New Bylaws.

            The Debtors anticipate that while the precise amount of the compensation to outside directors will be determined by the New Board of Directors of the Reorganized Debtors, the Reorganized Debtors will compensate its outside directors, if any, in a manner consistent with compensation provided to outside directors of companies of a similar size and nature.

XI.   CERTAIN FEDERAL INCOME TAX CONSEQUENCES

            The following discussion summarizes certain federal income tax consequences of the Plan to the Debtors and holders of Claims and Interests. The analysis contained herein is based upon the Internal Revenue Code of 1986, as amended (the "Tax Code"), the Treasury Regulations promulgated and proposed thereunder, judicial decisions and published administrative rulings and pronouncements of the Internal Revenue Service ("IRS") as in effect on the date hereof. Legislative, judicial or administrative changes or interpretations enacted or promulgated hereafter could alter or modify the analysis and conclusions set forth below. Any such changes or interpretations may be retroactive and could affect significantly the federal income tax consequences discussed below. This summary does not address the federal income tax consequences to any holders of Claims or Interests that will either be satisfied in full under the Plan or will receive no recovery under the Plan. Finally, this summary does not address foreign, state or local tax law, or any estate or gift tax consequences of the Plan, nor does it purport to address the federal income tax consequences of the Plan to special classes of taxpayers (such as taxpayers who are not United States domestic corporations or citizens or residents of the United States, S corporations, banks, mutual funds, insurance companies, financial institutions, regulated investment companies, broker-dealers and tax-exempt organizations).

            THE TAX CONSEQUENCES TO HOLDERS OF CLAIMS AND INTERESTS MAY VARY BASED UPON THE INDIVIDUAL CIRCUMSTANCES OF EACH HOLDER MOREOVER, THE TAX CONSEQUENCES OF CERTAIN ASPECTS OF THE PLAN ARE UNCERTAIN DUE TO THE LACK OF APPLICABLE LEGAL PRECEDENT AND THE POSSIBILITY OF CHANGES IN THE APPLICABLE TAX LAW. THERE CAN BE NO ASSURANCE THAT THE IRS WILL NOT CHALLENGE ANY OF THE TAX CONSEQUENCES DESCRIBED HEREIN, OR THAT SUCH A CHALLENGE, IF ASSERTED, WOULD NOT BE SUSTAINED. ACCORDINGLY, EACH HOLDER OF A CLAIM OR INTEREST IS STRONGLY URGED TO CONSULT WITH ITS OWN TAX ADVISOR REGARDING THE FOREIGN, FEDERAL, STATE OR LOCAL TAX CONSEQUENCES OF THE PLAN.

            A.    Federal Income Tax Consequences to the Debtors.

            1. Utilization by the Debtors of Existing Tax Attributes. The Debtors as Subchapter S corporations will not have net operating loss carryovers.

            2. Alternative Minimum Tax. The Tax Code provides that, for any taxable year, a corporation's federal income tax liability equals the greater of
(i) the regular tax computed at the regular 35% corporate tax rate on taxable income and (ii) the alternative minimum tax ("AMT") computed at a lower tax rate (20%) but on a broader income base (alternative minimum taxable income ("AMTI")). For purposes of computing a corporation's regular federal income tax liability, all of the income recognized in a taxable year may be offset by available NOLs and other tax carryovers (to the extent permitted under, inter alia, sections 382 and 383 of the Tax Code). In contrast, for purposes of computing AMTI, NOLs (as determined for AMT purposes) and other tax carryovers generally are taken into account, but may not offset more than 90% of the pre-NOL AMTI. Thus, a corporation that is currently profitable for AMT purposes generally will be required to pay federal income tax at an effective rate of at least 2% of its pre-NOL AMTI (10% of the 20% AMT tax rate), regardless of the amount of its NOLs. As a result, even if the Debtors are otherwise able to fully shelter their income with NOLs, they will be subject to current taxation in any year in which they have positive net pre-NOL AMTI (including as a result of gain and income recognition (other than COI income) in connection with the transactions contemplated by the Plan). To the extent that a corporation's AMT liability for any taxable year exceeds its regular federal income tax liability, the excess may be carried forward as a credit against regular tax liability in subsequent years.

            B.    Federal Income Tax Consequences to Creditors.

            1. Generally. The federal income tax consequences of the Plan to a Creditor will depend upon several factors, including but not limited to: (i) whether the Creditor's Claim (or portion thereof) constitutes a Claim for principal or interest; (ii) the type of consideration received by the Creditor in exchange for the Claim; (iii) whether the Creditor is a resident of the United States for tax purposes (or falls into any of the special classes of taxpayers excluded from this discussion as noted above); (iv) whether the Creditor has taken a bad debt deduction or worthless security deduction with respect to his Claim; and (v) whether the Creditor receives distributions under the Plan in more than one taxable year. CREDITORS ARE STRONGLY ADVISED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX TREATMENT UNDER THE PLAN OF THEIR PARTICULAR CLAIMS.

            2. Creditors Who Receive Solely Cash. Creditors receiving solely Cash in exchange for their Claims will generally recognize taxable gain or loss in an amount equal to the difference between the amount realized and each such Creditor's adjusted tax basis in the Claim. The amount realized will equal the amount of cash to the extent that such consideration is not allocable to any portion of the Claim representing accrued and unpaid interest. See "Federal Income Tax Consequences to Creditors--Receipt of Interest" below.

            The character of any recognized gain or loss (i.e., ordinary income, or short-term or long-term capital gain or loss) will depend upon the status of the Creditor, the nature of the Claim in the Creditor's hands, the purpose and circumstances of its acquisition, the Creditor's holding period of the Claim, and the extent to which the Creditor previously claimed a deduction for the worthlessness of all or a portion of the Claim.

            A loss generally is treated as sustained in the taxable year for which there has been a closed and completed transaction, and no portion of a loss with respect to which there is a reasonable prospect of reimbursement may be deducted until it can be ascertained with reasonable certainty whether or not such reimbursement will be recovered.

            Creditors should consult with their own tax advisors as to the matters discussed in this section concerning character and timing of recognition of gain or loss. Because a loss will be allowed as a deduction only for the taxable year in which the loss was sustained, a Creditor that claims a loss in the wrong taxable year risks denial of such loss altogether. In the case of certain categories of Claims, consideration should be given to the possible availability of a bad debt deduction under section 166 of the Tax Code for a period prior to the Effective Date. In addition, a portion of any distributions received after the Effective Date may be taxed as ordinary income under the imputed interest rules.

            3. Creditors Who Receive New Notes or New Magcorp Common Stock.

            (a) Generally. The federal income tax consequences of the Plan to the holders of Allowed Claims who receive New Notes, will depend in large part on whether the exchange of their Claims for such consideration will be treated, in part, as a "recapitalization" within the meaning of section 368(a)(1)(E) of the Tax Code. As indicated above, New Notes are convertible to New Magcorp Common Stock.

            If the exchanges contemplated by the Plan are made pursuant to such a recapitalization, then an exchanging Creditor generally will not recognize any gain or loss for federal income tax purposes (except to the extent of "boot" and any consideration attributable to accrued but unpaid interest). See "Federal Income Tax Consequences to Creditors--Receipt of Interest" below. If an exchange is not made pursuant to a recapitalization, then an exchanging Creditor will recognize gain or loss on such exchange. This discussion assumes that each such Creditor holds its Claim, and will hold any New Notes or New Magcorp Common Stock received under the Plan, as "capital assets" within the meaning of section 1221 of the Tax Code.

            In order for an exchange contemplated by the Plan to constitute a tax-free recapitalization, the Claim exchanged by a Creditor must qualify as a "security" for federal income tax purposes, and the Creditor must receive stock (and/or securities) in the exchange. The term "security" is not defined in the Tax Code or the regulations issued thereunder, and has not been clearly defined by court decisions. In general, a debt instrument constitutes a "security" if it represents a participating, continuing interest in the issuer, rather than merely the right to a cash payment. Thus, the term of the debt instrument is usually regarded as a significant factor in determining whether it is a security. The IRS has ruled that a debt instrument with a maturity of ten years or more is treated as a security. However, under the case law, debt instruments with maturities ranging between five and ten years are often held to be securities. Instruments with a five-year term or less rarely qualify as tax securities. Further, claims arising out of the extension of trade credit or litigation generally will not constitute tax securities. Nevertheless, because individual circumstances may differ significantly, Creditors should consult their own tax advisors.

            (b) Tax Consequences of an Exchange. If an exchange of a Claim for New Notes is treated as a recapitalization within the meaning of section 368(a)(1)(E) of the Tax Code, the federal income tax consequences to such Creditors would be as follows:

                  (i) Subject to the discussion below with respect to accrued but unpaid interest, a Creditor would not recognize loss on the exchange, but would recognize gain to the extent of the lesser of
            (a) the amount of gain realized in the exchange and (b) the fair market value of the Rights and Oversubscription Options (hereinafter referred to as "boot"). The amount of gain realized, if any, would be equal to the excess of (a) the sum of the fair market value of the New Notes and boot, over (b) such Creditor's adjusted tax basis in its Claim.

                  (ii) Any such gain recognized on the exchange would constitute capital gain, and such capital gain would qualify as long-term capital gain if such Creditor held the Claim for more than one year as of the Effective Date.

                  (iii) Except for the consideration treated as received in
            exchange for accrued but unpaid interest: (A) a Creditor should have an aggregate tax basis in the New Notes equal to such Creditor's adjusted tax basis in the Claims exchanged therefor, reduced by the amount of any boot received and increased by any gain recognized on the exchange, and (B) the holding period of the New Notes should include the holding period of the Claims exchanged therefor.

                  (iv) A Creditor receiving cash in lieu of fractional shares or de minimis interests will be treated as having received such New Notes and having exchanged it for cash in a transaction which would be a transaction subject to section 302 of the Tax Code and related provisions. Any such exchange should generally result in capital gain or loss measured by the difference between the cash received for the fractional or de minimis interest and the Creditor's adjusted tax basis for such interest.

            Alternatively, if the exchange by a holder of a Claim for boot and New Notes constitutes a taxable exchange under section 1001 of the Tax Code, then the federal income tax consequences to the Creditors of such Claims would be as follows:

                  (i) Subject to the discussion below as to accrued but unpaid interest, a Creditor would recognize gain or loss on the exchange in an amount equal to the difference between (A) the sum of the fair market value of the New Notes and boot as of the Effective Date and
            (B) such Creditor's adjusted tax basis in its Claim.

                  (ii) Any such gain or loss should constitute capital gain or loss, and such capital gain or loss should qualify as long-term capital gain or loss if such Creditor held its Claim for more than one year as of the Effective Date.

                  (iii) A Creditor's tax basis in the New Notes would be equal to the fair market value of the New Notes as of the Effective Date. The holding period of the New Common Stock would begin on the day immediately following the Effective Date.

            The maximum regular individual United States federal income tax rate on capital gains is 20% for property held for more than 18 months and 28% for property held for more than one year but not more than 18 months. Capital gains on the sale of property held for one year or less are subject to United States federal income tax at ordinary income rates.

            4. Receipt of Interest. The Plan provides that the aggregate consideration to be distributed to Creditors shall first satisfy an amount equal to the stated principal amount of the Claim. Any remaining consideration allocated to accrued but unpaid interest. Based upon certain legislative history to the Bankruptcy Tax Act of 1980, the IRS should respect this allocation of consideration under the Plan. Nevertheless, a portion of the consideration received by a Creditor in satisfaction of a Claim may be allocated to accrued but unpaid interest. If any portion of the distribution were required to be allocated to accrued but unpaid interest, such portion would be taxable to the Creditor as interest income, except to the extent the Creditor has previously reported such interest as income.

            In the event that a Creditor has previously reported the interest income, only the balance of the distribution after the allocation of proceeds to accrued interest would be considered received by the Creditor in respect of the principal amount of the Claim. Such an allocation would reduce the amount of the gain, or increase the amount of loss, realized by the Creditor with respect to the Claim. If such loss were a capital loss, it would not offset any amount of the distribution that was treated as ordinary interest income (except, in the case of individuals, to the limited extent that capital losses may be deducted against ordinary income).

            C. Importance of Obtaining Professional Tax Assistance. The foregoing is intended to be a summary only and not a substitute for consultation with a tax professional. The federal, state, local and foreign tax consequences of the Plan are complex and, in some respects, uncertain. Such consequences may also vary based upon the individual circumstances of each holder of a Claim or Interest. Accordingly, each holder of a Claim or Interest is strongly urged to consult with its own tax advisor regarding the federal, state, local and foreign tax consequences of the Plan.

            THE FOREGOING IS INTENDED TO BE ONLY A SUMMARY OF CERTAIN OF THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN, AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING WITH A TAX PROFESSIONAL. ACCORDINGLY, EACH HOLDER OF A CLAIM OR INTEREST IS STRONGLY URGED TO CONSULT WITH ITS OWN TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE PLAN.

            THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE PLAN ARE COMPLEX AND, IN MANY RESPECTS, UNCERTAIN. THE FOREGOING IS INTENDED TO BE A SUMMARY ONLY AND, AS SUCH, DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR CREDITOR OR HOLDER OF INTERESTS IN THE DEBTORS. ALL CREDITORS AND HOLDERS OF INTERESTS IN THE DEBTORS ARE STRONGLY URGED TO CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE PLAN THAT ARE RELEVANT TO THEIR PARTICULAR CIRCUMSTANCES.

XII.   CONCLUSION AND RECOMMENDATION

            The Debtors believe that confirmation of the Plan is desirable and in the best interests of all holders of Claims and Interests. The Debtors therefore urge you to vote to accept the Plan.

Dated:     New York, New York
           February 14, 2002

                                         RENCO METALS, INC.
                                           Debtor and Debtor in Possession

                                         By:      /s/ Roger L. Fay
                                                  ------------------------------
                                                  Roger L. Fay
                                                  Vice President


                                         MAGNESIUM CORPORATION OF AMERICA
                                            Debtor and Debtor in Possession

                                         By:      /s/ Michael H. Legge
                                                  ------------------------------
                                                  Michael H. Legge
                                                  President and Chief Executive
                                                  Officer

Counsel for Debtors and Debtors in Possession:

Chadbourne & Parke LLP
30 Rockefeller Plaza
New York, New York  10112